UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Discovery, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Discovery

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

Letter to our Stockholders

March 14, 2022

Dear Stockholders,

You are cordially invited to attend the 2022 annual meeting of stockholders at 10:00 a.m. on April 8, 2022. Due to the ongoing coronavirus (COVID-19) public health crisis, the 2022 annual meeting of stockholders will be conducted online via live audio webcast at www.virtualshareholdermeeting.com/DISCA2022. Holding the 2022 annual meeting of stockholders in person could pose a risk to the health and safety of our stockholders, employees and directors, and as a result, we have decided to hold the 2022 annual meeting of stockholders virtually. You will be able to participate, submit questions and vote your shares electronically.

If you hold shares of Series A or Series B common stock or Series A-1 convertible preferred stock, you will be asked to vote on important matters, which are listed in the Notice of Annual Meeting of Stockholders, which appears on the following page. The Board of Directors recommends a vote FOR Proposals One, Two and Three.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the 2022 annual meeting of stockholders online, please vote as soon as possible to make sure that your shares are represented.

Thank you for your continued support and interest in our company, and I look forward to the 2022 annual meeting of stockholders.

Sincerely,

Robert J. Miron

Board Chair

Discovery, Inc.

2022 Proxy Statement     3

Notice of Annual Meeting of Stockholders

Date and time:	Virtual web conference:	Record date:

Friday April 8, 2022 at 10:00 a.m., Eastern Time	www.virtualshareholdermeeting.com/DISCA2022	March 4, 2022

To Discovery Stockholders:

You are cordially invited to attend, and notice is hereby given of, the 2022 Annual Meeting of Stockholders, or 2022 Annual Meeting, of Discovery, Inc. to be held via the Internet at a virtual web conference at www.virtualshareholdermeeting.com/DISCA2022 on Friday, April 8, 2022 at 10:00 a.m., Eastern Time. In light of the ongoing COVID-19 pandemic, for the health and well-being of our stockholders, employees and directors, we have determined that the 2022 Annual Meeting will be held in a virtual meeting format only, with no physical in-person meeting. The 2022 Annual Meeting will be held for the following purposes:

1	To elect six directors, three Class II Common Stock directors to be voted on by the holders of our Series A common stock and Series B common stock, voting together as a single class, and three Series A-1 Preferred Stock directors to be voted on by the holders of our Series A-1 convertible preferred stock, voting separately as a class.
2	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
3	To approve the Warner Bros. Discovery, Inc. Stock Incentive Plan.

The stockholders will also act on any other business that may properly come before the 2022 Annual Meeting or adjournments thereof.

The close of business on March 4, 2022 was the record date for determining the holders of shares of our Series A and Series B common stock and Series A-1 convertible preferred stock entitled to notice of and to vote at the 2022 Annual Meeting and any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the 2022 Annual Meeting will be available for inspection by stockholders during the entirety of the 2022 Annual Meeting at www.virtualshareholdermeeting.com/DISCA2022. Further information about how to attend the 2022 Annual Meeting online, vote your shares online during the 2022 Annual Meeting and submit questions online during the 2022 Annual Meeting is included in the accompanying proxy statement.

By Order of the Board of Directors,

Tara L. Smith

Senior Vice President,

Securities & Executive Compensation and
Corporate Secretary

March 14, 2022

This proxy statement, our proxy card and our Annual Report on Form 10-K for the year ended December 31, 2021 were first made available to stockholders on or about March 14, 2022.

If you have any questions, or need assistance in voting your shares, please call our proxy solicitor, INNISFREE M&A INCORPORATED, at 1 (877) 717-3922 (toll-free from the U.S. and Canada), or +1 (212) 750-5833 (from other locations).

4     Discovery

2022 Proxy Statement     5

Proxy Statement Summary

The Board of Directors (the “Board”) of Discovery, Inc. (the “Company,” “we,” “us,” “our” or “Discovery”) is furnishing this proxy statement and soliciting proxies in connection with the proposals to be voted on at the Discovery 2022 Annual Meeting of Stockholders, or our 2022 Annual Meeting, and any postponements or adjournments thereof. This summary highlights certain information contained in this proxy statement but does not contain all of the information you should consider when voting your shares. Please read the entire proxy statement carefully before voting.

2022 Annual Meeting Information		Meeting Agenda
Date	April 8, 2022	Proposals
Time	10:00 a.m. Eastern Time

●  Election of six Board-recommended director nominees

●  Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022

●  Approval of the Warner Bros. Discovery, Inc. Stock Incentive Plan

●  Transaction of other business that may properly come before the meeting

Location	Live webcast at:
www.virtualshareholdermeeting.com/DISCA2022
Record Date	March 4, 2022
Admission	To attend the live webcast of the 2022 Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/DISCA2022 using the control number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form.
Stock Symbol(s)	DISCA, DISCB, DISCK
Stock Exchange	Nasdaq Global Select Market (“Nasdaq”)
Corporate Website	corporate.discovery.com

Proposals to be Voted on

The following proposals will be voted on at the 2022 Annual Meeting.

Proposal One
Election of Directors
Six director nominees will be voted on at the meeting. Three Class II Common Stock director nominees will be voted upon and elected by the holders of shares of our Series A common stock and Series B common stock, voting together as a class. Three Series A-1 Preferred Stock director nominees will be voted upon and elected by the holders of shares of our Series A-1 convertible preferred stock voting separately as a class.
The Board of Directors recommends a vote “FOR” the election of each of the nominated directors.	See page 12

Proposal Two
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has evaluated the performance of PricewaterhouseCoopers LLP (“PwC”) and has re-appointed them as our independent registered public accounting firm for the fiscal year ending December 31, 2022. You are requested to ratify the Audit Committee’s appointment of PwC.
The Board of Directors recommends a vote “FOR” this proposal.	See page 28

Proposal Three
Approval of the Warner Bros. Discovery, Inc. Stock Incentive Plan
The Board of Directors has approved, and is submitting to stockholders for approval, the Warner Bros. Discovery, Inc. Stock Incentive Plan. If approved, the Warner Bros. Discovery, Inc. Stock Incentive Plan would be effective upon the closing of our proposed transaction to acquire WarnerMedia’s entertainment, sports and news assets.
The Board of Directors recommends a vote “FOR” this proposal.	See page 71

6     Discovery

Proxy Statement Summary

Our Board of Directors

The following provides summary information about each director nominee and each director whose term will extend beyond the 2022 Annual Meeting.

			Committee Membership
Name	Director Since	Independent	AC	CC	NCGC
Class II Common Stock Director Nominees
Paul A. Gould Managing Director and Executive President, Allen & Company, LLC	2008			M	C
Kenneth W. Lowe Former Chairman, President and CEO, Scripps Networks Interactive, Inc.	2018		M	M
Daniel E. Sanchez Retired Attorney, Private Practice	2017
Series A-1 Preferred Stock Director Nominees
Robert J. Miron Independent Board Chair, Discovery, Inc.	2008			C
Steven A. Miron CEO, Advance/Newhouse Partnership	2008				M
Susan M. Swain Co-CEO and President, C-SPAN	2016		M		M
Class III Common Stock Directors with Terms Expiring in 2023
Robert R. Bennett Managing Director, Hilltop Investments, LLC	2008
John C. Malone Chairman, Liberty Media Corporation, Liberty Global, plc and Liberty Broadband Corp.	2008
David M. Zaslav President and Chief Executive Officer, Discovery, Inc.	2008
Class I Common Stock Directors with Terms Expiring in 2024
Robert R. Beck Independent Financial Consultant	2008			M
Robert L. Johnson Founder and Chairman, The RLJ Companies, LLC	2021
J. David Wargo President, Wargo & Company, Inc.	2008		C		M
AC - Audit Committee	C - Chair
CC - Compensation Committee	M - Member
NCGC - Nominating and Corporate Governance Committee

2022 Proxy Statement     7

Proxy Statement Summary

ESG

Discovery has a long history of being purposeful and doing the right thing, and over the years we have undertaken a number of initiatives to promote sustainability within and outside the walls of the Company. Since 2018, we’ve launched a Global Sustainability Committee, identified a CEO direct report with responsibility for overseeing our sustainability efforts, and launched a website to tell our story and document our current and future efforts. In 2020, in conjunction with a third-party nonprofit expert and internal and external stakeholders, we completed a materiality assessment which identified Discovery’s priority ESG issue areas and organized them into the following four overarching themes – Our People, Our Community, Our Value Chain and Our Planet.

Under this framework, we aggregated what we were doing across the ESG landscape and launched a more refined ESG program in December 2020. Through this program, we are committed to being accountable and transparent about our successes and areas of opportunity. Some highlights of our ESG program and accomplishments in 2021 appear below.

Our People

●  We are a talent-driven business, aiming to attract, develop, and motivate top talent throughout our company. To support these objectives, our human resources programs are designed to provide competitive, locally-relevant benefits, performance-based pay, and customized nonfinancial support and incentives. We also strive to enhance our culture through efforts aimed at making our workplace diverse, engaging and inclusive, and to develop our talent to prepare them for critical roles and leadership positions in the future. We also provide opportunities for our employees to make an impact in their communities through social good initiatives around the world.

●  Compensation: Our compensation philosophy is to pay for performance, encourage excellence and reward employees who innovate and deliver high-quality results. Our compensation programs are designed to implement our compensation philosophy by:

●  paying competitively, across salary grades and geographies;

●  applying compensation policies in an internally consistent manner; and

●  incentivizing our employees to deliver on our short- and long-term objectives.

Additional information regarding our compensation program for our executive officers is in the “Compensation Discussion and Analysis” which begins on page 30.

●  Benefits: We provide an array of benefits and programs that support our employees in their personal and professional lives. Highlights include:

●  local medical, dental, and vision plans in many countries around the world to support our employees with access to health care, supplementing any state-provided health care;

●  on-site wellness centers in our New York, Silver Spring, Knoxville and London offices, a fully-equipped fitness center in our Knoxville office, and access to virtual fitness classes and wellbeing programs;

●  family support programs, including on-site childcare in our Knoxville office, childcare locator services, back-up childcare, maternity/paternity leave, adoption assistance and elder care;

●  tuition reimbursement and student loan repayment programs for our U.S. population;

●  tools and resources to support the mental wellbeing of our employees and their families, including mental health counselors in our on-site wellness centers and a confidential, dedicated line for employees to contact and speak with a counselor in the event they need mental health support;

●  products and services to support employees’ financial wellbeing, including life, accident, and disability insurance plans, discount benefits, financial planning tools, a 401(k) savings plan in the U.S. and retirement/pension plans in another 20 countries, with competitive contributions from Discovery for employees at all levels;

●  an employee stock purchase plan, which allows employees globally (where legislation permits) an opportunity to buy Discovery, Inc. stock at a discounted price through convenient after-tax payroll deductions with no commission charges; and

●  flexible working arrangements around the globe to enable our employees to better balance work and personal commitments, which were expanded during the COVID-19 pandemic to support our employees’ health and safety.

●  Diversity, Equity and Inclusion (“DE&I”): Our DE&I objective is to foster a culture of equity, inclusion, and mutual respect. At Discovery, we approach the DE&I journey holistically, across all functions within the organization, through Mosaic – our Diversity, Equity and Inclusion activation. Mosaic covers a range of initiatives, including: Unconscious Bias, Respect & Integrity; Allyship; Recruitment and Career Development; Content Diversity; Supplier Diversity; and Social Impact. Mosaic is spearheaded by leaders across the organization supported by employee volunteers of all levels from across Discovery, who set and action the strategy, goals, and outcomes that embody who we are and strive to be as an organization.

8     Discovery

Proxy Statement Summary

Our Community

●  Social Good: We have a department dedicated to social good that builds and oversees consumer and employee-facing initiatives and campaigns. We leverage our platforms, resources, and employee base to make an impact in our communities and with our key nonprofit partners. We have corporate partnerships aimed at addressing childhood hunger, inequality, civic engagement and wildlife preservation. Our employee-facing initiatives include a “dollars for doers” program and sponsoring Impact Day, a global day of employee volunteerism that gives back to the communities where we live and work around the world. We are also committed to using our voice to advocate for action around the issues of our time that are important to our customers, affiliates and employees. In furtherance of this objective, we support various causes and organizations that promote equal rights, and have committed to a social justice project where Discovery employees have the opportunity to help reinvestigate potential wrongful conviction cases and raise awareness.

●  RISE: RISE (Reducing Inequality and Supporting Empowerment) connects our audiences with opportunities to turn compassion into impact, with trusted non-profit partners who specialize in alleviating hunger, protecting the planet, supporting equity, responding to disasters and providing the resources people need to thrive. In 2021, in response to the COVID-19 crisis, through RISE, Discovery partnered with UNICEF USA to help deliver two billion doses of COVID-19 vaccines for frontline healthcare workers and vulnerable populations. Discovery has also partnered with Save the Children to provide food donations, hygiene kits for refugees, and educational resources for children learning at home.

●  Turn Up! Fight Hunger: Turn Up! Fight Hunger is Discovery’s partnership with No Kid Hungry to help end childhood hunger in the U.S. We reach audiences through our television brands, providing tools that enable consumers to Turn Up and fight hunger through donations, activism, and a set of advocacy tools to give kids access to the food they need now and effect policy change for generations. In 2020 and 2021, as the pandemic closed schools, leaving millions of children without the healthy school meals they depend on, Discovery and No Kid Hungry joined forces through a combination of emergency grants, strategic assistance, advocacy, and awareness to help serve more than 1 billion meals during the crisis.

●  TVN & TVN Foundation: TVN, the leading broadcaster in Poland and owned by Discovery, is deeply committed to bringing about positive change and supporting communities in need. Through the TVN Foundation, which was launched in 2001, we have raised over $70 million to date in aid to improve the lives and health of Polish people in need. An area of particular focus for the Foundation has always been treating and rehabilitating sick children. In 2020, in response to the COVID-19 pandemic, TVN undertook many initiatives such as donating almost $2 million to help with coronavirus testing at hospitals and other institutions, giving free advertising to small business owners, and hosting charity concerts.

●  Project CAT: Project C.A.T. is our partnership with the World Wildlife Fund to support a global effort to double the number of tigers in the wild by 2022. This collaboration aims to ensure a healthy habitat for future generations of tigers by helping conserve nearly six million acres of protected land across three countries.

Our Value Chain

●  Discovery is committed to a culture of integrity, compliance, and human rights by treating all workers with respect and conducting ethical business operations. We conduct business in a manner that respects the human rights and dignity of all, and we comply with all applicable laws where Discovery operates.

●  Discovery embeds the practice of compliance and governance into every aspect of its business. At the foundation of our Ethics & Compliance Program is our Code of Ethics (“Code”), which underscores the value of ethical conduct, tolerance, respect, and doing the right thing. Our Code reflects our commitment to act with integrity, which is an expectation of every employee. This expectation is sustained by a comprehensive system of policies, processes, training, and communications.

●  At Discovery, we value and prioritize diversity. It enables us to tap into new ideas that add value to our operations, strengthen our brands, and fuel innovation among our teams. Discovery has a dedicated team committed to enhancing supplier diversity within the global organization. Discovery’s Supplier Diversity program is designed to promote, increase, and improve the participation of diverse businesses within our organizational supply chain and investment portfolio. To support our program, we launched a dedicated supplier diversity website in 2020.

Our Planet

●  For over 35 years we have remained dedicated to using our platforms, reach, and influence to educate and raise awareness about the world. The very first program to run on Discovery Channel in 1985 was Iceberg Alley, which explored the impact of melting snowcaps. Since then, we’ve continued to air landmark programming including documentary series such as: Planet Earth, LIFE, Frozen Planet, Serengeti and North America; Discovery Impact documentaries including Sonic Sea, a film about ocean noise pollution, and Rancher, Farmer, Fisherman, a film about unlikely conservation heroes in America’s heartland; as well as other specials including Racing Extinction, a film that raised the alarm on pressing issues facing our planet and its creatures, The Story of Plastic, a film looking at the worldwide effects of the man-made plastic pollution crisis, and Great Global Cleanup, a special showcasing individuals cleaning up their hometowns. With the launch of discovery+ in January 2021, we offer access to the definitive collection of science, nature, and environmental programming in one streaming location.

●  Discovery is dedicated to minimizing our carbon footprint and overall impact on the planet and is proud to support renewable energy. In 2021, Discovery reported to CDP for the first time to be transparent and share climate-related data and information with investors and other stakeholders. We have set the following goals related to GHG emissions and renewable energy:

●  Achieve net zero (scopes 1 & 2) by 2030 with 100% renewable energy; and

●  Evaluate scope 3 emissions and identify opportunities for reduction.

2022 Proxy Statement     9

Proxy Statement Summary

Executive Compensation

Pay-For-Performance

Our compensation philosophy is to pay for performance, to encourage excellence and to reward executives who deliver. Our executive compensation programs are designed to implement our pay-for-performance compensation philosophy, as follows:

●	ensure a strong alignment of the interests of our stockholders and employees;
●	pay for performance, both short-term and long-term;
●	pay competitively, across salary grades and geographies; and
●	apply compensation policies in an internally consistent manner.

The Committee seeks to deliver the majority of target total direct compensation for each named executive officer (or “NEO” as defined in the “Compensation Discussion and Analysis” which begins on page 30) in performance-based pay, with the balance between the annual cash bonus and long-term incentive awards determined by the Committee as appropriate for each role. Approximately 92% of the CEO’s 2021 target total compensation was performance based.

Total Target Compensation Pay Mix

Elements of 2021 Compensation

Elements	Key Features
Base Salary	Fixed annual cash amount, generally reviewed annually.
Annual Cash Bonus	Each NEO has a target cash bonus opportunity, set as a percentage of base salary (or in the CEO’s case, as a specified dollar value). The actual amount paid/awarded for each year varies based on Company and individual performance.
Long-Term Incentive Awards	Annual equity and equity-type awards, in the form of non-qualified stock options, performance-based restricted stock units, restricted stock units and stock appreciation rights. Each type of award instrument generally vests in tranches over multiple years.

10     Discovery

Proxy Statement Summary

2021 Highlights

Discovery Operating Results

Discovery is a leading global media and entertainment company. In 2021, we delivered significant operational, financial, and strategic accomplishments. We grew our global DTC paying subscribers, distribution revenue and global advertising revenues, and generated robust cash flows. We also successfully broadcast our first Summer Olympic Games across Europe and laid the foundation for the broadcast of our second Winter Olympic Games. Also in 2021, we entered into an historic agreement with AT&T Inc. (“AT&T”) to acquire its WarnerMedia business. The combination of WarnerMedia’s premium entertainment, sports and news assets with our leading nonfiction and international entertainment and sports businesses will create a premier, standalone global entertainment company (the “WarnerMedia Transaction”).

Our talented executive team, including the NEOs, played a key role in our 2021 success. More information on our business performance in 2021 is available in our 2021 Form 10-K, which accompanies this proxy statement.

2021 Executive Compensation Payouts

The Committee sets annual financial metrics that are used to determine the cash bonuses awarded to NEOs. The Incentive Compensation Plan (“ICP”) is calculated based solely on performance against financial measures, and the annual cash bonus for the CEO and CFO is based 50% on performance against financial measures, or quantitative goals, and 50% on qualitative goals determined without reference to our performance against financial targets. The 2021 financial metrics or quantitative goals were based on:

●	Net Revenue;
●	Adjusted Free Cash Flow (as defined below);
●	Further Adjusted OIBDA (as defined below);
●	Next Generation Digital Revenue (as defined below) and
●	Next Generation Year-End Paid Subscribers (as defined below).

The Committee annually reviews potential adjustments to performance against these measures. The principle applied in deriving the adjustments is to ensure that the calculation reflects the impact of operational decisions taken by management, excludes the impact of events over which management has little or no influence, and excludes the impact of items that were not considered at the time the targets were set. Adjustments for currency fluctuations are made to ensure that the results are currency neutral. The Committee typically groups adjustments into three categories:

●	unplanned acquisitions and divestitures (and related expenses and revenues);
●	unplanned programming or new business investments; and
●	corporate transactions and legal expenses (including corporate debt transactions, accounting or legal changes that resulted in unforeseen changes, and significant legal and consulting fees for unbudgeted matters).

Additional information regarding the adjustments that were made to 2021 performance appears on pages 46 and 47.

Taking into account these adjustments, which had the net impact of lowering the Company’s financial results, our financial performance in 2021 still significantly exceeded the pre-established performance goals set by the Committee for cash bonuses to the CEO and CFO, ICP awards, and the Performance-Based Restricted Stock Units (“PRSUs”) awarded to the CEO. As a result, the Committee approved 2021 cash bonuses for the CEO at 100% of target and for the CFO at 100% of target, funded the corporate ICP at 118.9% of target, and certified the vesting at 100% for the CEO’s PRSUs with a performance period that ended in 2021. The Committee also awarded an additional discretionary bonus to the CEO and allocated “performance pool” payments to the other NEOs in recognition of their exceptional leadership and performance in 2021. See “2021 NEO Accomplishments and compensation” on page 43 for additional information.

2022 Proxy Statement     11

Proposal 1: Election of Directors

Proposal 1 Election of Directors

Nominees for Election

Our Board consists of nine common stock directors, divided among three classes, and three preferred stock directors. Six director nominees will be voted on at the annual meeting of stockholders. The three Class II director nominees will be voted upon and elected by the holders of shares of our Series A common stock and Series B common stock, voting together as a class. The three preferred stock director nominees will be voted upon and elected by the holders of shares of our Series A-1 convertible preferred stock voting separately as a class.

Our Class II directors, who are being nominated for reelection at the 2022 Annual Meeting for a term that will expire in 2025, are Paul A. Gould, Kenneth W. Lowe and Daniel E. Sanchez.

Our Class III directors, who were reelected at the 2020 annual meeting of stockholders for a term that will expire in 2023, are Robert R. Bennett, John C. Malone and David M. Zaslav. Our Class I directors, who were reelected at the 2021 annual meeting of stockholders for a term that will expire in 2024, are Robert R. Beck, J. David Wargo and Robert L. Johnson.

At each annual meeting of stockholders, the successors of that class of directors whose terms expire at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until the earliest to occur of their respective death, resignation, removal or disqualification or the election and qualification of their respective successors.

Our preferred stock directors being nominated for reelection at the 2022 Annual Meeting for a term that will expire at the 2023 annual meeting of stockholders are Robert J. Miron, Steven A. Miron and Susan M. Swain.

Holders of our Series A-1 convertible preferred stock vote on the election of each of the preferred stock directors, but do not vote on the election of any common stock director. At each annual meeting of stockholders, the preferred stock directors are elected to hold office for a term expiring at the following annual meeting of stockholders. The preferred stock directors will hold office until the earliest to occur of their respective death, resignation, removal or disqualification or the election and qualification of their respective successors.

Certain directors elected at the 2022 Annual Meeting of Stockholders and certain other incumbent directors may serve for a shortened term depending on the outcome of the WarnerMedia Transaction, described below, which we entered into in May 2021. The WarnerMedia Transaction will be executed through a Reverse Morris Trust type transaction, under which WarnerMedia shares will be distributed to AT&T’s shareholders via a pro rata distribution (i.e., a spin-off), and immediately thereafter, combined with a wholly-owned subsidiary of Discovery. The WarnerMedia Transaction is anticipated to close in the early part of the second quarter of 2022, after the 2022 Annual Meeting and subject to approval by the Company’s stockholders and customary closing conditions, including receipt of regulatory approvals. As of the date of this proxy statement, our stockholders have voted to approve the matters submitted to them at the Special Meeting of Discovery Stockholders held on March 11, 2022 relating to the WarnerMedia Transaction.

Following the closing of the WarnerMedia transaction, the board of directors will consist of 13 directors, consisting of six designees from our board (“Discovery Designees”), including our Chief Executive Officer, and seven designees designated by AT&T (“AT&T Designees”). The post-transaction board will, upon the completion of the WarnerMedia Transaction, be classified into three classes: the Class I directors will initially include two Discovery Designees (David M. Zaslav and Robert R. Bennett) and two AT&T Designees, the Class II directors will initially include two Discovery Designees (John C. Malone and Paul A. Gould) and two AT&T Designees and the Class III directors will initially include two Discovery Designees (Steven A. Miron and Steven O. Newhouse) and three AT&T Designees, one of whom will be the Chair of the post-transaction Board. Members of our board that are not Discovery Designees will resign in connection with the closing of the WarnerMedia Transaction. The initial term of the Class I directors will expire immediately following the first annual meeting of stockholders after the completion of the WarnerMedia Transaction, the initial term of the Class II directors will expire immediately following the second annual meeting of stockholders after the completion of the transaction and the initial term of the Class III directors will expire immediately following the third annual meeting of stockholders after the completion of the WarnerMedia Transaction. Upon the expiration of the initial term of each class of directors, such class of directors will be elected by the common stockholders for a one-year term expiring immediately following each annual meeting of stockholders.

Unless otherwise instructed on the proxy card, the persons named as proxies will vote the shares represented by each properly executed proxy “FOR” the election as directors of the persons named in this proxy statement as nominees. Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board fails to stand for election, or declines to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board may recommend.

The following tables present information, including age, term of office, committee memberships, independence, business experience, qualifications, other public company directorships held in the past five years, and family relationships, for each person nominated for election as a director at the 2022 Annual Meeting and for those directors whose terms of office will continue after the 2022 Annual Meeting. Each member of our Board and each director nominee possesses skills and experience which makes him or her an important component of the Board as a whole. While consideration of the information presented below regarding each director’s and director nominee’s specific experience, qualifications, attributes and skills led our Board to the conclusion that he or she should serve as a director, we also believe that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Discovery and our Board. Except as disclosed below, there is no family relationship among any of Discovery’s executive officers or directors, by blood, marriage or adoption.

The Discovery, Inc. Board of Directors recommends a vote “FOR” the election of the nominated directors.

12     Discovery

Proposal 1: Election of Directors

Director Nominees for Election by Holders of Series A Common Stock and Series B Common Stock as Class II Directors

Paul A. Gould
Independent Director Born September 27, 1945 Director Since 2008 Class II Common Stock Director Committee Memberships ● Compensation Committee ● Nominating and Corporate Governance Committee (Chair)

Business Experience

Paul A. Gould served as a director of Discovery Holding Company from 2005 to 2008 when it merged with Discovery. Mr. Gould has served at Allen & Company Incorporated, an investment banking services company, since 1972, including as a Managing Director and Executive Vice President for more than the last five years. Mr. Gould has served as a financial advisor to many Fortune 500 corporations and advised on a number of large media company acquisitions.

Qualifications

Mr. Gould brings to our Board a wealth of experience in matters relating to public company finance and mergers and acquisitions, particularly in the media and entertainment industries. Mr. Gould’s knowledge of our Company and our industry, combined with his expertise in finance, makes him an important part of our Board.

Other Public Company Directorships (past five years):

●  Radius Global Infrastructure, Inc. (2020-present)

●  Liberty Latin America, Ltd. (2017-present)

●  Liberty Global plc (2005-present)

●  Ampco-Pittsburgh Corp. (2002-2018)

Kenneth W. Lowe
Independent Director Born April 7, 1950 Director Since 2018 Class II Common Stock Director Committee Memberships ● Audit Committee ● Compensation Committee

Business Experience

Kenneth W. Lowe served as Chairman, President and Chief Executive Officer of Scripps Networks Interactive, Inc. (“Scripps Networks”) from 2008 until 2018, when Scripps Networks merged with Discovery. From 2000-2008, Mr. Lowe served as President and Chief Executive Officer of The E.W. Scripps Company. Mr. Lowe also served as Chief Operating Officer of The E.W. Scripps Company during 2000.

Qualifications

Through his experience as a media executive and his extensive experience with Scripps Networks, Mr. Lowe has developed a deep understanding of our industry. Mr. Lowe’s expertise in the media industry and experience as a public company executive makes him a valued addition to our Board.

Other Public Company Directorships (past five years):

●  Scripps Networks Interactive, Inc. (2008-2018)

2022 Proxy Statement     13

Proposal 1: Election of Directors

Daniel E. Sanchez
Independent Director Born February 8, 1963 Director Since 2017 Class II Common Stock Director Committee Memberships NONE

Business Experience

From January 2007 until his retirement in 2021, Daniel E. Sanchez engaged in the private practice of law, representing individual and business clients in a variety of non-litigation areas. In 2012, Mr. Sanchez earned his master’s degree in tax law (LL.M.), and focused his practice on the area of tax planning.

Qualifications

Mr. Sanchez is an accomplished attorney and a seasoned public company director who brings a unique perspective to our Board. Mr. Sanchez’s legal expertise assists our Board in developing strategies that take into consideration a wide range of issues resulting from the application and evolution of tax laws and regulations. Additionally, through his board service at other public companies in the media industry, Mr. Sanchez provides unique insights into our industry and its challenges, which is valuable in assessing potential strategic and operational challenges that we may face.

Other Public Company Directorships (past five years):

●  Liberty Latin America Ltd. (2019–present)

●  Lions Gate Entertainment Corporation (2018–2021)

Mr. Sanchez is the nephew of John C. Malone, a Class III Common Stock Director.

Director Nominees for Election by Holders of Series A-1 Preferred Stock

Robert J. Miron
Independent Director BOARD CHAIR Born July 7, 1937 Director Since 2008 Series A-1 Preferred Stock Director Committee Memberships ● Compensation Committee (Chair)

Business Experience

Robert J. Miron has served as our Board Chair since 2014. Mr. Miron was the chief executive officer and chairman of the boards of Advance/Newhouse Programming Partnership and Bright House Networks, both privately-held media companies, from 2002 to 2008. Mr. Miron continued to serve as chairman of both entities until his retirement in 2010. Since 1959, he worked for Advance/Newhouse in various capacities within radio, television and cable, including as chairman of cable television interests.

Qualifications

Mr. Miron has extensive knowledge of the cable television industry, as evidenced by his professional background. Our Board benefits from Mr. Miron’s long experience in management roles within our industry.

Other Public Company Directorships (past five years):

None

Robert J. Miron is the father of Steven A. Miron, a Series A-1 Preferred Stock Director.

14     Discovery

Proposal 1: Election of Directors

Steven A. Miron
Independent Director Born April 24, 1966 Director Since 2008 Series A-1 Preferred Stock Director Committee Memberships ● Nominating and Corporate Governance Committee

Business Experience

Steven A. Miron is the chief executive officer of Advance/Newhouse Partnership, a privately-held media company, and a senior executive officer at Advance, a private, family-held business that owns and invests in a broad range of media and technology companies. Mr. Miron also serves as a director of C-SPAN. Mr. Miron previously served as president of Advance/Newhouse and Bright House Networks from 2002 to 2008, and as chief executive officer of Bright House Networks from 2008 until 2016, when it was acquired by Charter Communications, Inc. Prior to Bright House Networks, Mr. Miron held positions with MetroVision, Vision Cable Communications, NewChannels and Time Warner Cable.

Qualifications

Through his experience as a cable television executive, Mr. Miron has developed a deep understanding of our industry. Mr. Miron’s expertise in the cable television industry makes him a valued presence on our Board. He also brings to our Board his previous experiences on the boards of nonprofit organizations within the cable industry, including the National Cable & Telecommunications Association, CableLabs and CTAM.

Other Public Company Directorships (past five years):

Charter Communications, Inc. (2016-present)

Steven A. Miron is the son of Robert J. Miron, a Series A-1 Preferred Stock Director.

Susan M. Swain
Independent Director Born December 23, 1954 Director Since 2016 Series A-1 Preferred Stock Director Committee Memberships ● Audit Committee ● Nominating and Corporate Governance Committee

Business Experience

Susan M. Swain has served as Co-CEO and President of C-SPAN, a multichannel national distributor (TV, radio, internet) of public affairs and other nonfiction content, since 2012. She previously served as President and Co-Chief Operating Officer of C-SPAN since 2006. Ms. Swain also serves as an officer of National Cable Satellite Corporation, as a director of C-SPAN, a director of the C-SPAN Education Foundation and as a board member of the National Press Foundation, and also has prior experience as a public company director, having served on the board of The Talbots, Inc from 2001 until 2012.

Qualifications

Ms. Swain brings to our Board her extensive experience in the areas of national media, leadership of large organizations, multichannel operations and knowledge of politics and the legislative process in Washington, D.C. Ms. Swain’s expertise in building and managing a national brand and in strategic planning, with a special emphasis on the national broadband transition, adds to the breadth of experience and expertise of our Board.

Other Public Company Directorships (past five years):

None

2022 Proxy Statement     15

Proposal 1: Election of Directors

Directors with Terms Extending Beyond the 2022 Annual Meeting

Class III Directors with Terms Expiring in 2023

Robert R. Bennett
Independent Director Born April 19, 1958 Director Since 2008 Class III Common Stock Director Committee Memberships NONE

Business Experience

Robert R. Bennett served as President of Discovery Holding Company from 2005 until 2008 when it merged with Discovery. He is currently Managing Director of Hilltop Investments, LLC, a private investment company. Mr. Bennett was one of the founding executives of Liberty Media Corporation, serving as its Principal Financial Officer from its inception in 1991 until 1997 and as its President and Chief Executive Officer from 1997 to 2005. Prior to his tenure at Liberty Media, Mr. Bennett worked with Tele-Communications, Inc. in a variety of financial positions and with The Bank of New York.

Qualifications

Mr. Bennett brings both industry knowledge and financial acumen to his role as a member of our Board. Mr. Bennett has served on the board of directors of multiple public and private companies over the past decade, which, combined with his considerable involvement with media companies, contributes to the knowledge base and oversight of our Board.

Other Public Company Directorships (past five years):

●  HP, Inc. (2013-present)

●  Liberty Media Corporation (2006-present)

John C. Malone
Independent Director Born March 7, 1941 Director Since 2008 Class III Common Stock Director Committee Memberships NONE

Business Experience

John C. Malone served as Chief Executive Officer and Chairman of the Board of Discovery Holding Company from 2005 to 2008, when it merged with Discovery. Mr. Malone is currently chairman of the boards of Liberty Media Corporation, Liberty Broadband Corporation and Liberty Global plc. His extensive experience includes serving as chief executive officer of Telecommunications Inc. for over 25 years until its merger with AT&T Corporation in 1999.

Qualifications

Mr. Malone has played a pivotal role in the cable television industry since its inception and is considered one of the preeminent figures in the media and telecommunications industry. Mr. Malone brings to our Board his well-known sophisticated problem solving and risk assessment skills. His breadth of industry knowledge and unique perspective on our business make him an invaluable member of our Board. He also brings extensive experience serving on other public company boards and boards of non-profit organizations within the cable industry, including Cable Television Laboratories, Inc. and the National Cable Television Association.

Other Public Company Directorships (past five years):

●  Liberty Broadband Corp. (2014-present)

●  Liberty Media Corporation (including its predecessors) (2010-present)

●  Liberty Global plc (including its predecessors) (2005-present)

●  Qurate Retail, Inc. (including its predecessors) (1994-present)

●  GCI Liberty, Inc. (2018-2020)

●  Liberty Expedia Holdings, Inc. (2016-2019)

●  Liberty Latin America, Ltd. (2017-2019)

●  Lions Gate Entertainment Corp. (2015-2018)

●  Charter Communications, Inc. (2013-2018)

●  Expedia, Inc. (2005-2017)

Mr. Malone is the uncle of Daniel E. Sanchez, a Class II Common Stock Director.

16     Discovery

Proposal 1: Election of Directors

David M. Zaslav
President and Chief Executive Officer of Discovery, Inc. Born January 15, 1960 Director Since 2008 Class III Common Stock Director Committee Memberships NONE

Business Experience

David M. Zaslav has served as our President and Chief Executive Officer since 2007. Previously, Mr. Zaslav served as President, Cable & Domestic Television and New Media Distribution of NBC Universal, Inc. (“NBC”), a media and entertainment company, from May 2006 to December 2006. Mr. Zaslav served as Executive Vice President of NBC, and President of NBC Cable, a division of NBC, from 1999 to May 2006.

Qualifications

As Chief Executive Officer, Mr. Zaslav sets our goals and strategies and oversees all operations for Discovery’s global suite of brands. Under his leadership, Discovery has grown into a Fortune 500 public company with world-class brands and our networks have broken viewing trends and records. His ability as director to add his views and insights, which are focused on strategic growth and operational efficiency, to our Board’s deliberations is of significant benefit to our Board.

Other Public Company Directorships (past five years):

●  Grupo Televisa S.A.B. (2015-present)

●  Sirius XM Radio, Inc. (2013-present)

●  Lions Gate Entertainment Corp. (2015-2021)

Class I Directors with Terms Expiring in 2024

Robert R. Beck
Independent Director Born July 2, 1940 Director Since 2008 Class I Common Stock Director Committee Memberships ● Compensation Committee

Business Experience

Since 2001, Robert R. Beck has served as an independent consultant, advising on complex financial and business matters. Prior to 2001, Mr. Beck served as a Managing Director of Putnam Investments and was previously Managing Partner of Marble Arch Partners.

Qualifications

Mr. Beck applies his expertise in the financial markets to our Board’s deliberations. Mr. Beck’s deep experience in corporate finance and ability to use his experience to provide insight and guidance on executive compensation is of great value to our Board.

Other Public Company Directorships (past five years):

None

2022 Proxy Statement     17

Proposal 1: Election of Directors

Robert L. Johnson
Independent Director Born April 8, 1946 Director Since Jan. 1, 2021 Class I Common Stock Director Committee Memberships None

Business Experience

Robert L. Johnson is founder and chairman of The RLJ Companies, an innovative business network that provides strategic investments in a diverse portfolio of companies, and holds interests in businesses operating in hotel real estate, private equity, 401k fintech services, automobile dealerships, content streaming, gaming and sports betting. Prior to forming The RLJ Companies in 2004, Mr. Johnson was founder and chairman of Black Entertainment Television (BET), the nation’s first Black-owned cable television network, which was acquired by Viacom, Inc. in 2001. He continued to serve as chief executive officer of BET until 2006.

Qualifications

Mr. Johnson has significant experience across a diverse range of industries, including real estate, finance, mortgage banking and brand-building enterprises. He brings to our Board the experiences gained from creating value for investors throughout his career and service as an executive and director of several public companies.

Other Public Company Directorships (past five years):

●  G-III Apparel Group, Ltd. (2020–present)

●  RLJ Lodging Trust (2011–present)

●  KB Home (2008–present)

●  Elevate Credit, Inc. (2014-2021)

●  RLJ Entertainment, Inc. (2012-2018)

●  Lowe’s Companies, Inc. (2005-2018)

J. David Wargo
Independent Director Born October 1, 1953 Director Since 2008 Class I Common Stock Director Committee Memberships ● Audit Committee (Chair) ● Nominating and Corporate Governance Committee

Business Experience

J. David Wargo served as a director of Discovery Holding Company Corp. from 2005 until 2008 when it merged with Discovery. Mr. Wargo has served as President of Wargo & Company, Inc., a private investment company specializing in the communications industry, since 1993. Mr. Wargo is also a co-founding member of Peters Creek Entertainment LLC and Asia Vision LLC.

Qualifications

Mr. Wargo brings to the Board significant business development and financial experience related to the business and financial issues facing large corporations. Mr. Wargo’s expertise in public company finance is the result of his experience over 40 years as a securities analyst.

Other Public Company Directorships (past five years):

●  Vobile Group Limited* (2018-present)

●  Liberty Broadband Corp.* (2015-present)

●  Liberty TripAdvisor Holdings* (2014-present)

●  Liberty Global plc* (2005-present)

●  Strategic Education Inc. (2001-2018)

*   Mr. Wargo serves on the audit committees of these companies. The Nominating and Corporate Governance Committee has reviewed Mr. Wargo’s simultaneous service on these audit committees and has determined that such service does not impact his ability to serve on our Audit Committee.

18     Discovery

Corporate Governance

Our corporate governance practices are established and monitored by our Board. Our Board regularly assesses our governance policies in light of legal requirements and governance best practices.

Corporate Governance Guidelines

Our corporate governance practices are embodied in a formal document that has been approved by our Board. The Discovery, Inc. Corporate Governance Guidelines, or the Guidelines, are posted to the Investor Relations section of our corporate website at ir.corporate.discovery.com. These Guidelines, which provide a framework for the conduct of our Board’s business, provide that:

●	our Board’s responsibility is to oversee the management of Discovery and to help ensure that the interests of the stockholders are served;
●	a majority of the members of our Board shall be independent directors;
●	the independent directors meet at least twice a year in executive session;
●	directors have unimpeded access to senior management and, as necessary and appropriate, independent advisors;
●	all directors are encouraged to participate in continuing director education on an ongoing basis; and
●	our Board and its committees will conduct self-evaluations to determine whether they are functioning effectively.

Our Board periodically reviews the Guidelines and updates them as appropriate. Printed copies of our Guidelines are available to any stockholder upon request to the Corporate Secretary, at the address specified below under “—Stockholder Communication with Directors.”

Board Leadership Structure

Discovery historically has separated the roles of Chief Executive Officer (“CEO”) and Board Chair in recognition of the differences between the two roles. Our CEO is responsible for setting Discovery’s strategic direction, providing leadership and driving the performance of the Company, while our Board Chair provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. In light of the industry experience and management expertise of Robert J. Miron, our Board Chair, and the dynamic leadership of David M. Zaslav, our CEO, our Board feels that this structure continues to be appropriate for Discovery.

Director Independence

It is our policy that a majority of the members of our Board be independent. For a director to be deemed independent, a director must be independent as determined under Rule 5605(a)(2) of the Nasdaq Global Select Market Rules (“Nasdaq Rules”) and, in the Board’s judgment, the director must not have a relationship with Discovery that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board considered the relationships and affiliations of each director to determine his or her independence. Our Board has affirmatively determined that each director and director nominee, other than Mr. Zaslav, is independent under the Nasdaq Rules and the Guidelines. Our Board specifically considered that the relationships and positions of certain directors with our large distributors, including Charter Communications, Inc., Liberty Global plc and Liberty Broadband Corporation, and concluded these relationships do not interfere with the directors’ independence.

The Nasdaq Rules impose additional requirements for members of key committees, requiring that, subject to specified exceptions,

●	each member of a listed company’s audit, compensation and nominating and governance committees must be independent;
●	audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
●	compensation committee members must also satisfy the additional independence criteria set forth in Rule 5605(d)(2)(A) of the Nasdaq Rules.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board, or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company. In order to be considered independent for purposes of Rule 5605(d)(2)(A) of the Nasdaq Rules, a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company.

2022 Proxy Statement     19

Corporate Governance

In light of the Nasdaq Rules regarding committee service, our Board evaluated each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and determined each individual was an independent director pursuant to all applicable Nasdaq Rules and the Guidelines. In addition, each member of the Audit Committee also meets the additional standards for Audit Committee members established by the SEC in Rule 10A-3 of the Exchange Act, and each member of the Compensation Committee meets the additional standards in Rule 5605(d)(2)(A) of the Nasdaq Rules and also qualifies as a “Non-Employee Director” as defined in Rule 16b-3 of the Exchange Act.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of nominees to be proposed for election by the Series A and Series B common stockholders and the slate of nominees to be proposed for election by the Series A-1 convertible preferred stockholders at our annual meeting of stockholders and for reviewing proposals for nominations from stockholders that are submitted in accordance with the procedures summarized below.

The Nominating and Corporate Governance Committee has the authority to employ a variety of methods for identifying and evaluating potential Board nominees. Candidates for vacancies on the Board may come to the attention of the committee through several different means, including recommendations from Board members, senior management, professional search firms, stockholder nominations and other sources.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of director nominees, the Nominating and Corporate Governance Committee considers the candidate’s ability to meet the independence standards established by the Nasdaq Rules and also applies the criteria set forth in our Guidelines. The Nominating and Corporate Governance Committee does not assign specific weights to any particular criteria and no particular criterion is a prerequisite for each prospective nominee. Under our Guidelines, a nominee:

●	should have a reputation for integrity, honesty and adherence to high ethical standards;
●	should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;
●	should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;
●	should understand the sometimes-conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, regulatory authorities, creditors and the general public, and should act in the interests of all stockholders; and
●	shall not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

The Guidelines also provide that directors shall be selected on the basis of talent and experience. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that Board members represent diverse viewpoints and the value of diversity on the Board will be considered when evaluating nominees. Diversity of background, including diversity of gender, race, ethnic or geographic origin and age are factors that will be considered. Experience in business, government and education and in media, entertainment and other areas relevant to our activities are also factors in the selection process.

The Nominating and Corporate Governance Committee considers all nominations submitted by stockholders that meet the eligibility requirements outlined in our Bylaws. In accordance with our Bylaws, because the date of the 2022 Annual Meeting represents a change of more than 30 days from the anniversary of our 2021 Annual Meeting, stockholder nominations of candidates for election as directors at the 2022 Annual Meeting must be submitted in writing to the Corporate Secretary, Discovery, Inc., 230 Park Avenue South, New York, New York 10003, not later than the tenth day following the day on which public announcement of the date of the annual meeting is first made by the Company. The deadline for stockholder nominations of candidates for election as directors at the 2022 Annual Meeting was March 7, 2022. For information on what must be included in the written notice to nominate a candidate for election at the 2022 Annual Meeting of Stockholders, please see our Bylaws. For information on nominating a candidate for election at the 2023 Annual Meeting of Stockholders, please see “Submission of Stockholder Proposals for 2023 Annual Meeting” on page 90. Stockholder nominees for election to the Board will be evaluated by the Nominating and Corporate Governance Committee based on the criteria specified above and using the same process as a nominee recommended by the Board or management.

20     Discovery

Corporate Governance

Evaluations of Board Performance

The Nominating and Corporate Governance Committee leads evaluations of Board and committee performance. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. In 2021, the Nominating and Corporate Governance Committee facilitated a self-evaluation of the Board and each of its standing committees, with the results of these evaluations discussed with the full Board. The Board and its Committees also periodically review our key governance documents, including the Bylaws, Guidelines and each standing committee charter, and recommend changes as necessary or desirable.

Transactions with Related Persons

Our current written policies and procedures for the review, approval or ratification of related person transactions and other conflict of interest matters are based on our Guidelines and our Code of Ethics, which apply to all directors, officers and employees of Discovery. Among other things, our Guidelines provide that when a director has an actual or potential conflict of interest, the director should promptly inform the Chief Executive Officer, the General Counsel and the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, or another independent committee of the Board designated by the Board, will resolve any conflict of interest involving a director, the Chief Executive Officer or any other executive officer. No related person transaction may be effected by Discovery without the approval of the Nominating and Corporate Governance Committee or another independent committee designated by the Board. For purposes of our Guidelines, a “related person transaction” refers to any transaction which Discovery would be required to disclose pursuant to Item 404 of Regulation S-K.

In evaluating potential related person transactions, the Nominating and Corporate Governance Committee considers:

●	the nature of the related person’s interest in the transaction;
●	the approximate total dollar value of, and extent of the related person’s interest in, the transaction;
●	whether the transaction would be undertaken in our ordinary course of business;
●	whether the transaction is proposed to be entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party; and
●	the purpose of, and potential benefits to the Company of, the transaction.

In the ordinary course of business during 2021, we were a party to certain business transactions with institutions affiliated with members of our Board. Management believes, and the Nominating and Corporate Governance Committee concurred, that the terms and conditions of the transactions were no more and no less favorable to us than the terms of similar transactions with unaffiliated institutions to which we are, or expect to be, a party. Those transactions that are required to be disclosed under rules promulgated by the SEC are described below.

As previously announced, in May 2021, we entered into an agreement with AT&T Inc. (“AT&T”) to combine our business with WarnerMedia, a premium entertainment, sports and news business, to create a standalone, global entertainment company (the “WarnerMedia Transaction”), and in connection with the WarnerMedia Transaction, Discovery, AT&T and Magallanes, Inc., a wholly owned subsidiary of AT&T (“Spinco”), entered into a voting agreement with Dr. Malone, who is a director of Discovery, and certain affiliates of Dr. Malone, who collectively hold approximately less than 1% of the issued and outstanding shares of our Series A common stock and approximately 91% of the issued and outstanding shares of our Series B common stock, which is approximately 20% of the aggregate voting power of the shares of our voting stock. The voting agreement with Dr. Malone, among other things, requires that Dr. Malone and his affiliates vote their shares in favor of (i) amending Discovery’s charter in connection with the WarnerMedia Transaction (the “Charter Amendment proposal”) and (ii) issuing shares of our common stock to Spinco stockholders in connection with the WarnerMedia Transaction (the “Share Issuance proposal”). This voting agreement with Dr. Malone was approved by the Board.

In addition, in connection with the WarnerMedia Transaction, Discovery, AT&T and Spinco entered into the following agreements:

(a)	a voting agreement with Advance/Newhouse Programming Partnership (“ANPP”) and Advance/Newhouse Partnership (“ANP” and together with ANPP, “Advance/Newhouse”), which holds approximately 23% of the aggregate voting power of the shares of our voting stock, which requires that Advance/Newhouse vote their shares in favor of the Charter Amendment proposal and the Share Issuance proposal; and
(b)	a consent agreement with Advance/Newhouse where Advance/Newhouse agreed to consent to the WarnerMedia Transaction, in exchange for among other things, (i) Discovery agreeing to designate Steven A. Miron and Steven O. Newhouse as directors of the combined company upon completion of the WarnerMedia Transaction and (ii) Discovery and Advance/Newhouse agreeing to enter into a registration rights agreement on customary terms to be effective following the completion of the WarnerMedia Transaction.

The Advance/Newhouse voting agreement and consent agreement were reviewed and negotiated by an independent transaction committee, which was fully comprised of independent directors who were disinterested relative to Advance/Newhouse to negotiate certain matters relating to the WarnerMedia Transaction with Advance/Newhouse (the “Independent Transaction Committee”). The Independent Transaction Committee recommended, and the Board approved, the Advance/Newhouse voting agreement and consent agreement.

2022 Proxy Statement     21

Corporate Governance

Board Role in Risk Oversight

Our Board has an active role, as a whole and at the committee level, in overseeing risk management. Our Board routinely reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Board regularly reviews information regarding our cybersecurity risks and is frequently updated by our Chief Information Security Officer on how we are determining and mitigating those risks. Our Audit Committee receives quarterly updates on our cybersecurity risks and readiness. Our Audit Committee also oversees management of financial reporting risks. Our Compensation Committee is responsible for overseeing the management of risks relating to our incentive compensation plans and arrangements. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports and management presentations to the full Board about such risks.

ESG

Discovery has a long history of being purposeful and responsible, and over the years we have undertaken a number of initiatives to promote sustainability within and outside the walls of the Company. Since 2018, we’ve launched a Global Sustainability Committee, identified a CEO direct report with responsibility for overseeing our sustainability efforts, and launched a website to tell our story and document our current and future efforts. In 2020, in conjunction with a third-party nonprofit expert and internal and external stakeholders, we completed a materiality assessment which identified Discovery’s priority ESG issue areas and organized them into the following four overarching themes – Our People, Our Community, Our Value Chain and Our Planet.

Under this framework, we aggregated what we were doing across the ESG landscape and launched a more refined ESG program in December 2020. Through this program, we are committed to being accountable and transparent about our successes and areas of opportunity.

Board Role in Human Capital Management

Our Board believes that effective talent development and human capital management are important to Discovery’s continued success. Our Board is involved in leadership development and oversees succession planning. Our Board conducts at least one meeting each year at which the Board reviews the Company’s talent strategies, leadership pipeline and succession plans for key executive positions. Our Nominating and Corporate Governance Committee oversees the process of succession planning and our Compensation Committee implements programs to retain and motivate key talent.

Director Orientation and Continuing Education

All new directors participate in our director orientation program. This orientation program includes a thorough review of background material and meetings with senior management. The orientation allows new directors to become familiar with our business and strategic plans; significant financial matters; core values, including ethics, compliance programs and corporate governance practices; and other key policies and practices.

We encourage the participation of all Board members in continuing education programs, at the expense of the Company, that are relevant to the business and affairs of the Company and the fulfillment of the directors’ responsibilities as members of our Board and its committees.

Code of Ethics

We have a Code of Ethics (the “Code”) that is applicable to all of our directors, officers and employees. Our Board reviews the Code regularly and approved an updated Code in January 2019. The Code, and any amendments or waivers that would be required to be disclosed under SEC rules, are posted to the Investor Relations section of our corporate website at ir.corporate.discovery.com. Printed copies of the Code are also available without charge upon request to the Corporate Secretary at the address specified below under “Stockholder Communication with Directors.”

Stockholder Communication with Directors

Discovery’s stockholders may send communications to the Board or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Corporate Secretary, Discovery, Inc., 230 Park Avenue South, New York, New York 10003 or by email to CorporateSecretary@discovery.com. Our Corporate Secretary receives and processes all communications and will refer relevant and appropriate communications to our Board Chair. Depending upon the nature of the concern, it may be referred to our Corporate Audit Department, Legal Department or Finance Department, or other appropriate departments. Our Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate, with advice and assistance from the General Counsel.

22     Discovery

Corporate Governance

Board Meetings and Committees

Director Attendance at Board and Annual Meetings

Directors meet their responsibilities by preparing for and attending Board and committee meetings, and through communication with our Board Chair, our Chief Executive Officer and other members of management on matters affecting the Company. During 2021, our Board of Directors held 15 meetings. All directors who served on the Board during 2021 attended at least 90% of the scheduled Board meeting and meetings held by committees of which they were a member. Our Board encourages all members to attend each annual meeting of stockholders. All directors attended the 2021 Annual Meeting of Stockholders.

Board Committee Structure

Our Board has established three standing committees as of the record date: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Each of these standing committees has a charter that is reviewed as necessary by that committee. Proposed changes to the charter of any of these committees are approved by the Board. The committee charters are available in the corporate governance section of our website at ir.corporate.discovery.com.

Information regarding membership in the standing committees, the number of meetings held by each committee in 2021, the principal responsibilities of the standing committees, and other relevant information are described in the tables that follow. The Board, by resolution, may from time to time establish certain other committees of the Board, consisting of one or more of the directors of Discovery. Any committee so established will have the powers delegated to it by resolution of the Board, subject to applicable law.

Audit Committee

COMMITTEE MEMBERS:	Primary Responsibilities

J. David Wargo (Chair) Kenneth W. Lowe Susan M. Swain MEETINGS IN 2021: 9

The Audit Committee is responsible for appointing or replacing our independent registered public accounting firm. The Audit Committee annually evaluates the performance of our independent registered accounting firm, including the senior engagement team, and determines whether to reengage the current accounting firm or consider other firms. The Audit Committee is involved in the selection of the lead engagement partner whenever a rotational change is required, normally every five years, or for any other reason. PwC has served as our independent registered public accounting firm since September 17, 2008.

Factors considered by the Audit Committee in determining whether to retain the firm include:

●  The audit firm’s capabilities to handle the breadth and complexity of our global operations;

●  The audit firm’s technical expertise and knowledge of our industry and global operations;

●  The quality and candor of the audit firm’s communications with the Audit Committee and management;

●  The audit firm’s independence;

●  The quality and efficiency of the services provided by the audit firm, including input from management on the audit firm’s performance, how effectively the audit firm demonstrated its independent judgment, objectivity and professional skepticism, and external data on the audit quality and performance including the Public Company Accounting Oversight Board reports on the audit firm and its peers;

●  The appropriateness of the audit firm’s fees; and

●  The audit firm’s tenure as our independent auditor, including the benefits of the tenure, and the controls and processes in place (such as rotation of key partners) that help ensure the audit firm’s independence in the face of such tenure.

Additional Audit Committee responsibilities include:

●  reviewing and approving in advance the scope of, and fees for, our annual audit and reviewing the results of our audits with our independent registered public accounting firm (see “Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm” for further information);

2022 Proxy Statement     23

Corporate Governance

●  reviewing and approving in advance the scope of, and the fees for, non-audit services of our independent registered public accounting firm (see “Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm” for further information);

●  reviewing our audited financial statements with our management and independent registered public accounting firm and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;

●  overseeing the performance of services by our independent registered public accounting firm, including holding quarterly meetings to review the quarterly written communications of our independent registered public accounting firm; discussing with our independent registered public accounting firm issues regarding the ability of our independent registered public accounting firm to perform such services; obtaining, annually, a written report from our independent registered public accounting firm addressing internal controls; reviewing with our independent registered public accounting firm any audit-related problems or difficulties and the response of our management; and addressing other general oversight issues;

●  reviewing compliance with, and the adequacy of, our existing major accounting and financial reporting policies;

●  overseeing the implementation and maintenance of an internal audit function; periodically reviewing the results and findings of the internal audit function; and coordinating with management to ensure that the issues associated with such results and findings are addressed;

●  reviewing and discussing our cybersecurity and information technology policies and risks and our cybersecurity readiness;

●  reviewing and discussing our data privacy policies and compliance with data privacy legislation in the jurisdictions and countries where we do business;

●  establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns;

●  reviewing and discussing any reports concerning material violations submitted by our internal attorneys or outside counsel; and

●  reviewing and overseeing compliance with, and establishing procedures for, the treatment of alleged violations of the Code.

Financial Expertise

The Board has determined that J. David Wargo is an “Audit Committee Financial Expert” as defined under SEC rules.

Report

The Audit Committee report appears on page 29 of this proxy statement.

24     Discovery

Corporate Governance

Compensation Committee

COMMITTEE MEMBERS:	Primary Responsibilities

Robert J. Miron (Chair) Robert R. Beck Paul A. Gould Kenneth W. Lowe MEETINGS IN 2021: 18

●  determining our CEO’s compensation, including evaluating our CEO and reviewing and approving corporate goals and objectives relevant to our CEO’s compensation;

●  reviewing and approving all forms of compensation to our named executive officers, other executive officers and certain other executives;

●  reviewing and making recommendations to the Board on stock compensation arrangements for all employees;

●  reviewing and making recommendations to the Board for compensation of non-employee directors for their service on the Board and its committees;

●  overseeing the structure of employee benefit programs and other compensation programs;

●  reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 30 of this proxy statement; and

●  conducting an annual assessment of the independence of any outside advisor it chooses to retain.

Compensation Committee Interlocks and Insider Participation

No member of Discovery’s Compensation Committee is a current or former officer, or during 2021 was an employee, of Discovery or any of its subsidiaries. None of Discovery’s executive officers serves or, during 2021, served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of our Compensation Committee.

Report

The Compensation Committee report appears on page 30 of this proxy statement.

Nominating and Corporate Governance Committee

COMMITTEE MEMBERS:	Primary Responsibilities

Paul A. Gould (Chair) Steven A. Miron Susan M. Swain J. David Wargo MEETINGS IN 2021: 2

●  overseeing corporate governance matters generally, including reviewing and recommending changes to our Guidelines, and the independence standards and qualifications for Board membership set forth in our Guidelines;

●  overseeing the annual evaluation of the performance of our Board and each of its committees;

●  identifying individuals qualified to be members of our Board and to recommend Board nominees;

●  reviewing and making recommendations concerning the independence of Board members;

●  reviewing and approving related person transactions;

●  reviewing the membership qualifications of Board members under our Guidelines; and

●  reviewing and making recommendations concerning membership on Board committees and on committee structure and responsibilities.

In 2021, the Board established the Independent Transaction Committee, which is comprised of directors independent and disinterested relative to Advance/Newhouse, to negotiate certain matters related to the WarnerMedia Transaction with Advance/Newhouse. The members of the committee were Robert R. Bennett (Chair), Paul A. Gould, and J. David Wargo. During 2021, the committee held 14 meetings. The responsibilities of the committee were to:

●  negotiate certain matters with the Company’s preferred stockholders in connection with the WarnerMedia Transaction, including the consideration to be paid to such stockholders;

●  select and retain independent legal and financial advisors to assist the committee with the execution of its duties; and

●  perform such other duties as delegated by the Board from time to time.

2022 Proxy Statement     25

Corporate Governance

Director Compensation

The Compensation Committee reviews compensation for our non-employee directors and recommends any changes to such compensation to the full Board for approval. The components of our non-employee director compensation are cash fees and equity awards. The Board believes that appropriate compensation levels help attract and retain superior candidates for Board service and that director compensation should be weighted toward equity-based compensation to enhance alignment with the interests of our stockholders.

Employee directors do not receive any compensation for their Board service. Currently, Mr. Zaslav is the only director who is also a Company employee.

The following table shows the cash and equity compensation that was in effect in 2021.

Board Service
Annual Cash Compensation
Retainer	$100,000
Retainer, Board Chair	$202,500
Annual Equity Compensation
Restricted Stock Units	$190,000

Committee Service Annual Retainer (cash)
Audit Committee Chair	$35,000
Audit Committee Member	$20,000
Compensation Committee Chair	$42,000
Compensation Committee Member	$27,500
Finance Committee Chair*	$33,000
Finance Committee Member*	$20,000
Nominating and Corporate Governance Committee Chair	$17,500
Nominating and Corporate Governance Committee Member	$10,000
Independent Transaction Committee Chair	$42,000
Independent Transaction Committee Member	$27,500
*	The Board of Directors of the Company maintained the Finance Committee until February 2022, when the Board took action to dissolve the Finance Committee. The fees set forth above represent the fees received by the Finance Committee Chair and its members during 2021. During 2021, Mr. Bennett served as the Chair of the Finance Committee, and Messrs. S. Miron, Sanchez and Wargo served as members of the Finance Committee.

Cash Compensation. Cash compensation for non-employee directors consists solely of the annual retainers described above. Annual retainers are paid in quarterly installments. The retainer paid to non-employee directors who are elected or appointed mid-year are prorated based on the quarter in which they join the Board.

Equity Compensation. Non-employee directors receive stock-based compensation under our 2005 Non-Employee Director Incentive Plan, as it may be amended from time to time. Our Board determined for 2021 that the equity awards to directors should consist solely of restricted stock units (“RSUs”) of Series A common stock. Annual equity grants for 2021 were made on June 10, 2021 the date of the 2021 Annual Meeting of Stockholders. Equity awards for directors who are elected or appointed after the most recent annual stockholders’ meeting are prorated based on when they join the Board. The number of RSUs is calculated by dividing the dollar amount of the award by the closing price of our Series A common stock on the last business day prior to the grant date. Our Board has implemented a cap of $750,000 on individual director annual equity award grant date value. RSUs granted in 2021 will vest 100% on the earlier of the one-year anniversary of the grant date and the date of the 2022 annual meeting of stockholders, assuming continued service to such date of vesting. The RSUs granted to our directors do not include the right to receive cash dividends.

Board of Directors Stock Ownership Policy. Our Board maintains a stock ownership policy that requires each director to hold a specified amount of our stock, calculated as a multiple of five times the then-current annual cash retainer for Board service, exclusive of any additional retainer with respect to committee or other service. Each director is required to reach the stock holding target within five years after joining the Board. Our Board determined that any shares of our stock beneficially owned by the director, as well as unvested awards of RSUs and deferred stock awards, but not shares underlying stock options, would be counted for purposes of meeting the stock holding target. Once a director meets the target, the director is expected to maintain holdings at the target for as long as he or she remains a Board member. Our Board may take any appropriate action to support the intent of the policy, including requiring a director to retain a percentage of shares pursuant to stock option exercises or vesting events in future years. All directors serving on the Board at December 31, 2021 had reached and maintained the stock holding target or were on track to do so.

26     Discovery

Corporate Governance

Deferred Compensation. Discovery has a deferred compensation program that allows non-employee directors to defer the settlement of their RSU grants until their departure from our Board. If a director elects to defer settlement of his or her RSU grant, they must make an irrevocable election before the end of the calendar year prior to the year in which the grant is made, and must do so for the entire amount of the grant. For example, for the grants made in June 2021, directors made their deferral elections before the end of 2020. Directors do not receive cash dividends on deferred RSUs. Messrs. Beck, Bennett, Gould, Johnson, Lowe, R. Miron, and Wargo and Ms. Swain elected to defer the settlement of their RSU grants made in 2021.

Other Director Compensation Matters. We do not have any pension or retirement plans for our non-employee directors. Non-employee directors are reimbursed for out-of-pocket costs for attending each meeting of the Board or any Board committee of which they are a member, including airfare, whether by commercial aircraft or private plane. Under the Guidelines, Discovery encourages the participation of all directors in continuing education programs, at Discovery’s expense, that are relevant to the business and affairs of Discovery and the fulfillment of the directors’ responsibilities as members of the Board and its committees.

Discovery provides a charitable contribution matching program through which we match contributions made by our non-employee directors to eligible charitable organizations up to a maximum of $20,000 for each director per fiscal year. In order to be matched, the contribution must be tax-deductible by Discovery. The program is designed to match contributions to educational, arts and cultural institutions that have been approved by the Internal Revenue Service as tax-exempt institutions to which contributions are deductible for federal income tax purposes. Certain types of contributions and institutions would not be eligible for matching, such as tuition payments, contributions made to family foundations or other charitable foundations or organizations that are affiliated with a non-employee director, or membership or alumni association dues. Matching contributions under this program are included below in the 2021 Director Compensation table under the “All Other Compensation” column.

The following table summarizes the compensation provided to all persons who served as non-employee directors during 2021.

2021 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
R. Beck	127,500	187,411			314,911
R. Bennett	133,000	187,411			320,411
P. Gould	145,000	187,411			332,411
R. Johnson	100,000	187,411			287,411
K. Lowe	147,500	187,411			334,911
J. Malone(3)	290,000	0			290,000
R. Miron	244,500	187,411			431,911
S. Miron	130,000	187,411	20,000	(2)	337,411
D. Sanchez	120,000	187,411			307,411
S. Swain	130,000	187,411			317,411
J. D. Wargo	165,000	187,411			352,411
(1)	The aggregate grant date fair value of the RSU awards made to non-employee directors in 2021 was $1,874,110, as calculated in accordance with FASB ASC Topic 718. At December 31, 2021, the non-employee directors held stock options and unvested or deferred RSUs as follows:

Name	Series A Common Stock Options	Series C Common Stock Options	Series A Common Unvested or Deferred RSUs	Series C Common Unvested or Deferred RSUs
R. Beck	0	0	46,232	5,977
R. Bennett	0	0	6,218	0
P. Gould	0	0	40,031	3,977
R. Johnson	0	0	8,711	0
K. Lowe	0	0	18,215	0
J. Malone	0	0	2,000	2,000
R. Miron	0	0	47,297	7,042
S. Miron	0	0	8,218	2,000
D. Sanchez	0	0	11,447	0
S. Swain	0	0	33,331	0
J. D. Wargo	0	0	38,564	5,042
(2)	This amount reflects a matching charitable contribution made by Discovery on behalf of Mr. S. Miron.
(3)	In 2021, John Malone received a cash payment of $190,000 in lieu of stock-based compensation.

2022 Proxy Statement     27

Audit Matters

Proposal 2
Ratification of Appointment of Independent Registered Public Accounting Firm

As provided in its charter, the Audit Committee appoints our independent registered public accounting firm, reviews the scope of the annual audit and pre-approves all audit and non-audit services permitted under applicable law to be performed by the independent registered public accounting firm. The Audit Committee has evaluated the performance of PwC and has re-appointed them as our independent registered public accounting firm for the 2022 fiscal year. You are requested to ratify the Audit Committee’s appointment of PwC. Representatives of PwC are expected to attend the virtual 2022 Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders present at the meeting. Unless stockholders specify otherwise in their proxy, proxies solicited by the Board will be voted by the proxy holders at the 2022 Annual Meeting to ratify the appointment of PwC as our independent registered public accounting firm for the 2022 fiscal year. The affirmative vote of a majority of the combined voting power of the outstanding shares of Series A common stock, Series B common stock and Series A-1 convertible preferred stock present virtually or represented by proxy at the meeting and entitled to vote at the 2022 Annual Meeting on this proposal is required for ratification.

Even if the selection of PwC is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change would be in the best interests of Discovery and its stockholders. In the event Discovery stockholders fail to ratify the appointment of PwC, the Audit Committee will take this into consideration regarding the selection of another independent registered public accounting firm.

The Discovery, Inc. Board of Directors recommends a vote “FOR” the ratification of the appointment of PwC as Discovery’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Audit Firm Fees and Services

	2021	2020
Audit fees(1)	$9,828,000	$9,079,000
Audit related fees(2)	73,000	70,000
Tax fees(3)	190,000	226,000
All other fees(4)	17,000	23,000
Total fees	$10,108,000	$9,398,000
(1)	Audit fees include fees for the audit of the consolidated financial statements of Discovery and statutory audits for certain of Discovery’s foreign subsidiaries and joint ventures as well as fees for services provided in connection with securities and debt offerings.
(2)	Audit-related fees include due diligence related to mergers and acquisitions, attest services not required by statute or regulation, and consultations regarding financial accounting standards.
(3)	Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions, transfer pricing and consultation services. Tax compliance services relate to preparation of tax returns and claims for refunds. Tax consultation services relate to tax planning, assistance with tax audits, and tax advice related to acquisitions and structure. Transfer pricing services relate to advice and assistance with respect to transfer pricing matters, including the preparation of reports used to comply with taxing authority documentation requirements.
(4)	Other fees consist of training sessions and certain membership fees for accounting and industry reference materials.

The Audit Committee has considered whether the provision of services by PwC to Discovery other than auditing is compatible with PwC maintaining its independence and believes that the provision of such other services is compatible with PwC maintaining its independence.

28     Discovery

Audit Matters

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by Discovery’s independent registered public accounting firm. Pursuant to this policy, the Audit Committee has approved the engagement of Discovery’s independent registered public accounting firm to provide the following services (all of which are collectively referred to as “pre-approved services”):

●	audit services as specified in the policy, including (i) financial audits of Discovery and its subsidiaries and (ii) services associated with Discovery’s periodic reports, registration statements and other documents filed or issued in connection with securities offerings (including comfort letters and consents);
●	audit-related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) attestation services not required by statute or regulation, (iv) certain audits incremental to the audit of Discovery’s consolidated financial statements; (v) closing balance sheet audits related to dispositions; and (vi) consultations with management as to accounting or reporting of transactions; and
●	tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services and tax due diligence and advice regarding mergers and acquisitions.

Any engagement of Discovery’s independent registered public accounting firm for services other than the pre-approved services requires the specific approval of the Audit Committee. The Audit Committee has delegated authority for the foregoing approvals to the chair of the Audit Committee, subject to the subsequent disclosure to the entire Audit Committee of the granting of any such approval. All audit and non-audit services provided by PwC in 2021 were approved by the Audit Committee.

Discovery’s pre-approval policy prohibits the engagement of Discovery’s independent registered public accounting firm to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

Audit Committee Report

Each member of the Audit Committee is an independent director as determined by the Board, based on the Nasdaq Rules and the criteria of director independence adopted by the Board. Each member of the Audit Committee also satisfies the SEC’s independence requirements for members of audit committees.

The Audit Committee reviews Discovery’s financial reporting process on behalf of the Board. A description of the responsibilities of the Audit Committee is set forth above under the caption “Corporate Governance—Board Committee Structure—Audit Committee.”

PwC, Discovery’s registered public accounting firm for 2021, is responsible for expressing opinions on the conformity of Discovery’s audited consolidated financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and PwC Discovery’s most recent audited consolidated financial statements. The Audit Committee has also discussed with PwC various communications that the Company’s registered public accounting firm is required to provide to the Audit Committee, including matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB and the SEC and has discussed with PwC their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Discovery’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 24, 2022 with the SEC.

This report is respectfully submitted by the members of the Audit Committee of the Board.

J. David Wargo, Chair
Kenneth W. Lowe
Susan M. Swain

2022 Proxy Statement     29

Executive Compensation

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

This report is respectfully submitted by the members of the Compensation Committee of the Board.

Robert J. Miron, Chair
Robert R. Beck
Paul A. Gould
Kenneth W. Lowe

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) analyzes and discusses our executive compensation programs and provides information about the compensation we paid to our CEO, Chief Financial Officer (“CFO”), and the three other most highly compensated executive officers who were serving as executive officers at fiscal year end (December 31, 2021) (collectively with the CEO and CFO, the “Named Executive Officers” or “NEOs”). The Compensation Committee (referred to in this CD&A as the “Committee”) of the Board oversees all aspects of NEO compensation. The 2021 NEOs are:

● David M. Zaslav, President and CEO ● Gunnar Wiedenfels, CFO ● Bruce L. Campbell, Chief Development, Distribution & Legal Officer	● David C. Leavy, Chief Corporate Operating Officer ● Jean-Briac Perrette, President and CEO, Discovery International

30     Discovery

Executive Compensation

2021 Highlights

Discovery Operating Results

Discovery is a leading global media and entertainment company. In 2021, we delivered significant operational, financial, and strategic accomplishments. We grew our global DTC paying subscribers, distribution revenue and global advertising revenues, and generated robust cash flows. We also successfully broadcast our first Summer Olympic Games across Europe and laid the foundation for the broadcast of our second Winter Olympic Games. Also in 2021, we entered into the WarnerMedia Transaction, an historic agreement with AT&T Inc. (“AT&T”) to acquire its WarnerMedia business. The combination of WarnerMedia’s premium entertainment, sports and news assets with our leading nonfiction and international entertainment and sports businesses will create a premier, standalone global entertainment company.

Our talented executive team, including the NEOs, played a key role in our 2021 success. More information on our business performance in 2021 is available in our 2021 Form 10-K, which accompanies this proxy statement.

2021 Executive Compensation Payouts

The Committee sets annual financial metrics that are used to determine the cash bonuses awarded to NEOs. The ICP payout is calculated based solely on performance against financial measures, and the annual cash bonus for the CEO and CFO is based 50% on performance against financial measures, or quantitative goals, and 50% on qualitative goals determined without reference to our performance against financial targets. The 2021 financial metrics or quantitative goals were based on:

●	Net Revenue;
●	Adjusted Free Cash Flow (as defined below);
●	Further Adjusted OIBDA (as defined below);
●	Next Generation Digital Revenue (as defined below) and
●	Next Generation Year-End Paid Subscribers (as defined below).

The Committee annually reviews potential adjustments to performance against these measures. The principle applied in deriving the adjustments is to ensure that the calculation reflects the impact of operational decisions taken by management, excludes the impact of events over which management has little or no influence, and excludes the impact of items that were not considered at the time the targets were set. Adjustments for currency fluctuations are made to ensure that the results are currency neutral. The Committee typically groups adjustments into three categories:

●	unplanned acquisitions and divestitures (and related expenses and revenues);
●	unplanned programming or new business investments; and
●	corporate transactions and legal expenses (including corporate debt transactions, accounting or legal changes that resulted in unforeseen changes, and significant legal and consulting fees for unbudgeted matters).

Additional information regarding the adjustments that were made to 2021 performance appears on pages 46 and 47.

Taking into account these adjustments, which had the net impact of lowering the Company’s financial results, our financial performance in 2021 still significantly exceeded the pre-established performance goals set by the Committee for cash bonuses to the CEO and CFO, ICP awards, and the Performance-Based Restricted Stock Units (“PRSUs”) awarded to the CEO. As a result, the Committee approved 2021 cash bonuses for the CEO at 100% of target and for the CFO at 100% of target, funded the corporate ICP at 118.9% of target, and certified the vesting at 100% for the CEO’s PRSUs with a performance period that ended in 2021. The Committee also awarded an additional discretionary bonus to the CEO and allocated “performance pool” payments to the other NEOs in recognition of their exceptional leadership and performance in 2021. See “2021 NEO Accomplishments and compensation” on page 43 for additional information.

New CEO Employment Agreement

In 2021, we entered into a new agreement with our CEO, David Zaslav, that will allow us to benefit from his leadership through 2027. Mr. Zaslav is an outstanding leader who, over the course of his tenure as CEO, has built our company into a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains and is available in over 220 countries and territories and nearly 50 languages. He has driven strong financial performance in challenging times, including during the unprecedented COVID-19 pandemic, led the transformative acquisition and integration of Scripps Networks, and expanded our direct to consumer and authenticated streaming services and partnerships, culminating with the early 2021 launch of discovery+, to position Discovery to compete as a global differentiated content company.

In 2021, Mr. Zaslav conceived, initiated and led the signing of the WarnerMedia Transaction. In connection with the signing of the definitive transaction documents for the WarnerMedia Transaction, on May 16, 2021, Discovery’s Board of Directors and Mr. Zaslav reached a new agreement to secure him as the leader of the Company through the end of 2027 (the “Zaslav 2021 Employment Agreement”). The contract positioned Mr. Zaslav to lead the closing, integration and future growth of a combined company to be renamed Warner Bros. Discovery,

2022 Proxy Statement     31

Executive Compensation

Inc. The contract is structured around performance-based long-term equity, with the majority of his compensation in the form of stock option grants that require sustained increases in share price through the term of the agreement to provide value.

Mr. Zaslav’s agreement has a six and one-half year term, running through December 31, 2027. The contract stipulates an annual base salary of $3 million for the entire term with no base salary increase (the same base salary that applied under Mr. Zaslav’s prior employment agreement, the “Zaslav 2018 Employment Agreement”). The Zaslav 2021 Employment Agreement provides for an annual performance-based bonus opportunity at the same annual target amount – $22 million – that was established in the Zaslav 2018 Employment Agreement. The payout and amount of the bonus is contingent on achievement of quantitative and qualitative goals set by the Compensation Committee in consultation with the Board each year. The 2021 Zaslav Employment Agreement does provide that Mr. Zaslav may receive up to 125% of his target amount, beginning with bonuses for performance in 2022 and beyond, if the Compensation Committee believes he and the Company have over-performed in a given year. The Zaslav 2021 Employment Agreement also maintains the same amount and type of annual long-term equity – $12 million of performance restricted stock units (“PRSUs”) each year – which will be earned based on the achievement of qualitative and quantitative performance metrics over a one-year period – as it was under the Zaslav 2018 Employment Agreement.

The bulk of Mr. Zaslav’s compensation is tied to Discovery’s stock performance, in the form of equity awards. The agreement provides for a large upfront award of stock options, which was primarily made in May 2021 at the time the agreement was executed, with a follow-in award granted in January 2022. The stock option award is divided into two groups, each with five separate grants with increasing exercise prices and staggered vesting, meaning that the awards require sustained and substantial increases in stock price to deliver value. The first tranche in each group of options has an exercise price of $35.65, which was the closing price of our Series A stock on the last business day prior to May 16, 2021, the day on which the agreement was approved. The remaining option exercise prices increase 5% for each tranche in each group, ranging from 105% to 121.55% of the $35.65 exercise price. The vesting of the stock option awards extends over the term of the agreement, with the final tranches not vesting until December 31, 2027, the end of the employment agreement term.

Mr. Zaslav’s 2021 compensation reflected in the 2021 Summary Compensation Table reflects the large stock option award described above and in more detail under “NEO Employment Agreements—CEO Employment Agreement,” beginning on page 37 below. This award directly links Mr. Zaslav’s interests to those of our stockholders and rewards substantial and sustained stock price growth. The terms of Mr. Zaslav’s employment agreements are discussed in “NEO Employment Agreements—CEO Employment Agreement,” beginning on page 37 below.

32     Discovery

Executive Compensation

Compensation Practices

Compensation Philosophy

Our compensation philosophy is to pay for performance, encourage excellence, retain our high-performing executive talent and reward executives who deliver. Our programs are designed to provide above-median total direct compensation when our executives deliver above-median performance, as evaluated against both internally set objectives and the peer group companies. We value fixed-term employment agreements when appropriate, and, in 2021, each of our NEOs was subject to a fixed-term employment agreement, as further described under “NEO Employment Agreements” beginning on page 37. The terms of these agreements generally incorporate initial compensation elements, including a base salary, annual cash bonus target, and “sign on” or contract renewal equity awards. The Committee approves the terms of employment agreements consistent with our overall compensation philosophy, taking into account appropriate compensation elements to secure the services of our senior executives for multi-year terms.

Our executive compensation programs are designed to implement our pay-for-performance compensation philosophy, as follows:

●  ensure a strong alignment of the interests of our stockholders and employees;

●  pay for performance, both short-term and long-term;

●  pay competitively, across salary grades and geographies; and

●  apply compensation policies in an internally consistent manner.

As part of this design, the Committee is regularly provided with information regarding the program design, bonus targets and equity grant guidelines for our employees across our company. The Committee reviews the results of the annual bonus and equity grant processes to assess whether we are effectively implementing our pay-for-performance philosophy. The Committee determines the group of executives over which it will retain oversight and includes executive officers and other senior executives in addition to our NEOs in those reviews.

Performance-Based Pay

We believe that our executive compensation program plays a key role in our operating and financial success. We place great importance on our ability to attract, retain, motivate and reward talented executives who can continue to grow our business and engage audiences around the world.

We seek to design compensation packages for individual executives based on the scope of the executive’s responsibilities, the executive’s proven performance, and a determination of what is competitive compensation in the market for similar roles, if such data are available. We continue to refine our compensation programs to strengthen the link between pay and performance and to effectively balance executive and stockholder interests.

The Committee seeks to deliver the majority of target total direct compensation for each NEO in performance-based pay, with the balance between the annual cash bonus and long-term incentive awards determined by the Committee as appropriate for each role. Approximately 92% of the CEO’s 2021 total compensation was performance-based. The Committee awards a significant portion of each NEO’s performance-based compensation in the form of long-term incentive awards, including stock options and, for the CEO, PRSUs. The Committee believes the use of stock options and PRSUs aligns the interests of our NEOs with our stockholders and will motivate the NEOs to achieve our business goals and strategies and increase stockholder value. The bulk of our CEO’s compensation is in the form of equity awards tied to Discovery’s stock performance. The current employment agreement with our CEO (described below under “NEO Employment Agreements—CEO Employment Agreement” beginning on page 37) provided for a large upfront award of stock options, which were primarily granted in May 2021 at the time the agreement was executed, with a follow-on grant made in January 2022. The stock option award to the CEO is divided into two separate groups, each with five separate tranches with increasing grant prices and staggered vesting, meaning that the awards require sustained and substantial increases in stock price to deliver value.

We believe the mix of compensation for our NEOs is competitive with the compensation practices specific to our industry and appropriately balanced to benefit Discovery in both the short- and long-term so as not to encourage our NEOs to take undue risks. Annual cash bonus awards are more fully described in “NEO Compensation in 2021—Annual Cash Bonus Awards,” beginning on page 44, and our long-term incentive compensation program is more fully described in “NEO Compensation in 2021—Long-Term Incentive Compensation,” beginning on page 50.

Long-Term Employment Contracts

We believe that entering into fixed-term employment contracts with our senior executives provides management stability and helps ensure that we can access their services to drive our strategic objectives. When permitted by local law, these agreements also include customary restrictive covenants that protect our business from unfair competition after an executive separates from employment. Each of our NEOs was subject to a fixed-term employment contract during 2021. Each of these agreements includes a number of provisions related to components of compensation during the term of the agreement, as further detailed below under “NEO Employment Agreements,” beginning on page 37.

2022 Proxy Statement     33

Executive Compensation

Compensation Decision Making

Role of the Compensation Committee

The Committee operates pursuant to a written charter, a copy of which is posted to the Investor Relations section of our corporate website at ir.corporate.discovery.com. The Committee is responsible for developing, implementing and regularly reviewing adherence to our compensation philosophy. In fulfilling these responsibilities, the Committee:

●	regularly reviews best practices and market trends in executive compensation and modifies our programs, as the Committee deems appropriate, to support our business goals and strategies;
●	conducts an annual risk assessment of our compensation programs;
●	aligns compensation decisions with our corporate objectives and strategies;
●	reviews and approves the amounts and elements of compensation and the terms of new employment agreements or extensions to existing employment agreements for our CEO and other NEOs, other executive officers and certain other key employees; and
●	approves the annual quantitative and qualitative goals relevant to the compensation of our CEO and CFO, and the bonus design and metrics for our NEOs and other executive officers.

The Committee consults with the Board regarding the terms and structure of the CEO’s employment agreement, and reports out to the Board on its annual compensation decisions for the CEO.

Role of the CEO in Compensation Decisions

The CEO plays a significant role in the compensation decisions for the NEOs other than himself. The CEO makes annual recommendations to the Committee regarding base salary, annual cash bonus, and long-term incentive awards for each of his direct reports, including the other NEOs. The CEO also recommends to the Committee proposed terms of new employment agreements and amendments to existing agreements for the other NEOs, working closely with Adria Alpert Romm, our Chief People and Culture Officer, to develop these recommendations. The CEO’s recommendations are based on:

●	his assessment of qualitative and quantitative factors, generally including the executive’s annual and long-term performance;
●	our enterprise-wide performance, as well as of the department or group that the executive leads;
●	the executive’s compensation relative to that of our other executives (internal equity);
●	the executive’s compensation relative to that of executives in similar roles at the companies in our peer group (external competitiveness);
●	our overall approach to compensation for employees for the year;
●	achievement of applicable annual performance goals; and
●	contractual obligations under the executive’s employment agreement.

The CEO also provides the Committee with proposed goals for himself. The Committee reviews and modifies these goals to ensure that they align with the approved strategies and priorities set by the Board and then discusses the revised goals with the CEO, including the weightings to reinforce which goals have the greatest priorities for the year. The degrees to which the CEO achieves the goals are used, in part, to determine the annual bonus of the CEO. The CEO provides his own assessment of his performance and achievement of goals but does not otherwise participate in the Committee’s deliberations or decisions regarding his annual compensation.

Relationship with and Role of the Independent Compensation Consultant

The Committee has retained an independent compensation consultant, The Croner Company (“Croner”), to advise it on compensation matters generally and specifically on compensation decisions for our executive officers. Croner is retained directly by, and reports to, the Committee. Croner assisted the Committee by providing the following services, among others:

●	assisting in peer group selection and competitive benchmarking for executive officers and other senior executives used in the annual salary review, bonus and long-term incentive decisions;
●	advising the Committee on competitive practices, including executive compensation trends, performance measures, and annual cash bonus and long-term incentive plan designs;
●	advising on employee equity grants, executive employment agreements and other executive compensation matters;
●	assisting the Committee with the periodic review of its charter;
●	providing an evaluation and assessment of risk in compensation program design, policies and procedures;
●	reviewing this CD&A; and
●	benchmarking director compensation for Board and committee service.

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Prior to being engaged by the Committee, Croner historically had provided management with compensation survey data and performed custom surveys on industry compensation practices. In 2011, the Committee adopted a Compensation Consultant Independence Policy to address the ongoing need for this survey work and to determine the process under which work by Croner for management would be permitted. The Committee authorized Croner to provide survey services to management of up to $60,000 per year. Non-survey work, or survey work that exceeds $60,000 in the aggregate in a single year, requires pre-approval by the Committee. In 2021, the only services provided by Croner to management were the pre-authorized survey services. The total fees we paid to Croner in 2021 (other than fees for Croner’s services to the Committee) were less than $15,000.

The Committee annually reviews its relationship with Croner as an independent compensation consultant to determine if Croner has any conflict of interest in its services to the Committee. In the 2021 review, after considering the factors set forth in the applicable securities regulations and stock exchange rules, the Committee concluded that Croner did not have a conflict of interest with respect to the services it provides to the Committee. The Committee’s conclusion was based on the following:

●	Croner reports solely to the Committee. Our management is not involved in the negotiation of fees charged by Croner or in the determination of the scope of work performed by Croner. The Committee has the sole authority to hire and terminate the independent compensation consultant;
●	there are no business or personal relationships between Croner and any member of the Committee or any executive officer of the Company;
●	the Committee has a Compensation Consultant Independence Policy to address limited survey work performed by Croner for the Company, and any other non-survey services that are proposed to be performed by Croner for the Company;
●	the survey work performed by Croner was very limited, and no non-survey work was performed (other than Croner’s services for the Committee);
●	according to data provided by Croner, revenue from Discovery (other than fees for Croner’s services to the Committee) represented less than 1% of Croner’s total revenue for 2021, and for each of the previous fiscal years in which Croner served as independent consultant to the Committee;
●	Croner disclosed its conflicts of interest policy to the Committee. The Committee believes that this policy provides reasonable assurance that conflicts of interest with Croner will not arise; and
●	Croner has represented to the Committee that, per its conflicts of interest policy, neither Croner nor any Croner employee is a Discovery stockholder.

Compensation Decisions Framework

The Committee generally makes decisions in the first 90 days of the calendar year regarding annual adjustments to base salary (“Annual Base Salary Review”), the payout amount for annual cash bonus awards with respect to the immediately preceding year (“Annual Bonus Review”), and annual long-term incentive (“LTI”) awards (“Annual LTI Review”) for our executive officers. This annual process includes a review of the following factors, designed to align the Committee’s compensation actions with our compensation principles and objectives:

●	executive compensation market data from our peer group (discussed below);
●	relevant employment contract requirements;
●	self-evaluation of each NEO’s annual performance;
●	the CEO’s evaluation of each NEO’s annual performance (other than Mr. Zaslav himself);
●	achievement of annual quantitative goals for the ICP, the annual cash bonus program that applies to the NEOs other than the CEO and CFO; and
●	achievement of quantitative and qualitative goals that are set by the Committee each year for the annual cash bonus for the CEO and CFO and the PRSU awards to the CEO.

These factors are considered as a whole, with no specific weight given to any particular factor or factors.

Additional detail about the factors considered in the Committee’s compensation decisions is provided throughout this CD&A.

Peer Group Analysis, Target Pay Positioning and Tally Sheets

Peer Group Analysis

The Committee annually reviews data from a group of peer companies to support compensation decisions for the NEOs. The peer companies are chosen by the Committee to best match our scope of business in terms of revenues, free cash flow, market capitalization and enterprise value, complexity of operations and global scope, as well as proximity to the sectors of the media and entertainment industry in which we operate. The peer group also represents meaningful competition for us in the executive labor market. The Committee reassesses this list annually and considers the inclusion of new, relevant peers, and the elimination of companies from the peer group that no longer provide a strong basis for comparison (including removing peers that have been acquired or otherwise materially have changed their corporate structure).

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In October 2020, the Committee reviewed the peer group to determine which companies should be used for purposes of 2021 compensation decisions. For this review, the Committee used the most recently-available proxy statement compensation data at that time, which was, in most cases, from proxy statements filed during the first half of 2020. Following its review, the Committee determined that it would take the following actions with respect to the peer group for 2021 compensation decisions (the “2021 Peer Group”):

●	retain ViacomCBS Inc., the combined company of two 2020 peer group members, CBS Corporation and Viacom Inc., in the 2021 Peer Group; and
●	add Electronic Arts Inc. and Sirius XM Holdings Inc. to the 2021 Peer Group due to each company’s comparable operating statistics, global reach and status as competitor in the executive labor market.

The Committee used the 2021 Peer Group set forth below for the 2021 Annual Base Salary Review and 2021 Annual LTI Review and other compensation decisions made in December 2020 and February 2021. The Committee concluded that this group provided a good mix of companies with a strong focus on content and international reach.

2021 Peer Group

Activision Blizzard, Inc.	Electronic Arts Inc.	Netflix, Inc.
AMC Networks Inc.	Fox Corporation	Sirius XM Holdings Inc.
CBS Corporation	Liberty Global plc	The Walt Disney Company
Charter Communications, Inc.	Lions Gate Entertainment Corp.	ViacomCBS Inc.

The Committee also reviews data from international companies, in an effort to identify relevant market data for Mr. Perrette’s role as leader of our international division. The Committee reviewed a group of media and content companies publicly traded in the United Kingdom (“U.K.”) and the European Union (the “E.U.”) determined that a mix of traditional media, broadcasting, and publishing companies would be relevant comparators. For 2021, the Committee selected Informa plc, ITV plc, MediaSE, Mediaset S.p.A., Nordic Entertainment Group AB, Pearson, ProSiebenSat.1, RELX Group, Vivendi SA and WPP Group (the “2021 International Peers”) to serve as a reference point in assessing Mr. Perrette’s compensation and reviewed compensation data for the CEOs of that group, applying a 30% discount to factor in Mr. Perrette’s role as a division president rather than CEO of a standalone entity. The Committee determined that 30% was a reasonable amount to discount the market data given the difference between leading a division versus leading an entire company.

Due to the pending WarnerMedia Transaction, the Committee did not make any changes to the peer group or international peer group for purposes of its 2022 compensation review and decisions. The Committee expects that the peer groups will be reviewed and amended, as appropriate, following the closing of the WarnerMedia Transaction.

Target Pay Positioning

The Committee generally targets executive compensation to be between the median and 75th percentile of the compensation paid by our peer group companies. The Committee uses the applicable peer group benchmark and survey data as a reference rather than as a strict guide for compensation decisions and retains flexibility in setting individual target total direct compensation. The Committee may set compensation at or below median for executives who are new to Discovery, to allow delivery of compensation over time that rewards sustained performance. Similarly, the Committee may set compensation above the 75th percentile to retain, motivate and reward the high-caliber executives we need to lead our business.

In December 2020 and again in February 2021, prior to making any decisions with respect to 2021 base salaries or long-term incentive awards, the Committee reviewed market data for each NEO, as compared to our 2021 Peer Group. In this review, the Committee compared each executive’s compensation to that of the corresponding position in the peer group. The Committee undertook this review to aid it in making base salary and long-term incentive decisions for 2021. Based on its review, the Committee believed it was appropriate to set 2021 target total compensation for Messrs. Zaslav and Perrette above the 75th percentile, Messrs. Wiedenfels and Leavy below median, and Mr. Campbell between median and 75th percentile. Actual compensation will differ from target compensation based on individual and Company performance and is disclosed in the Summary Compensation Table on page 56.

Tally Sheets

The Committee regularly reviews tally sheets prepared for each of the NEOs to allow consideration of both current and historical compensation. The tally sheets allow the Committee to review an integrated snapshot of the individual and aggregated elements of each NEO’s compensation.

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NEO Employment Agreements

Provided below are summaries of the employment agreements that we have entered into with our NEOs. In each of these agreements, our NEOs are subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the agreement and, depending on the circumstances of termination, for a period thereafter. The summaries of the NEO employment agreements provided below are qualified in their entirety by reference to the full text of the applicable NEO employment agreement, each of which is filed as an exhibit to the 2021 Form 10-K.

CEO Employment Agreement

We have had an employment agreement with David M. Zaslav, our President and Chief Executive Officer, since he joined Discovery in 2007. We entered into the previous employment agreement with Mr. Zaslav in 2018 (the “Zaslav 2018 Employment Agreement”) which commenced on July 1, 2018 and was in effect until May 16, 2021. On May 16, 2021, Discovery entered into an amended and restated employment agreement (the “Zaslav 2021 Employment Agreement”) with Mr. Zaslav, which was entered into in connection with the entry into the definitive agreements for the WarnerMedia Transaction. The Zaslav 2021 Employment Agreement amends and restates the Zaslav 2018 Employment Agreement and runs through December 31, 2027. Pursuant to the Zaslav 2021 Employment Agreement, Mr. Zaslav is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference and non-competition, during the term of the agreement and for a period of two years thereafter and to continuing confidentiality obligations. Below is a summary of the key terms of our employment agreement with our CEO.

Base Salary and Target Bonus

Throughout the term of the Zaslav 2021 Employment Agreement, Mr. Zaslav’s base salary will be maintained at $3,000,000 per year and his target annual bonus will be $22,000,000 per year, which are identical to the base salary and target annual bonus in the Zaslav 2018 Employment Agreement. After 2021, Mr. Zaslav’s annual bonus can exceed the target, subject to a cap of 125% of the target amount. In the event that the WarnerMedia Transaction closes, Mr. Zaslav’s annual bonus will be paid at the target amount of $22,000,000 for the calendar year immediately following the calendar year in which the WarnerMedia Transaction closes. For all other years under the Zaslav 2021 Employment Agreement, the target annual bonus is not guaranteed and the actual amount paid to Mr. Zaslav depends on the achievement of qualitative and quantitative performance objectives, which will be determined each year by the Committee in consultation with Mr. Zaslav.

Long-Term Incentive Awards and Signing Grants

The Zaslav 2018 Employment Agreement provided for the grant of nonqualified stock options (the “2018 Signing Options”) to Mr. Zaslav, with staggered exercise prices and vesting schedules and progressively higher exercise prices and vesting over the term of the agreement. The 2018 Signing Options were granted to Mr. Zaslav on July 16, 2018 and will be earned and become eligible to vest and be exercised in five tranches (determining each tranche’s vesting/exercisability beginning as of January 2 of the years set forth in the following table), and each successive tranche has a higher exercise price, as follows:

Tranche	Series A Shares	Exercise Price ($)	Vesting/Exercise Schedule*
2019	2,435,655	27.35	2020, 2021, 2022, 2023 (25%/yr)
2020	2,211,344	28.72	2021, 2022, 2023, 2024 (25%/yr)
2021	2,155,404	30.15	2022 (33%), 2023 (33%), 2024 (34%)
2022	2,393,454	31.66	2023 (50%), 2024 (50%)
2023	1,571,489	33.24	2024 (100%)
*	Any vesting/exercise date designated as 2024 shall be December 31, 2023.

Mr. Zaslav also received a grant of stock options for 989,299 shares of Series A common stock on January 2, 2019. That award, like the 2023 tranche of the 2018 Signing Options, had an exercise price of $33.24 per share and shall vest fully and become exercisable on December 31, 2023. Any unvested 2018 Signing Options granted under the Zaslav 2018 Employment Agreement shall become 70% vested upon and subject to the closing of the WarnerMedia Transaction, and the remaining 30% of such 2018 Signing Options shall remain outstanding and continue to vest as provided in the Zaslav 2018 Employment Agreement.

The Zaslav 2021 Employment Agreement also provided for the grant of nonqualified stock options (the “2021 Signing Stock Options”) which were valued at $190 million using the Black-Scholes option-pricing model. The 2021 Signing Stock Options were granted to Mr. Zaslav on May 16, 2021 and were split into two groups – Group 1 and Group 2. Each group will be earned become eligible to vest and be exercised in five tranches, and each successive tranche has a higher exercise price, as follows:

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Group 1 2021 Signing Stock Options: The Group 1 2021 Signing Stock Options will be earned and become eligible to vest and be exercised in five tranches (with each tranche’s vesting/exercisability on May 16 in the year set forth under the Vesting/Exercise schedule heading in the following table), and each successive tranche will have a higher exercise price, as follows:

Tranche	Series A Shares	Exercise Price ($)	Vesting/Exercise Schedule
2021	1,635,284	35.65	2022, 2023, 2024, 2025 (25%/yr)
2022	1,519,414	37.43	2023, 2024, 2025, 2026 (25%/yr)
2023	1,557,685	39.30	2024 (33%), 2025 (33%), 2026 (34%)
2024	1,603,292	41.27	2025 (50%), 2026 (50%)
2025	1,682,083	43.33	2026 (100%)

Group 2 2021 Signing Stock Options: The Group 2 2021 Signing Stock Options will be earned and become eligible to vest and be exercised in five tranches (with each tranche’s vesting/exercisability on January 1 in the year set forth under the Vesting/Exercise schedule heading in the following table), and each successive tranche will have a higher exercise price, as follows:

Tranche	Series A Shares	Exercise Price ($)	Vesting/Exercise Schedule*
2023	1,360,127	35.65	2024, 2025, 2026, 2027 (25%/yr)
2024	1,421,234	37.43	2025, 2026, 2027, 2028 (25%/yr)
2025	1,401,917	39.30	2026 (33%), 2027 (33%), 2028 (34%)
2026	1,270,188	41.27	2027 (50%), 2028 (50%)
2027	1,322,488	43.33	2028 (100%)
*	Any vesting/exercise date designated as 2028 shall be December 31, 2027.

Mr. Zaslav also received a grant of stock options for 198,132 shares of Series A common stock on January 3, 2022. That award, like the 2022 tranche of the Group 1 2021 Signing Stock Options, had an exercise price of $37.43 per share and shall vest fully and become exercisable in four equal tranches of 49,533 on May 16 of 2023, 2025, 2025 and 2026.

Under the Zaslav 2018 Employment Agreement, Mr. Zaslav was entitled to annual awards of PRSUs, determined by dividing $12 million by the closing price of our Series A common stock on the date prior to grant. In 2021, Mr. Zaslav received 226,288 PRSUs in accordance with the Zaslav 2018 Employment Agreement. The Zaslav 2021 Employment Agreement continues to provide for the same annual PRSU grant from 2022 to 2027, conditioned on his employment on the grant date of each tranche of PRSUs. The number of PRSUs in each grant from 2022 through 2027 will continue to be determined using the same methodology as in the Zaslav 2018 Employment Agreement, by dividing $12 million by the closing price of our Series A Common Stock on the last business day prior to grant.

The PRSUs are earned based on the achievement of quantitative and qualitative performance metrics measured over a one-year performance period. The Committee sets the performance metrics for each one-year performance period at the time of grant in consultation with Mr. Zaslav. Each annual award of PRSUs made under the Zaslav 2018 Employment Agreement is distributed to Mr. Zaslav, to the extent the PRSUs are earned, in three installments as follows: 50% of the earned PRSUs will be paid and distributed in the calendar year immediately following the one-year performance period, as soon as practicable following the Committee’s determination of performance for such performance period, 25% of the earned PRSUs will be paid and distributed as soon as practicable after the beginning of the second calendar year following the one-year performance period, and the remaining 25% of the earned PRSUs will be paid and distributed as soon as practicable after the beginning of the third calendar year following the one-year performance period. The Zaslav 2021 Employment Agreement originally contained the same distribution schedule for earned PRSUs. However, on December 20, 2021, the Committee entered into a letter agreement with Mr. Zaslav amending the Zaslav 2021 Employment Agreement to amend the distribution schedule to provide that for any PRSUs to be granted in future calendar years (i.e., 2022, 2023, 2024, 2025, 2026 and 2027) the PRSUs will be distributed to Mr. Zaslav, to the extent the PRSUs are earned, in two installments as follows: 70% of the earned PRSUs shall be paid and distributed to Mr. Zaslav in the calendar year immediately following the end of the applicable one-year performance period, as soon as practicable following the Committee’s determination of performance for such performance period, and the remaining 30% of the earned PRSUs shall be paid and distributed to Mr. Zaslav as soon as practicable after the beginning of the second calendar year following the end of the applicable performance period. The Committee amended the timing of distribution of future PRSUs to be awarded to Mr. Zaslav in calendar years 2022, 2023, 2024, 2025, 2026 and 2027 under the Zaslav 2021 Employment Agreement after a review of market data indicated that the majority of the companies in Discovery’s compensation peer group distribute earned PRSUs immediately upon vesting. The Committee desired to more closely align the Zaslav’s 2021 Employment Agreement with prevailing market practice, while still maintaining part of the hold-back feature to encourage stock ownership and retention by Mr. Zaslav.

Mr. Zaslav may elect to defer receipt of the shares issuable pursuant to his PRSUs and is also permitted to have applicable withholding taxes satisfied through a reduction in the number of shares issued to him upon settlement of PRSUs, subject to limitations in certain areas. All references to vesting of Mr. Zaslav’s long-term incentive awards assume continued employment through the applicable vesting date or acceleration as provided below under “Termination Provisions.”

Mr. Zaslav is required to hold 1,500,000 shares of our common stock throughout the term of the Zaslav 2021 Employment Agreement.

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Health, Welfare and Other Personal Benefits

Mr. Zaslav is eligible to participate in all employee benefit plans and arrangements that we offer for the benefit of our senior executive group, including insurance and retirement plans. He is entitled to four weeks of vacation each year and also receives a car allowance of $1,400 per month. Mr. Zaslav is entitled to use our corporate aircraft or our NetJets arrangement for up to 250 hours of personal use per year, which includes Mr. Zaslav’s spouse traveling separately on the aircraft if such travel is to join Mr. Zaslav at a location where he has travelled for business purposes. We will pay for the first 125 hours of personal use and Mr. Zaslav shall reimburse us for personal use in excess of 125 hours, under the Aircraft Time Sharing Agreement between Mr. Zaslav and Discovery Communications, LLC entered into in 2014, which was in effect under the Zaslav 2018 Employment Agreement and continues in effect under the Zaslav 2021 Employment Agreement. See “Retirement Plans and Other Benefits –Health, Welfare and Other Personal Benefits” on page 53 for additional details on Mr. Zaslav’s personal aircraft use.

Termination Provisions

Termination by Reason of Death or Disability

The Zaslav 2018 Employment Agreement provided for and the Zaslav 2021 Employment Agreement provides for the payment of the following amounts upon termination of Mr. Zaslav’s employment by reason of his death or disability:

(1)	all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;
(2)	a prorated portion of Mr. Zaslav’s then-current annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed by us, payable during the first quarter of the following year, in the ordinary course of our bonus payments;
(3)	payment for any unvested stock appreciation right (“SAR”) awards, in a lump sum, in accordance with the terms of the applicable plans (which provide for acceleration of vesting in such event);
(4)	accelerated vesting of his PRSU awards, prorated based on the number of full or partial years completed for the applicable performance period and the amount earned based on achievement of performance metrics during such full or partial years; and
(5)	the payment of (i) coverage under our group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to former executives and/or the survivors of executives at Mr. Zaslav’s level in the Company generally, or (ii) Company-paid continuation health coverage (commonly referred to as COBRA), subject to a change to instead use comparable cash payments if required for legal compliance.

In addition, all of Mr. Zaslav’s unvested stock options fully vest and become immediately exercisable in accordance with the terms of the applicable award agreement. As a condition of receiving the severance benefits described above (other than in the event of his death), Mr. Zaslav would be required to sign a general release in our favor.

Termination by Discovery for Cause; By Mr. Zaslav Other than for Good Reason

If Mr. Zaslav’s employment is terminated by us for “Cause” or by Mr. Zaslav other than for “Good Reason” (“Cause” and “Good Reason” have the meanings set forth below under “Executive Compensation Tables— Potential Payments Upon Termination or Change in Control – Defined Terms Used in this Section” on page 68), the Zaslav 2018 Employment Agreement entitled him to receive, and the Zaslav 2021 Employment Agreement entitles him to receive, all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans, but all unvested or unexercised equity awards are forfeited. If such termination was effected by us for “Cause,” or by Mr. Zaslav before December 31, 2023 other than for “Good Reason” (except within 30 days beginning on the 31st day following a Change of Control, as described below) Mr. Zaslav forfeits all rights under his stock option, SAR and PRSU awards (regardless of whether all or any portion of the award is then vested or unvested).

Termination by Discovery Other than for Death, Disability or Cause; By Mr. Zaslav for Good Reason

If Mr. Zaslav’s employment is terminated by us other than for death, disability or “Cause” or by Mr. Zaslav for “Good Reason,” the Zaslav 2021 Employment Agreement entitles him to receive payments for the following:

(1)	all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;
(2)	a prorated portion of Mr. Zaslav’s annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed, payable during the first quarter of the following year, in the ordinary course of our bonus payments and subject to achievement of the applicable performance metric;
(3)	an amount equal to one-twelfth the average of Mr. Zaslav’s annualized base salary that Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by 24, plus one-twelfth of the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years, multiplied by 24, payable over the course of the 24 months following his termination or resignation consistent with our normal payroll practices (disregarding for this purpose any portion of the average annual bonus that exceeds $12 million);

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(4)	accelerated vesting and payment for all of his granted but unvested SARs;
(5)	accelerated vesting for all of his outstanding PRSU awards, with the amount earned based on achievement of the performance metrics during the applicable performance period and the awards distributed as if Mr. Zaslav remained employed; and
(6)	the payment of (i) coverage under our group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to former executives at Mr. Zaslav’s level in the Company generally, or (ii) Company-paid COBRA, subject to a change to instead use comparable cash payments if required for legal compliance.

In addition, Mr. Zaslav’s granted but unvested stock options will fully vest and will become exercisable in accordance with their original vesting schedule following termination of service.

Termination upon Expiration of the Zaslav 2021 Employment Agreement

In the event of the termination of Mr. Zaslav’s employment upon the expiration of the Zaslav 2021 Employment Agreement on December 31, 2027, Mr. Zaslav is entitled to receive:

(1)	all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;
(2)	the payment of (i) coverage under our group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to former executives at Mr. Zaslav’s level in the Company generally, or (ii) Company-paid COBRA, subject to a change to instead use comparable cash payments if required for legal compliance; and
(3)	an amount equal to Mr. Zaslav’s annualized base salary in 2027, plus the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years, payable over the course of the 12 months following his separation from service after the expiration of the Zaslav 2021 Employment Agreement consistent with our normal payroll practices (disregarding for this purpose any portion of the average annual bonus that exceeds $12 million).

Change in Control Provisions

In the event of a Change in Control (which has the meaning set forth below under “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control – Defined Terms Used in this Section” on page 68), the Zaslav 2021 Employment Agreement provides the following:

(1)	If Mr. Zaslav remains employed by us (or our successor) for 30 days following such Change in Control, then:
	(a)	any granted and unvested SARs and stock options will become fully vested as of the 30th day following the Change in Control, and
	(b)	any outstanding PRSUs for which the performance period has not expired (including any PRSUs granted under the Zaslav 2018 Employment Agreement) will become fully vested as of the 30th day following the Change in Control and will be earned regardless of actual performance.
(2)	If Mr. Zaslav’s employment is terminated by us (or our successor) other than for “Cause” or by Mr. Zaslav for “Good Reason” within 60 days following a Change in Control, or if Mr. Zaslav resigns voluntarily within the 30 calendar days commencing on the thirty-first day following a Change in Control, then he will be treated as though he was terminated other than for “Cause” or “Good Reason”, meaning he will receive the payments described above under “Termination by Discovery Other than for Death, Disability or Cause; By Mr. Zaslav for Good Reason” except:
	(a)	any granted and unvested SARs will be earned regardless of actual performance;
	(b)	any outstanding PRSUs for which the performance period has not expired will be earned regardless of actual performance, and the PRSUs will be distributed immediately to Mr. Zaslav to the extent permissible under the Internal Revenue Code of 1986 Section 409A; and
	(c)	any granted and unvested stock options will become fully vested and immediately exercisable.

The WarnerMedia Transaction shall not constitute a Change in Control for purposes of the Zaslav 2021 Employment Agreement. For more information regarding these payments, please see “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” beginning on page 62.

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Other NEO Employment Agreements in Effect During 2021

The table below summarizes the key provisions of the other NEO employment agreements.

	Gunnar Wiedenfels	Bruce L. Campbell	David C. Leavy	Jean-Briac Perrette
Term	Through April 21, 2024	Through February 14, 2022(1)	Through March 1, 2023	Through June 30, 2022
Base Salary(2)	$1,700,000	$1,800,000	$1,300,000	£1,525,000
Target Bonus	150%	150%	115%	175%
Annual Equity	Annual equity awards to be provided in accordance with our normal executive compensation practices.
Sign on/Renewal Grants, Relocation and Other Benefits	None	$3,750,000 contract renewal RSU grant in 2018	None	$4,000,000 contract renewal RSU grant in 2019 Tax preparation assistance and repatriation benefits
Termination for “Cause”(3)	Upon termination for cause, executive is only entitled to receive amounts earned or vested at the time of termination.(4)
Termination without “Cause” or “Good Reason” Resignation	If executive is terminated without “Cause” or resigns for “Good Reason”, the executive will be entitled to severance, provided that the executive signs a release in our favor.(5)
Resignation Provisions	If executive resigns other than for “Good Reason” before the end of the term, the executive will be required to pay us six-months’ gross salary; we remain eligible to obtain further damages and injunctive relief.
Renewal Provisions	We may elect to renew each executive employment agreement by providing advance notice (as specified in the applicable agreement). If we fail to renew, the executive is entitled to severance as if the executive were terminated without cause. In certain instances, we are required by the terms of the applicable agreement to make a “Qualifying Renewal Offer”(6) at the end of the term. If we make a “Qualifying Renewal Offer” that executive rejects, the executive is not eligible for severance, but is eligible for a non-competition payment of 50% of base salary.(7)
Covenants	Customary restrictive covenants where permitted by law during the term and for 12 months thereafter, including non-interference, non-competition, non-solicitation (18 months for employee non-solicit); continuing confidentiality obligations.

(1)	As of February 15, 2022, Mr. Campbell is an at-will employee of Discovery, in the same role, and receiving the same cash and equity compensation that he was entitled to under his most recent employment agreement.
(2)	Base Salary is the base salary set forth in the applicable employment agreement. NEO base salaries are subject to review and adjustment by the Committee, at its discretion, as part of the Annual Base Salary Review. Mr. Perrette’s base salary is set forth in pounds sterling in his employment agreement.
(3)	“Cause” has the meaning set forth below under “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control—Defined Terms Used in this Section” on page 68. The Cause definition in the individual NEO Employment Agreements shall apply in lieu of that provided in any benefit plans in which the NEO participates.
(4)	Mr. Wiedenfels’ agreement also provides that we may terminate him for “Cause” if we provide notice that he has materially neglected his duties to us or engaged in other conduct that constitutes a breach, and he fails to cure such breach within 30 days of delivery of such notice.
(5)	“Good Reason” has the meaning set forth below under “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control—Defined Terms Used in this Section” on page 68. Additional information about severance payments can be found under “Executive Compensation Tables—Potential Payments Upon Termination or Change-in-Control” on page 62.
(6)	“Qualifying Renewal Offer” is an offer to renew the employment agreement with a meaningful increase in base salary and a bonus target that is at least the same level as in effect at the end of the current term of employment, and with other material terms that are at least as favorable, in the aggregate, as the material terms of the current employment agreement.
(7)	The agreement with Mr. Leavy does not require us to make a “Qualifying Renewal Offer” but does provide for severance if we don’t renew the agreement at the end of the term. Mr. Perrette’s agreement provides that if he rejects a “Qualifying Renewal Offer”, in addition to the benefits provided in the table below, his non-competition payment would increase to 100% of base salary if he seeks to engage in competitive activity and permission is denied by us.

2022 Proxy Statement     41

Executive Compensation

NEO Compensation in 2021

Elements of 2021 Compensation

Total direct compensation for the NEOs in 2021 consisted of three basic components:

Element of Compensation	Key Features	Purpose
Base Salary	Fixed annual cash amount, generally reviewed annually.	Provide base salaries that are competitive to attract and retain high-performing executive talent. A competitive base salary is an important component of compensation providing a degree of financial stability for executives. Base salaries also form the basis for calculating other compensation opportunities, including, for example, the target amount of each NEO’s annual cash bonus as a percentage of base salary.
Annual Cash Bonus	Each NEO has a target cash bonus opportunity, set as a percentage of base salary (or in Mr. Zaslav’s case, as a specified dollar value). The actual amount paid/awarded for each year varies based on Company and individual performance.	Deliver a substantial portion of total direct compensation in annual cash bonus awards that are aligned with Company and individual performance to focus our executives on our financial and operational goals. Ensure that our compensation mix remains competitive with our industry. We generally set bonus targets as a percentage of base salary so that this performance-based element remains a similar proportion to the fixed base salary and the value of the bonus target automatically adjusts as salary adjustments are made.
Long-Term Incentive Awards	Annual equity and equity- type awards, in the form of non-qualified stock options, performance-based restricted stock units, restricted stock units and stock appreciation rights. Each type of award instrument generally vests in tranches over multiple years.	Deliver a substantial portion of an executive’s annual total direct compensation in equity or equity-type awards to align our executives’ interests with those of our stockholders. We also use long-term incentive awards as a tool to encourage an executive to enter into a new employment agreement or extend an existing agreement. These awards serve as retention tools and align an executive’s interests to those of our stockholders.

42     Discovery

Executive Compensation

2021 NEO Accomplishments and Compensation

Our performance and individual achievements play a strong role in many of the compensation decisions for our NEOs, as further described below. The Committee considered our operational accomplishments and solid financial performance in 2021, as well as each of the individual NEOs’ 2021 accomplishments in making compensation decisions. A summary of overall 2021 performance and individual accomplishments for each NEO appears below.

Mr. Zaslav: Mr. Zaslav serves as President and CEO and reports directly to the Board. In 2021, Mr. Zaslav provided extraordinary leadership during another pandemic-impacted year and delivered against our strategic and operational priorities, including the successful launch of discovery+ and increases in revenue, AOIBDA and free cash flow. The hallmark of Mr. Zaslav’s tremendous 2021 achievements was his initiation of the Warner Media Transaction and his leadership of the negotiation and signing of this historic transaction, as well as his efforts to obtain regulatory approvals and meet other closing conditions, putting us on pace to close during the second quarter of 2022.

Mr. Wiedenfels: Mr. Wiedenfels is our CFO and reports to our CEO. Mr. Wiedenfels made significant contributions in 2021 and provided consistent and outstanding financial leadership. During 2021, Mr. Wiedenfels enabled and supported the required investments to successfully launch and grow discovery+, while continuing to drive cost savings and efficiencies in the finance function and helping to manage free cash flow. He also led our investor relations efforts as we navigated a challenging market environment due to the lingering effects of COVID and unusual volatility in our sector. Finally, Mr. Wiedenfels was the financial architect of the WarnerMedia Transaction and played a vital role in driving the SEC filing process relating to the transaction, preparing for the acquisition financing and leading our investor communication strategy.

Mr. Campbell: Mr. Campbell is our Chief Development, Distribution & Legal Officer and reports to our CEO. During 2021, Mr. Campbell provided outstanding leadership to our corporate legal team and our business affairs function, oversaw numerous key affiliate renewals in the U.S., and was a key contributor to the successful launch of discovery+ by working to establish and expand distribution arrangements for that product. Mr. Campbell also provided tremendous leadership for the WarnerMedia Transaction, acting as the principal negotiator, overseeing the regulatory approval process which spanned numerous U.S. government agencies and dozens of international markets, and making significant contributions to position us for closing during the second quarter of 2022.

Mr. Leavy: Mr. Leavy is our Chief Corporate Operating Officer and reports to our CEO. In 2021, Mr. Leavy provided essential leadership across multiple Company-wide initiatives. He continued to lead our ongoing global response to the pandemic, which included preparing multiple Discovery locations for a safe return to our offices during the fall of 2021. Mr. Leavy was also a key leader and contributor to the successful launch and global expansion of discovery+ in 2021, and was instrumental to the Company’s response to legislative actions in Poland which threatened our TVN business in that country. Finally, Mr. Leavy provided steady leadership around the announcement and ongoing communications efforts relating to the WarnerMedia Transaction and has been an invaluable member of the steering committee that is working towards a second-quarter 2022 closing.

Mr. Perrette: Mr. Perrette serves as CEO and President of Discovery International and reports to our CEO. Despite the ongoing challenges of COVID and a turbulent regulatory environment, in 2021 Mr. Perrette’s leadership helped to grow our global DTC business, sustain our international linear business, and deliver solid financial performance in our international division. Mr. Perrette led the development and growth of discovery+, integrated numerous DTC business and operating units into one global business and transitioned our streaming product onto one technology platform. Mr. Perrette also provided necessary leadership throughout the legislative challenges to our business in Poland, and has been instrumental in laying the foundation for closing the WarnerMedia Transaction during the second quarter of 2022.

The following chart summarizes the compensation decisions for 2021 with respect to each NEO’s base salary, annual cash bonus and long-term incentive awards. Detailed discussion of the decisions made with respect to each element is contained in the discussion immediately below the chart.

2022 Proxy Statement     43

Executive Compensation

Element of Compensation	2021 Compensation Actions
Base Salary

●  Maintained base salary for Mr. Zaslav per the terms of the Zaslav 2018 Employment Agreement; Mr. Zaslav’s base salary was also maintained at the same level in the Zaslav 2021 Employment Agreement.

●  Increased base salary for Mr. Wiedenfels in connection with the September 2020 amendment of his employment agreement; his new base salary was effective as of January 1, 2021.

●  Increased base salary for Messrs. Campbell, Leavy and Perrette in February 2021 as part of the 2021 Annual Base Salary Review; new base salaries were effective as of July 1, 2021.

Annual Cash Bonus	● Paid annual cash bonuses in March 2022 to each of the NEOs following the 2021 Annual Bonus Review which took place in February 2022.
Long-Term Incentive Awards

●  Awarded PRSUs to Mr. Zaslav as specified in the Zaslav 2018 Employment Agreement.

●  Awarded stock options to Mr. Zaslav in connection with the signing of the Zaslav 2021 Employment Agreement.

●  Awarded stock options and RSUs to Messrs. Wiedenfels, Campbell, Leavy and Perrette in February 2021 following the 2021 Annual LTI Review.

Base Salary

Mr. Zaslav: Under the terms of the Zaslav 2018 Employment Agreement, Mr. Zaslav’s base salary was set at $3 million; the Zaslav 2021 Employment Agreement maintains that same base salary throughout its term (through 2027). The Committee determined that it was appropriate to retain Mr. Zaslav’s base salary at the same level and to focus the compensation elements of the agreement on performance-based pay. Mr. Zaslav’s employment agreement is further described in “NEO Employment Agreements” above.

Mr. Wiedenfels: The Committee increased Mr. Wiedenfels’ base salary to $1,700,000 as specified by the September 2020 amendment of his employment agreement. Mr. Wiedenfels new base salary went into effect on January 1, 2021. The Committee considered Mr. Wiedenfels’ performance, market data, internal equity, and the long-term nature of the agreement in determining the appropriate base salary adjustment. This increase was in lieu of any further increase as part of the 2021 Annual Base Salary Review. Mr. Wiedenfels’ employment agreement is further described in “Other NEO Employment Agreements” above.

Mr. Campbell: The Committee increased Mr. Campbell’s base salary by 2% to $1,947,812 in the 2021 Annual Base Salary Review. The Committee based this decision on the CEO’s recommendation, with reference to the 2021 Peer Group market data. Mr. Campbell’s new base salary went into effect as of July 1, 2021.

Mr. Leavy: The Committee increased Mr. Leavy’s base salary by 2% to $1,326,000 in the 2021 Annual Base Salary Review. The Committee based this decision on the CEO’s recommendation, with reference to the 2021 Peer Group market data. Mr. Leavy’s new base salary went into effect as of July 1, 2021.

Mr. Perrette: The Committee increased Mr. Perrette’s base salary by 2% to $2,062,307 in the 2021 Annual Base Salary Review. The Committee based this decision on the CEO’s recommendation, with reference to the 2021 International Peer Group market data. Mr. Perrette’s new base salary went into effect as of July 1, 2021.

Annual Cash Bonus Awards

We made annual cash bonus awards to each of our NEOs with respect to their 2021 performance as part of the 2021 Annual Bonus Review which took place in February 2022. The annual bonus target amount for each NEO other than Mr. Zaslav is set as a percentage of base salary. This percentage generally is set in the negotiation of each executive’s employment agreement and is determined by the Committee based on external market data, internal equity, and, if the executive is leaving other employment to join us, an assessment of what level of compensation is needed to encourage the individual to accept our offer of employment. If an executive works only part of the year, the bonus amount generally is subject to proration based the period of employment.

Each of our NEOs, other than Messrs. Zaslav and Wiedenfels, participated in the ICP in 2021, our annual bonus plan that applies broadly to employees around the world. As discussed below, the determination of the actual cash bonus under the ICP is based on achievement of annual financial targets as applied to the target value.

The annual cash bonus design also rewards exceptional individual performance through allocation of a “performance pool.” Three percent of the ICP target is used to fund the performance pool and additional funding is based on overachievement of the Adjusted Free Cash Flow metric. The performance pool is then allocated to high performing employees, which may include the NEOs other than Mr. Zaslav. Each eligible NEO received a performance pool award for 2021.

The annual bonus target may be changed in the course of an executive’s employment or in the negotiation of a new or extended employment agreement. The following chart summarizes the 2021 bonus target amount and actual payout for each NEO. Please refer to the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the 2021 Grants of Plan-Based Awards Table on page 58 for more information regarding the range of 2021 payouts available to these NEOs and the “Non-Equity Incentive Plan Compensation” column of the 2021 Summary Compensation Table on page 56 for the actual amounts paid to them with respect to their 2021 awards.

44     Discovery

Executive Compensation

NEO	2021 Target Amount	2021 Metrics	Total 2021 Cash Bonus Award
David M. Zaslav, CEO	● $22,000,000	● 50% qualitative goals ● 50% quantitative goals	● $26,400,000, based on achievement of 100% of the quantitative goals and 100% of the qualitative goals established for Mr. Zaslav’s 2021 cash bonus, and the Committee’s decision to award an additional one-time discretionary bonus of $4,400,000 to Mr. Zaslav. The aggregate payout amount was above target, in recognition of Mr. Zaslav’s exceptional leadership through the pandemic, the successful launch of discovery+ and his efforts to initiate, negotiate and enter into the WarnerMedia Transaction. See “2021 NEO Accomplishments and Compensation” on page 43 for additional discussion of Mr. Zaslav’s individual performance in 2021.
Gunnar Wiedenfels, CFO	● $2,550,000 ● 150% of base salary	● 50% qualitative goals ● 50% quantitative goals ● Individual performance factored into allocation of performance pool	● $4,632,970, based on achievement of 100% of the quantitative goals and 100% of the qualitative goals and allocation of the performance pool. The aggregate payout amount was above target, reflecting Mr. Wiedenfels’ outstanding individual performance in 2021 and his contributions to the management of our business during the pandemic, the successful launch of discovery+, and the work done in 2021 to prepare for a successful closing of the WarnerMedia Transaction. See “2021 NEO Accomplishments and Compensation” on page 43 for additional discussion of Mr. Wiednefels’ individual performance in 2021.
Bruce L. Campbell, Chief Development, Distribution & Legal Officer	● $2,892,684 ● 150% of base salary	● 100% ICP calculation ● 100% of ICP assigned to achievement of Company-wide financial metrics ● Individual performance factored into ICP calculation and allocation of performance pool	● $5,690,558, based on calculation of the ICP payout. ICP calculation based on Company performance and allocation of the performance pool. The aggregate payout amount was above target, reflecting Mr. Campbell’s outstanding individual performance in 2021 and his contributions to the management of our business during the pandemic, the successful launch of discovery+, and the work done in 2021 to prepare for a successful closing of the WarnerMedia Transaction. See “2021 NEO Accomplishments and Compensation” on page 43 for additional discussion of Mr. Campbell’s individual performance in 2021.

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Executive Compensation

David C. Leavy, Chief Corporate Operating Officer	● $1,509,746 ● 115% of base salary	● 100% ICP calculation ● 100% of ICP assigned to achievement of Company-wide financial metrics ● Individual performance factored into ICP calculation and allocation of performance pool	● $2,645,692, based on calculation of the ICP payout. ICP calculation based on Company performance and allocation of the performance pool. The aggregate payout amount was above target, reflecting Mr. Leavy’s outstanding individual performance in 2021 and his contributions to the management of our business during the pandemic, the successful launch of discovery+, and the work done in 2021 to prepare for a successful closing of the WarnerMedia Transaction. See “2021 NEO Accomplishments and Compensation” on page 43 for additional discussion of Mr. Leavy’s individual performance in 2021.
Jean-Briac Perrette, President and Chief Executive Officer, Discovery International	● $3,822,728 ● 175% of base salary

●  100% ICP calculation

●  40% of ICP assigned to achievement of International division financial metrics

●  20% of ICP assigned to Company-wide Net Revenue and Adjusted Free Cash Flow financial metrics

●  20% of ICP assigned to Company-wide Next Generation Digital Revenue financial metrics

●  20% of ICP assigned to Company-wide Next Generation Paid Subscribers financial metrics

●  Individual performance factored into ICP calculation and allocation of performance pool

● $5,900,498, based on calculation of the ICP payout. ICP calculation based on Company and International division performance and allocation of the performance pool. The aggregate payout amount was above target, reflecting Mr. Perrette’s outstanding individual performance in 2021 and his contributions to the management of our business during the pandemic, the successful launch of discovery+, and the work done in 2021 to prepare for a successful closing of the WarnerMedia Transaction. See “2021 NEO Accomplishments and Compensation” on page 43 for additional discussion of Mr. Perrette’s individual performance in 2021.

2021 Financial Metrics – Performance and Adjustments

The Committee sets annual financial metrics that are used to determine the cash bonuses awarded to NEOs. The ICP is calculated based solely on performance against financial measures, and the annual cash bonus for the CEO and CFO is based 50% on performance against financial measures, or quantitative goals, and 50% on qualitative goals determined without reference to our performance against financial targets. The 2021 financial metrics or quantitative goals were based on:

●	Net Revenue;
●	Adjusted Free Cash Flow (as defined below);
●	Further Adjusted OIBDA (as defined below);
●	Next Generation Digital Revenue (as defined below) and
●	Next Generation Year-End Paid Subscribers (as defined below).

The Committee annually reviews potential adjustments to performance against these measures. The principle applied in deriving the adjustments is to ensure that the calculation reflects the impact of operational decisions taken by management, excludes the impact of events over which management has little or no influence, and excludes the impact of items that were not considered at the time the targets were set. Adjustments for currency fluctuations are made to ensure that the results are currency neutral. The Committee typically groups adjustments into three categories:

●	unplanned acquisitions and divestitures (and related expenses and revenues);
●	unplanned programming or new business investments; and
●	corporate transactions and legal expenses (including corporate debt transactions, accounting or legal changes that resulted in unforeseen changes, and significant legal and consulting fees for unbudgeted matters).

The table below provides the definition of each of the five financial metrics and describes the 2021 adjustments at a high level. The adjustments set forth below had the effect of reducing our overall financial performance for purposes of calculating cash bonuses and ICP awards, as compared to our reported results.

46     Discovery

Executive Compensation

Financial Metric	Definition	2021 Adjustments
Net Revenue	Revenue from ordinary business operations.

Adjustments in the following areas:

●  release of the Board-approved COVID budget contingency;

●  Committee exercising its discretion to reduce discovery+ over-performance by 1/3;

●  unplanned divestiture of Great American Country; and

●  unexpected corporate transactions including: releases of reserves, accounting policy impacts, tax prepayments, legal and social security provisions, and transactions relating to PGA and GolfTV.

Adjusted Free Cash Flow	Cash provided by operations less acquisitions of property and equipment, adjusted for long-term incentive payments.	Adjustments on the same bases described above for Net Revenue.
Further Adjusted OIBDA	Revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market share-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) impairment charges and (vi) gains (losses) on business and asset dispositions.	Adjustments on the same bases described above for Net Revenue.
Next Generation Digital Revenue	Revenue (distribution, advertising and other) recorded and generated on Discovery’s global digital distribution platforms.	● release of the Board-approved COVID budget contingency; ● Committee exercised its discretion to reduce discovery+ over-performance by 1/3
Next Generation Year-End Paid Subscribers	Paying subscribers for all of Discovery’s global digital distribution platforms at year end.	● Committee exercised its discretion to reduce discovery+ over-performance by 1/3

Determination of Annual Cash Bonus Awards to Messrs. Zaslav and Wiedenfels

The bonus structure for Messrs. Zaslav and Wiedenfels was designed by the Committee to meet specific objectives. Unlike the calculation of the ICP pool, which is calculated based solely on performance against financial measures, the annual cash bonus for these two NEOs is based 50% on performance against financial measures, or quantitative goals, and 50% on qualitative goals determined without reference to our performance against financial targets. Given the role of each of the CEO and the CFO in setting the annual financial targets used for the ICP, the Committee concluded that it would be appropriate to have a substantial part of their bonus opportunities based on separate qualitative measures. Mr. Wiedenfels is also eligible for allocation of the performance pool consistent with the process for other senior executives.

This combination of quantitative and qualitative goals allows the Committee to incentivize and reward the setting of appropriate financial targets by the CEO and the CFO; the Committee adopted this design as a result of its ongoing risk assessment of our executive compensation programs.

The Committee determined that including all four financial measures described above was appropriate for the CEO and CFO given the scope of their responsibilities and direct impact on resource allocation decisions. The quantitative goals were each weighted at 20% to reflect equal emphasis on each of the four measures.

For 2021, the quantitative targets, weighting and results for the cash bonuses to the CEO and CFO were as follows (actual achievement is after the aforementioned adjustments):

	Weighting	Threshold	Target	Actual Achievement
Net Revenue ($ in millions)	20%	$7,769	$11,098	$11,893
Adjusted Free Cash Flow ($ in millions)	20%	$1,310	$1,871	$2,186
Further Adjusted OIBDA ($ in millions)	20%	$2,238	$3,198	$3,482
Next Generation Digital Revenue ($ in millions)	20%	$821	$1,173	$1,360
Next Generation Year-End Paid Subscribers (# in millions)	20%	11	15	20

2022 Proxy Statement     47

Executive Compensation

The Committee sets annual individual qualitative goals for Mr. Zaslav related our strategic priorities, and for Mr. Wiedenfels based on the priorities in his role as CFO. The Committee sets updated goals each year based on changing priorities, and there is variation from year to year in both the substance of the annual goals and how they are weighted.

For 2021, Mr. Zaslav’s qualitative goals, with weighting, were to:

●	Transition and grow targeted total Company financial performance as the business and industry evolve (40%);
●	grow discovery+ business in line with strategic goals (40%); and
●	dynamically grow direct-to-consumer business, including subscriber and active user base across the portfolio (20%).

For 2021 Mr. Wiedenfels’ qualitative goals, with weighting, were to:

●	support the roll-out of our direct-to-consumer strategy (25)%;
●	continue free cash flow improvement initiatives (25%);
●	implement a continuous improvement program in the finance department and across the Company (20%);
●	support work of the Finance and Audit Committees, including providing effective and timely reporting and analysis in priority areas (10%); and
●	manage capital structure and equity story as we transition the Company (20%).

The weighting was based on the Committee’s determination of the relative priority of each of these goals and reflects the significant emphasis on continued enterprise transformation. The Committee historically has set annual qualitative goals with a significant degree of “stretch” and has evaluated achievement against the goals by requiring a significant degree of over-performance to meet the goal.

In February 2022, the Committee reviewed the achievement of these quantitative and qualitative goals, considering the CEO’s and CFO’s self-assessments and, with respect to Mr. Wiedenfels, the input of the CEO and with respect to Mr. Zaslav, the input of the Board. With respect to the quantitative goals, the Committee determined that we had achieved 107.2% of the Net Revenue metric, 116.8% of the Adjusted Free Cash Flow metric, 108.9% of the Further Adjusted OIBDA metric, 115.9% of the Next Generation Digital Revenue metric and 129.8% of the Next Generation Year-End Paid Subscribers metric. Based on the performance against the four metrics, the overall calculation of the payout amount was 100% of the target amount. With respect to the qualitative goals, the Committee determined that Mr. Zaslav had achieved his qualitative goals at the 100% level and that Mr. Wiedenfels had achieved his qualitative goals at the 100% level.

Based on these assessments, the Committee approved a total bonus payment of $22,000,000 to Mr. Zaslav, which represented his target bonus amount under the Zaslav 2018 Employment Agreement and an additional discretionary bonus of $4,400,000, in recognition of Mr. Zaslav’s exceptional leadership through the pandemic, the successful launch of discovery+ and his efforts to initiate, negotiate and enter into the WarnerMedia Transaction. With respect to Mr. Wiedenfels, the Committee approved a total bonus payment of $4,632,970, based on achievement of the quantitative and qualitative goals, and the inclusion of a performance pool allocation as recommended by the CEO based on Mr. Wiedenfels’ strong performance in 2021, including his leadership of the financial management of our business during the pandemic, the successful launch of discovery+, his efforts associated with the negotiation and signing of the WarnerMedia Transaction, and the work he did throughout 2021 to support the regulatory approval process and prepare for a successful closing of the WarnerMedia Transaction.

2021 ICP and Performance Pool

The 2021 annual cash bonus for Messrs. Campbell, Leavy and Perrette was based on the terms of the ICP. The ICP specifies various financial metrics depending on an employee’s role and business alignment. The aggregate amount payable to an individual under the ICP is calculated by:

●	first, determining the target bonus of each employee (the pre-established percentage of the employee’s base salary);
●	second, establishing the amount payable as a result of our performance versus the ICP financial metrics and any applicable line of business performance measures, as applied to the target bonus amount (such amount, the “ICP Payout Percentage”); and
●	third, adding to the total payout amount a specific dollar amount that is an allocation of the “performance pool.” The performance pool is a total amount of money that is available to allocate to high performers, with the amount available to allocate varying based on our overall financial performance.

The 2021 annual cash bonus awards to Messrs. Campbell, Leavy and Perrette were calculated as follows:

Base Salary	X	NEO’s Individual Target Bonus Percentage	X	ICP Payout Percentage	+	Performance Pool Allocation (if applicable)	=	Cash Bonus Award paid to NEO

48     Discovery

Executive Compensation

In February of 2021, the Committee established threshold (20% payout), target (100% payout) and above target (110% payout) amounts for each of the ICP financial metrics and a scale that would determine the amount payable for achievement of results between the threshold and the above target amounts. The metrics were designed to provide a payout of 110% only upon at least 110% performance for each of the ICP financial metrics. The threshold for a payout was achievement of at least 90% of the metric (performance at less than 90% would result in no payout based on the scale) and for prorated payout for performance between 90% and 110% of the metrics. Payments beyond the “above target” amount may be made at the Committee’s discretion. The Committee also established that funding of the performance pool would be based on overachievement of the Adjusted Free Cash Flow metric under the ICP.

For NEOs who work in or are fully dedicated to support a line of business within Discovery (e.g., Discovery International) a portion of their ICP award will be based on the performance of their line of business. For these NEOs, 20% of their ICP will be based on achievement of the total Company Net Revenue and Adjusted Free Cash Flow metrics described above and set forth in the table below, 20% each will be based on the achievement of the Next Generation Digital Revenue metric and the Next Generation Year-End Paid Subscribers metric described above and set forth in the table below, and the remaining 40% will be based on achievement of the ICP metrics for their line of business. In 2021, Mr. Perrette had a portion of his ICP award determined by the performance of his line of business.

Corporate. The 2021 Corporate ICP performance targets are set forth in the following table. For 2021, the Committee used Net Revenue, Adjusted Free Cash Flow, Next Generation Digital Revenue and Next Generation Year-End Paid Subscribers as the ICP metrics. The Committee weighted Net Revenue and Adjusted Free Cash Flow at 30% each, recognizing the continuing importance of each of these measures to the Company’s overall performance. It weighted Next Generation Digital Revenue and Next Generation Year-End Paid Subscribers at 20% to focus all employees on this new revenue stream and our strategic objective to advance our digital and direct-to-consumer businesses. The Net Revenue, Adjusted Free Cash Flow, Next Generation Digital Revenue and Next Generation Year-End Paid Subscribers measures for the Company-wide metrics are the same measures used with respect to the annual cash bonus for Messrs. Zaslav and Wiedenfels, and were subject to the same adjustments discussed above. The numbers in the tables below under “Actual Achievement” reflect the adjustments discussed above.

Corporate	Weighting	Threshold	Target	Above Target	Actual Achievement
Net Revenue ($ in millions)	30%	$9,989	$11,098	$12,208	$11,893
Adjusted Free Cash Flow ($ in millions)	30%	$1,316	$1,871	$2,426	$2,186
Next Generation Digital Revenue ($ in millions)	20%	$1,056	$1,173	$1,290	$1,360
Next Generation Year-End Paid Subscribers (# in millions)	20%	8	15	23	20

Discovery International. The 2021 ICP performance targets for Discovery International (the metric used for 40% of Mr. Perrette’s 2021 bonus) are set forth in the following table. The Committee adjusted the performance against the metrics for Discovery International, based on the same categories and adjustments applied to the Company-wide metrics.

Discovery International	Weighting	Threshold	Target	Above Target	Actual Achievement
Net Revenue ($ in millions)	50%	$4,067.9	$4,519.9	$4,971.9	$4,634.9
Further Adjusted OIBDA ($ in millions)	50%	$102.1	$418.5	$734.9	$552.8

Assessment of Performance. The determination as to whether the 2021 ICP financial performance measures were met was made in the 2021 Annual Bonus Review during the first quarter of 2022, following review of the full-year 2021 financial results. Based on our financial performance in 2021 versus the ICP performance targets, the Committee funded the Corporate ICP pool at 118.9% of target and Discovery International at 117.7%.

The Committee also funded the 2021 performance pool based on our significant over-delivery of our Adjusted Free Cash Flow target as disclosed above. As part of the February 2022 Annual Bonus Review, the Committee determined whether to allocate performance pool amounts to each NEO other than the CEO. The performance pool is funded as a total amount; all bonus-eligible employees (other than the CEO) were eligible for an award under the performance pool in 2021. For NEOs other than the CEO, the CEO recommends individual awards that are paid as part of the overall annual bonus payout. For 2021, the CEO’s recommendations were based on individual performance as noted above, with particular emphasis on the exemplary leadership shown by Messrs. Campbell, Leavy and Perrette throughout the COVID-19 pandemic, the actions taken to develop and successfully launch discovery+, the efforts associated with the negotiation and signing of the WarnerMedia Transaction, and the work done throughout 2021 to support the regulatory approval process and prepare for a successful closing of the WarnerMedia Transaction.

2022 Proxy Statement     49

Executive Compensation

Mr. Zaslav provided his assessment of each of Messrs. Campbell, Leavy and Perrette and a recommended ICP award and performance pool allocation for each NEO. The Committee reviewed Mr. Zaslav’s reviews and recommendations, as well as each NEOs’ self-assessment of his own individual performance for 2021. Based on its review, the Committee approved cash bonuses under the ICP and a performance pool allocation for Messrs. Campbell, Leavy and Perrette as set forth in the table below:

NEO	ICP Target Amount	ICP Payout Percentage	Cash Bonus Award (ICP + Performance Pool)
Bruce L. Campbell	$2,892,684	118.9%	$5,690,558
David C. Leavy	$1,509,746	118.9%	$2,645,692
Jean-Briac Perrette	$3,822,728	117.7%	$5,900,498

Long-Term Incentive Compensation

We make equity awards as part of our long-term incentive compensation program under our 2013 Incentive Plan. We believe that delivering a substantial portion of an executive’s total direct compensation in equity or equity-type awards helps to align our executives’ interests with those of our stockholders. In 2021, we made long-term equity or equity-type awards to each of the NEOs, which we believe serves to focus their attention on increasing the Company’s value over time.

Annual LTI Review and New Hire/Contract Renewal Awards

The Committee generally considers LTI awards to the NEOs in two categories: annual awards, in the same process used for executive-level employees early each year in the Annual LTI Review, and special awards for newly-hired executives or in conjunction with the renewal of an existing fixed-term contract. The Committee made awards to Messrs. Wiedenfels, Campbell, Leavy and Perrette as part of the 2021 Annual LTI Review which took place in February 2021. Mr. Zaslav’s LTI awards for each year are specified in his employment agreement, although the Committee determines performance metrics for each performance-based award to Mr. Zaslav at the time the award is made.

In the Annual LTI Review, as an initial matter, the Committee reviews market data for similar roles in the peer group and determines a target amount for the LTI awards that is expressed as a dollar value. With respect to each NEO other than the CEO, the CEO then reviews the target value approved by the Committee and recommends a dollar value for the award based on each NEO’s individual performance. The Committee approves the overall award value, which is then converted into a number of units, as further described below.

For new hire and contract renewal awards, the Committee follows a similar process, referring to market data, as well as internal equity and the overall compensation terms of the agreement. The Committee determines a target amount expressed as a dollar value, which is then converted into a number of units, as further described below.

Timing of Awards. The Committee’s intent is to approve equity awards annually in February each year, with new hire, promotion, and contract grants made throughout the year in the Committee’s regular meetings. The Committee uses a consistent effective date for annual grants of March 1, with the approval of the grants occurring in late February but with a March 1 effective date. This allows a consistent grant date and vesting schedule for annual awards made to employees and provides for consistent annual grant timing.

For new hire, promotion, and contract grants made at other times throughout the year, the Committee continued the practice of making such grants at regularly-scheduled Committee meetings every two to three months. On occasion for administrative convenience, the Committee may make a grant with a future effective date, with the grant price set on the future effective date.

Our practice of setting regular equity award grant dates based on scheduled Committee meetings, and adopting a consistent date for the annual grants, is designed to avoid the possibility that we could grant stock awards prior to the release of material, non-public information which is likely to result in an increase in its stock price, or to delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price.

50     Discovery

Executive Compensation

2021 Long-Term Incentive Awards

The following chart summarizes the equity awards made in 2021 to each NEO.

NEO		2021 Target Amount or FMV	2021 LTI Awards
David M. Zaslav, CEO		$9,000,000	169,716 Series A PRSUs 56,572 Series A PRSUs 14,773,712 stock options
		$3,000,000
		$190,000,000
	Total value:	$202,000,000
Gunnar Wiedenfels, CFO		$2,000,000	130,546 stock options 37,715 RSUs
		$2,000,000
	Total value:	$4,000,000
Bruce L. Campbell, Chief Development, Distribution & Legal Officer		$2,000,000	130,546 stock options 37,715 RSUs
		$2,000,000
	Total value:	$4,000,000
David C. Leavy, Chief Corporate Operating Officer		$1,000,000	65,273 stock options 18,858 RSUs
		$1,000,000
	Total value:	$2,000,000
Jean-Briac Perrette, President and CEO, Discovery International		$2,000,000	130,546 stock options 37,715 RSUs
		$2,000,000
	Total value:	$4,000,000

2021 Long-Term Incentive Awards to CEO
PRSU Awards

The design of Mr. Zaslav’s compensation in his employment agreement emphasizes stockholder alignment through tying the vast majority of his compensation to Discovery equity and requiring substantial stock holdings. Under the Zaslav 2018 Employment Agreement, Mr. Zaslav received an award of 226,288 Series A PRSUs on March 1, 2021 with a one-year performance period that ended on December 31, 2021. The 2021 PRSU awards to Mr. Zaslav consisted of:

●	an award of 56,572 Series A PRSUs, which vested at 100% on February 28, 2022 based on the Committee’s certification of the Company’s performance against the quantitative metrics it established for these PRSUs - Revenue, Adjusted OIBDA, Adjusted Free Cash Flow, Next Generation Year-End Paid Subscriber and Next Generation Digital Revenue performance during 2021; and
●	an award of 169,716 Series A PRSUs, which vested at 100% on February 28, 2022 based on the Committee’s assessment of Mr. Zaslav’s performance versus the qualitative goals it established for these PRSUs, which are more fully described below.

The performance against the quantitative performance metrics for the CEO’s 2021 PRSUs are set forth in the following table:

Quantitative Performance Metrics for PRSUs awarded to David Zaslav in 2021

	Target		Performance
1-Year PRSU Performance ($ in millions)	Target Weighting	PRSU Target	2021	Performance against Target	Weighted Payout
Revenue	25%	$11,098.0	$11,893.0	107.2%	100%
Adjusted OIBDA	25%	$3,197.8	$3,481.6	108.9%	100%
Adjusted Free Cash Flow	25%	$1,871.0	$2,186.3	116.8%	100%
Next Generation Year-End Paid Subscribers	12.5%	15.0	19.6	129.8%	100%
Next Generation Digital Revenue	12.5%	$1,173.1	$1,360.1	115.9%	100%
TOTAL	100.0%				100%

The Committee also established qualitative goals for the 2021 PRSU awards to the CEO in the areas of leadership and content, with each area weighted evenly.

Leadership goals included:

●	mentoring and developing leadership candidates, including providing leadership development opportunities;
●	designing a structure to empower executive decision-making and accountability;

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●	building leadership team cohesion to promote core business revenue growth and strong cash flow while dramatically growing direct-to-consumer subscribers and active user base across the portfolio;
●	provide strategic insight to support transformation to a more heavily-focused direct-to-consumer product strategy; and
●	make efficient use of human capital and ensure maximum productivity.

Content goals included:

●	improve and develop OTT and DTC to expand digital audiences;
●	develop brand defining blue chip content with domestic and international appeal;
●	develop engaging series programing and on-air talent and successfully launch direct-to-consumer products; and
●	develop new, and continue to improve on existing, event programming and content across portfolios.

The Committee assessed Mr. Zaslav’s 2021 performance against these goals and determined that he met 100% of the qualitative goals established for his 2021 PRSU awards.

Based on 2021 performance versus the quantitative and qualitative metrics set forth above, the Committee certified the vesting of the 1-Year Target PRSUs granted to Mr. Zaslav at 100%. For the PRSUs that vested in February 2022, 50% of the shares were distributed at the time of vesting, and 25% will be distributed in each of 2023 and 2024 based on Mr. Zaslav’s continued employment and the other terms and conditions of the award.

2021 Signing Stock Options

Under the Zaslav 2021 Employment Agreement, Mr. Zaslav received grants of stock options under the 2013 Incentive Plan (the “2021 Signing Stock Options”), which were valued at $190 million using the Black-Scholes option-pricing model. The 2021 Signing Stock Options were broken into the two groups described below. Each group of 2021 Signing Stock Options consists of five grants, with the number of shares, exercise prices, vesting, and exercisability as follows:

Group 1 2021 Signing Stock Options

●	A grant of 1,635,284 stock options with a per share exercise price equal to the closing price of our Series A common stock on the last business day prior to the date of grant (“Grant Date Price”), vesting in four equal installments on May 16 of 2022, 2023, 2024, and 2025;
●	A grant of 1,519,414 stock options with a per share exercise price equal to 105% of the Grant Date Price, vesting in four equal installments on May 16 of 2023, 2024, 2025, and 2026;
●	A grant of 1,557,685 stock options with a per share exercise price equal to 110.25% of the Grant Date Price, vesting in three substantially equal installments on May 16 of 2024, 2025, and 2026;
●	A grant of 1,603,292 stock options with a per share exercise price equal to 115.76% of the Grant Date Price, vesting in two equal installments on May 16 of 2025 and 2026; and
●	A grant of 1,682,083 stock options with a per share exercise price equal to 121.55% of the Grant Date Price, vesting on May 16, 2026.

Group 2 2021 Signing Stock Options

●	A grant of 1,360,127 stock options with a per share exercise equal to the Grant Date Price, vesting in four equal installments on January 1 of 2024, 2025, 2026, and 2027;
●	A grant of 1,421,234 stock options with a per share exercise price equal to 105% of the Grant Date Price, vesting in four equal installments on January 1 of 2025, 2026 and 2027 and December 31, 2027;
●	A grant of 1,401,917 stock options with a per share exercise price equal to 110.25% of the Grant Date Price, vesting in three substantially equal installments on January 1 of 2026 and 2027 and December 31, 2027;
●	A grant of 1,270,188 stock options with a per share exercise price equal to 115.76% of the Grant Date Price, vesting in two equal installments on January 1 of 2027 and December 31, 2027; and
●	A grant of 1,322,488 stock options with a per share exercise price equal to 121.55% of the Grant Date Price, vesting on December 31, 2027.

In addition, Mr. Zaslav received an additional grant of options on January 3, 2022 for 198,132 shares, which had the same characteristics as the second grant of the Group 1 2021 Signing Stock Options above.

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Executive Compensation

2021 Long-Term Incentive Awards to Other NEOs

For 2021, the awards to Messrs. Wiedenfels, Campbell, Leavy and Perrette were in the form of stock options and RSUs (50% of the target value in stock options with respect to our Series A common stock, 50% in RSUs with respect to our Series A common stock). The Committee adopted this long- term incentive design for NEOs after reviewing market trends and best practices and concluding that these awards would:

●	provide appropriate incentives;
●	link the interests of our senior executives to those of our stockholders; and
●	serve as a retention tool.

Stock Options

The stock option awards have a four-year vesting schedule, become exercisable (while the holder remains employed by us) in equal tranches of 25% on the first four anniversaries of the date of grant, expire on the seventh anniversary of the date of grant, assuming continued employment, and are otherwise consistent with the terms of the applicable plan and award agreement. The approved value is converted into a number of stock options based on the Black-Scholes value of the stock option using the closing price of our Series A common stock on Nasdaq. In 2021, the Committee continued the practice of using the Black-Scholes valuation of the stock options as of the last trading day of the month prior to the date of grant and the closing price of the Series A common stock as of the trading day before the date of grant with respect to these calculations. This administrative practice allows more efficient processing of equity grants.

RSUs

The RSU awards granted to NEOs in 2021 have a four-year vesting schedule, vesting in four equal installments on March 1 following each of the first four anniversaries of the date of grant, assuming continued employment, and are otherwise consistent with the terms of the applicable plan and award agreement. The approved value is converted into a number of RSUs based on the closing price of our Series A common stock on Nasdaq on the last trading day prior to the date of grant.

Retirement Plans and Other Benefits

Retirement Benefits

Our U.S.-based NEOs generally participate in the same benefit plans and on the same terms as are offered to other U.S.-based full-time employees. We offer a 401(k) defined contribution plan as well as a non-qualified Supplemental Deferred Compensation Plan (the “SRP”) that is available to U.S.-based senior employees, including all of the NEOs other than Mr. Perrette. The eligible NEOs participate in these plans on the same terms and conditions as other eligible employees.

To encourage participation in the 401(k) plan, we make a matching contribution of (i) 100% of the employee’s first 3% of salary contributions to the defined contribution plans and (ii) 50% of the employee’s next 3% of salary contributions, up to a maximum amount of 4.5% of eligible base salary in the form of matching contributions, subject to certain limits under applicable tax regulations. We do not make matching contributions into the SRP. In addition to base salary deferrals, participants in the SRP are also permitted to defer portions of their annual bonus awards into their SRP accounts. The 401(k) and SRP accounts offer the same investment options, with the amounts actually invested for the 401(k) plan and with earnings measured hypothetically for the SRP.

We believe the SRP is necessary to allow employees who would otherwise be limited by IRS restrictions on the amount of compensation that may be considered in participation in our 401(k) plan to save a proportionate amount for retirement and support the goals of providing competitive compensation packages to our employees.

Mr. Perrette is employed in the U.K. and participates in the Company’s benefit plans and programs as offered to other U.K.-based Company employees. These benefits include a defined contribution pension plan.

For more information about the SRP, please refer to the 2021 Non-Qualified Deferred Compensation Table under “Executive Compensation Tables” below.

Health, Welfare and Other Personal Benefits

The U.S.-based NEOs are eligible to participate in the health, welfare and fringe benefits we generally make available to our U.S.-based regular full-time employees, such as basic and supplemental life insurance, short and long-term disability, commuter reimbursement, fitness reimbursement and access to legal resources. Mr. Perrette is based in the U.K. and is eligible to participate in the health, welfare and fringe benefits we generally make available to our U.K.-based regular full-time employees, such as life insurance benefits, short- and long-term disability, and an employer pension scheme.

In addition, we provide the following perquisites and other personal benefits to our NEOs:

Relocation Expenses and International Assignment Benefits; Related Gross-Up

Consistent with our objective to attract and retain a high-performing executive management team for senior roles in our global business, we place high performing executives on international assignments to fill key roles in the places where we do business. We provide relocation and international assignment benefits consistent with our international long-term assignment policies, including reimbursing relocation

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costs, offering education and other allowances, providing tax equalization benefits, which are intended to maintain the executive’s out of pocket tax liabilities at the same level they would have been had the executive not been assigned to a foreign jurisdiction and, for some benefits, paying the executive an amount equal to the tax resulting from the reimbursement or allowance (a “gross-up”). Mr. Perrette had served initially in his role as an expatriate but was transferred to local pay and benefits in connection with his new employment agreement in 2016. After his localization in June 2016, Mr. Perrette no longer retains any international assignment-related benefits, other than his continuing eligibility for ongoing tax preparation assistance, and repatriation benefits in the event Mr. Perrette’s employment is terminated without Cause (as defined in his employment agreement) or due to the Company’s decision not to renew the employment agreement at the end of the term. For a description of Mr. Perrette’s employment agreement, see “NEO Employment Agreements.”

Aircraft Usage; Related Gross-Up

We lease a dedicated corporate aircraft and also have an agreement with NetJets Inc. pursuant to which we lease the right to a specified amount of travel each calendar year on NetJets’ aircraft. We allow Mr. Zaslav to use a portion of our allotted travel time on our corporate aircraft, or NetJets aircraft, for personal use.

Under the Zaslav 2018 Employment Agreement and the Zaslav 2021 Employment Agreement, Mr. Zaslav is permitted to use up to 250 hours of flight time each year for personal use. The first 125 hours are provided to him by the Company. With respect to the second 125 hours, Mr. Zaslav is required to reimburse the Company at a rate of two times fuel cost, under a time-sharing agreement entered between the Company and Mr. Zaslav. For details regarding Mr. Zaslav’s employment agreement, please see “NEO Employment Agreements.”

Family members may accompany Mr. Zaslav on authorized business flights on corporate aircraft or NetJets flights at no aggregate incremental cost to the Company. When this occurs, we typically provide a gross-up to Mr. Zaslav to cover taxes for imputed income arising when a family member accompanies him on business travel at the request of the Company (e.g., when Mr. Zaslav’s spouse accompanies him to a business event in which attendance by a spouse is customary and serves our business interests).

Home Office Expenses & Car Allowance

We reimburse Mr. Zaslav for limited home office expenses, including Internet access. We also provide Mr. Zaslav with a monthly car allowance as provided in his employment agreement.

For more information regarding the perquisites provided in 2021 to each NEO, please refer to the “All Other Compensation” column of the 2021 Summary Compensation Table.

Other Compensation-Related Matters

Risk Considerations in our Compensation Programs

In view of the current economic and financial environment, the Committee has reviewed the design and operation of our incentive compensation arrangements. The Committee has determined that these arrangements do not provide our employees with incentive to engage in business activities or other actions that would threaten our value or the investment of our stockholders, or that would otherwise be reasonably likely to have a material adverse effect on us. The outside consultant to the Committee, Croner, assisted the Committee in its risk assessment of our executive compensation programs in meetings throughout 2021 and advised the Committee in reaching this conclusion as to those plans; however, Croner did not participate in the assessment of risk with respect to non-executive compensation arrangements.

Executive Stock Ownership Policy

In 2012, the Committee adopted an executive stock ownership policy that applies to each of the NEOs. The policy requires each NEO to hold a specified amount of our stock, calculated as a multiple of the executive’s base salary, as described in the table below. In 2015, the Committee increased the stock ownership requirement for Mr. Zaslav from five times base salary to six times base salary.

Position	Requirement (multiple of base salary)	Timeframe to reach (from later of effective date or becoming covered by policy)
CEO	6X	5 years
Other NEOs	2X	5 years

The Committee determined that any shares of our stock beneficially owned by the covered executive, as well as unvested awards of PRSUs and RSUs, but not shares underlying unvested or unexercised stock options, would be counted for purposes of meeting the stock holding target. Once an executive meets the target, the executive is expected to maintain holdings at the target for as long as he or she remains in a role that is identified as a covered executive under the policy.

The Committee may consider failure to meet the requirements of the policy in making compensation decisions for a covered executive and may take any other action appropriate to support the intent of the policy, including requiring an executive to retain a percentage of shares pursuant to stock option exercises or vesting events in future years.

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Executive Compensation

In December of 2021, the Committee reviewed the NEOs’ progress toward meeting the requirements of the executive stock ownership policy. Each of the NEOs who were active employees at the time of the review had met or were on track to meet the stock holding requirement.

Pursuant to the Zaslav 2021 Employment Agreement, Mr. Zaslav is also required to hold 1,500,000 shares of our common stock during the term of the agreement. As of the date of this proxy statement, Mr. Zaslav has met his stockholding requirement.

Tax Implications

Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”) was the U.S. federal tax provision that generally limited the tax deductibility of compensation paid to “covered employees” to $1 million, except to the extent the compensation was qualified performance-based compensation. Deductibility of performance-based compensation under Section 162(m) was eliminated by the Tax Cuts and Jobs Act of 2017. Historically, the Committee established performance goals for the cash bonuses to the CEO and CFO, as well as the ICP and LTI Program that were designed to qualify the annual and long-term incentives awarded to our NEOs as deductible under IRC Section 162(m).

Now that the performance-based compensation exception is no longer available, we anticipate that we will no longer include Section 162(m)-related limitations or provisions or request stockholder approval for this purpose and may not generally attempt to meet the requirements previously included in our plans related to the exception. For example, the change in law was a factor in the Committee’s prior decision to make awards of RSUs rather than PRSUs to NEOs other than the CEO. However, the Committee intends to continue its pay-for-performance philosophy and will continue to provide for a significant portion of compensation paid to our NEOs to be subject to performance criteria.

Clawback Policy

All employees are subject to a “clawback” policy, adopted by the Committee in 2010. Under this policy, in addition to any other remedies available to us (but subject to applicable law), if the Board, or the Committee, determines that any employee has engaged in fraud or misconduct that resulted in a financial restatement, we may recover, in whole or in part, any bonus or other incentive-based or equity-based compensation, received by the employee from us in the 12 months after the filing of the financial statement that was found to be non-compliant. The Committee determined that it was appropriate to adopt the policy to provide a further deterrent to fraudulent activity.

Hedging and Derivative Trading Transactions

Our insider trading policy prohibits employees, including the NEOs, and our directors from engaging in certain derivative transactions. Specifically, they may not, at any time:

●	trade in any public puts, calls, covered calls or other derivative products involving Company securities; or
●	engage in short sales of Company securities.

Hedging of our stock by the NEOs is only permitted with the prior approval of our General Counsel. In 2021, none of our NEOs engaged in any hedging transactions.

Impact of the Most Recent Say on Pay Vote

At our annual meeting of stockholders held on June 18, 2020 (the “2020 Annual Meeting”), we held an advisory vote on executive compensation, or “Say on Pay” vote, and a majority of stockholders voted in favor of our executive compensation program at that meeting. Stockholders previously voted in concurrence with the Board’s recommendation to hold future “Say on Pay” votes every three (3) years, meaning the next “Say on Pay” vote will take place at our annual meeting of stockholders to be held in 2023.

Our executive compensation program is designed to pay for performance and effectively balance executive and stockholder interests. The Committee considered the outcome of the “Say on Pay” vote from the 2020 Annual Meeting, and continues to believe that our executive compensation structure, which includes long-term agreements with each of our NEOs and delivers a significant majority of NEO compensation in performance-based vehicles, is effective in meeting our compensation objectives. The Committee has not made material changes to our executive compensation program design or philosophy since the 2020 Annual Meeting.

The Committee also believes that holding a “Say on Pay” vote every three years is a reasonable frequency because it allows for an appropriate interval between each vote, giving the Committee and the Board an opportunity to evaluate the results of the prior vote, as well as enabling our stockholders to assess the impact of our executive compensation policies and decisions. Consistent with our view that our executive compensation program should serve as an incentive and retention tool, we take a long-term view of executive compensation and encourage our stockholders to do the same. A triennial vote will also give our Board sufficient time to engage with stockholders to better understand their views about executive compensation and respond effectively to their concerns.

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Executive Compensation

Executive Compensation Tables

The following tables set forth compensation information for our NEOs.

2021 Summary Compensation Table

The following Summary Compensation Table provides information concerning the 2021 compensation of our Chief Executive Officer, Chief Financial Officer, the three other most highly compensated executive officers who were serving as executive officers at fiscal year end (December 31, 2021) (“named executive officers” or “NEOs”). Information is only included for Mr. Leavy for those years within the last three fiscal years in which he was an NEO. For a complete understanding of the table, please read the footnotes and narrative disclosures that follow the table.

Name and Principal Position	Year	Salary ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)		Bonus ($)		Total ($)
David M. Zaslav President and Chief Executive Officer	2021	3,000,000		13,165,436	202,889,764	22,000,000		1,118,281	(6)	4,400,000	(7)	246,573,481
	2020	3,000,000		12,501,020	0	21,799,921		409,521				37,710,462
	2019	3,000,000		13,451,226	6,954,772	21,763,500		674,414				45,843,912
Gunnar Wiedenfels Chief Financial Officer	2021	1,682,761		2,194,259	2,791,808	4,632,970		17,667				11,319,466
	2020	1,195,267		1,823,081	1,518,050	2,359,282		17,442				6,913,122
	2019	1,160,453		1,760,910	1,787,026	2,630,388		46,928				7,385,705
Bruce L. Campbell Chief Development, Distribution and Legal Officer	2021	1,927,247		2,194,259	2,791,808	5,690,558		18,723				12,622,595
	2020	1,898,924		1,666,825	1,387,929	4,152,113		18,640				9,124,431
	2019	1,843,615		1,609,985	1,633,851	4,061,765		18,329				9,167,545
David Leavy Chief Corporate Operating Officer	2021	1,312,000		1,097,158	1,395,904	2,645,692		18,174				6,468,928
	2020	1,233,873		1,041,775	867,461	2,114,399		17,981				5,275,489
Jean-Briac Perrette President and Chief Executive Officer, Discovery International	2021	2,184,711	(8)	2,194,259	2,791,808	5,900,498	(9)	357,965	(10)			13,429,240
	2020	2,012,056		1,823,081	1,518,050	4,695,645		367,922				10,416,754
	2019	1,948,645		5,723,123	1,787,026	4,732,222		275,622				14,466,638
(1)	The dollar amounts in this column represent the actual salary amount that each NEO received in 2021. Amounts may vary from salary amounts stated in their respective employment agreements due to increases from Annual Base Salary Review (as discussed in the CD&A) as well as timing of payments made under our normal payroll practices.
(2)	The amounts in this column represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of PRSUs and RSUs for each of the applicable fiscal years. For each of the PRSU and RSU awards, the grant date fair value is calculated using the closing price of our Series A or Series C common stock, as applicable, on the grant date as if these awards were fully vested and issued on the grant date. See Note 15 to our 2021 Form 10-K for information regarding the value determination of the PRSU awards. There can be no assurance that these grant date fair values will ever be realized by any NEO. See the 2021 Grants of Plan-Based Awards table for additional information on PRSU and RSU awards made in 2021.
(3)	The amounts in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the cash- and stock-settled stock appreciation rights and option awards granted to our NEOs for each of the applicable fiscal years. For stock options, we calculate the grant date fair value using the Black-Scholes model, using the assumptions described in Note 15 to our 2021 Form 10-K. For the cash- and stock-settled stock appreciation rights, we calculate the grant date fair value using the Black-Scholes model, using the assumptions described in Note 15 to our 2021 Form 10-K. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO.
(4)	These amounts reflect the cash performance awards earned by the applicable NEO for 2021. These amounts were calculated as described in the CD&A beginning on page 44.
(5)	The table below outlines payments made on behalf of the NEOs under our U.S. benefit plans in 2021. For more information regarding these benefits, please see “NEO Compensation in 2021—Retirement Plans and Other Benefits” beginning on page 53 in the CD&A.

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Executive Compensation

		Disability/Long Term Care ($)	Matching Contributions
	Basic Life ($)		401(k) ($)	SRP ($)
Mr. Zaslav	636	6,474	13,050	0
Mr. Wiedenfels	636	3,981	13,050	0
Mr. Campbell	636	5,037	13,050	0
Mr. Leavy	795	4,329	13,050	0
Mr. Perrette	0	321	0	0

In addition to the U.S. benefits described above, we made payments on behalf of Mr. Perrette as follows: £2,808 for U.K. life assurance, £2,663 for disability insurance and £2,500 for the U.K. pension plan.

(6)	The amount reported includes $16,800 for a car allowance and $267,870 for personal security services. This amount also includes $774,688 for personal use of aircraft (including family travel for which Mr. Zaslav is not provided a tax gross-up) and $38,763 for tax gross-ups for business associate and spouse travel at the request of the Company that is considered business use. See “NEO Compensation in 2021 – Retirement Plans and Other Benefits – Aircraft Usage; Related Gross-Up” on page 54 in the CD&A for more information regarding our policies for Mr. Zaslav’s use of our corporate aircraft.
(7)	The amount reported in this column for Mr. Zaslav represents a discretionary bonus awarded to Mr. Zaslav for 2021 performance. See “NEO Compensation in 2021 – Annual Cash Bonus Awards – Determination of Annual Cash Bonus Awards to Messrs. Zaslav and Wiedenfels” on page 47 for additional information.
(8)	Under the terms of Mr. Perrette’s employment agreement, he is to be paid in British pounds. For 2021, Mr. Perrette’s salary was £1,586,457. This amount was converted to United States dollars using a conversion rate of 1.37 United States dollars per British pound, which is the average of the monthly Bloomberg spot rate as of the second business day prior to each month end during 2021.
(9)	This amount was calculated using Mr. Perrette’s salary, which is denominated in British pounds. After Mr. Perrette’s ICP and performance pool amounts were determined as further described on page 46 in the CD&A, those amounts were then converted into United States dollars using the same conversion rate described in footnote (8) above.
(10)	This amount includes $69,916 for tax services and $11,865 for immigration and relocation services, pursuant to our relocation policy. Discovery also provided tax equalization payments for Mr. Perrette, which resulted in Company expenses of $264,886 for 2021. In converting the amounts from British pounds to United States dollars, we used the same conversion rate described in footnote (8) above. This may not have been the exchange rate in effect at the time the payments in respect of the amounts described in this paragraph were made.

Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of our CEO to the annual total compensation of the median-paid employee of the Company (“Median Employee”). Our 2021 CEO to Median Employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K, and represents a reasonable estimate.

As permitted under SEC rules, we used the same median employee that we used for purposes of disclosing our 2019 pay ratio as there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.

As described in our 2019 Proxy Statement, to identify our median employee, we defined “employee” as any full-time, part-time or temporary individual employed and paid by us or any of our consolidated subsidiaries as of November 30, 2019. We did not include freelance workers, temporary individuals employed and paid by a third party or independent contractors (other than certain employees outside the United States who also work in part as independent contractors in accordance with local compensation practices). We then calculated each employee’s annual cash compensation, our consistently applied compensation measure, using actual base salary, target bonus and target sales commission (if applicable). For employees paid in local currencies, we converted their base salary into U.S. dollar amounts using an average exchange rate as of the second business day prior to each month end. We then sorted the employees (excluding our CEO) by their annual cash compensation to determine the median of annual cash compensation to all employees and, thereby, identified our Median Employee.

Using the same methodology we used for our NEOs (including our CEO) as set forth in the 2021 Summary Compensation Table resulted in our Median Employee having annual total compensation of $82,964. The 2021 annual total compensation for our CEO as disclosed in the 2021 Summary Compensation Table was $246,573,481. Therefore, the ratio of our CEO’s annual total compensation to the Median Employee’s annual total compensation was 2,972 to 1.

Mr. Zaslav was awarded a one-time grant of stock options in 2021 in connection with the Zaslav 2021 Employment Agreement. Without the value of this one-time grant, Mr. Zaslav’s annual total compensation would have been $43,683,717. Based on this recalculated total the ratio of our CEO’s annual total compensation to the Median Employee’s annual total compensation would have been 527 to 1.

2022 Proxy Statement     57

Executive Compensation

2021 Grants of Plan-Based Awards

													All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Approval Date	Threshold ($)	Target(1) ($)		Maximum(2) (#)		Threshold (#)		Target (#)		Maximum (#)
D. Zaslav Series A Common Stock			0	22,000,000		22,000,000
	03/01/2021	02/24/2021						135,773	(3)	169,716	(3)							9,874,077
	03/01/2021	02/24/2021						28,286	(4)	56,572	(4)							3,291,359
	05/16/2021	05/16/2021													1,635,284	(5)	35.65	22,456,914
	05/16/2021	05/16/2021													1,519,414	(6)	37.43	20,034,127
	05/16/2021	05/16/2021													1,557,685	(7)	39.30	21,836,734
	05/16/2021	05/16/2021													1,603,292	(8)	41.27	21,221,798
	05/16/2021	05/16/2021													1,682,083	(9)	43.33	21,215,390
	05/16/2021	05/16/2021													1,360,127	(10)	35.65	20,153,247
	05/16/2021	05/16/2021													1,421,234	(11)	37.43	20,310,898
	05/16/2021	05/16/2021													1,401,917	(12)	39.30	19,654,624
	05/16/2021	05/16/2021													1,270,188	(13)	41.27	18,039,451
	05/16/2021	05/16/2021													1,322,488	(14)	43.33	17,966,581
G. Wiedenfels Series A Common Stock			0	2,550,000		4,250,000
	03/01/2021	02/24/2021													130,546	(15)	58.18	2,791,808
	03/01/2021	02/24/2021											37,715	(16)				2,194,259
B. Campbell Series A Common Stock			0	2,892,684		4,821,141
	03/01/2021	02/24/2021													130,546	(15)	58.18	2,791,808
	03/01/2021	02/24/2021											37,715	(16)				2,194,259
D. Leavy Series A Common Stock			0	1,509,747		3,282,058
	03/01/2021	02/24/2021													65,273	(15)	58.18	1,395,904
	03/01/2021	02/24/2021											18,858	(16)				1,097,158
J. Perrette Series A Common Stock			0	3,822,729	(17)	5,461,041	(17)
	03/01/2021	02/24/2021													130,546	(15)	58.18	2,791,808
	03/01/2021	02/24/2021											37,715	(16)				2,194,259
(1)	These amounts reflect the possible payouts with respect to awards of annual cash bonus for performance in 2021. Each of the foregoing bonuses are subject to the Compensation Committee’s authority to exercise “downward discretion.” The amounts of annual cash bonus awards actually paid for performance in 2021 are disclosed in the Non-Equity Incentive Plan Compensation column of the 2021 Summary Compensation Table. For more information regarding the terms of these annual cash bonus awards and the factors used by the Committee in exercising its downward discretion, please see “Compensation Discussion and Analysis—NEO Compensation in 2021—Annual Cash Bonus Awards,” beginning on page 44.
(2)	Amounts in excess of this maximum may be paid on a discretionary basis.
(3)	These amounts represent PRSU awards. The PRSUs vest if Mr. Zaslav achieves certain one-year performance goals, which the Compensation Committee certified were achieved in February 2022. Of the grant, 50% was distributed on February 28, 2022 and 25% will be distributed on each of January 6, 2023 and January 6, 2024, assuming achievement of the one-year performance targets. For more information regarding these awards, please see “Compensation Discussion and Analysis— NEO Compensation in 2021—Long-Term Incentive Compensation.”
(4)	These amounts represent PRSU awards. The PRSUs vest if Discovery achieves certain one-year performance targets. In February 2022, the Compensation Committee certified that, based on Discovery’s performance, these PRSUs would vest at 100%. Of the amount that vested, 50% was distributed on February 28, 2022 and 25% will be distributed on each of January 6, 2023 and January 6, 2024, assuming achievement of the one-year performance targets. For more information regarding these awards, please see “Compensation Discussion and Analysis—NEO Compensation in 2021—Long-Term Incentive Compensation.”
(5)	This award will vest 25% per year for four years beginning on May 16, 2022. The exercise price is equal to the closing market price on May 14, 2021, the last business day prior the grant date (the “Applicable Closing Price”).
(6)	This award will vest 25% per year for four years beginning on May 16, 2023. The exercise price is equal to 105% of the Applicable Closing Price.
(7)	This award will vest 33% on May 16, 2024, 33% on May 16, 2025 and 34% on May 16, 2026. The exercise price is equal to 110.25% of the Applicable Closing Price.
(8)	This award will vest 50% on May 16, 2025 and 50% on May 16, 2026. The exercise price is equal to 115.76% of the Applicable Closing Price.
(9)	This award will vest 100% on May 16, 2026. The exercise price is equal to 121.55% of the Applicable Closing Price.
(10)	This award will vest 25% per year for four years beginning on January 1, 2024. The exercise price is equal to the Applicable Closing Price.
(11)	This award will vest 25% per year for four years beginning on January 1, 2025. The exercise price is equal to 105% of the Applicable Closing Price.
(12)	This award will vest 33% on January 1, 2026, 33% on January 1, 2027 and 34% on December 31, 2027. The exercise price is equal to 110.25% of the Applicable Closing Price.
(13)	This award will vest 50% on January 1, 2027 and 50% on December 31, 2027. The exercise price is equal to 115.76% of the Applicable Closing Price.
(14)	This award will vest 100% on December 31, 2027. The exercise price is equal to 121.55% of the Applicable Closing Price.
(15)	These amounts represent stock options that will vest 25% per year for four years beginning on the first anniversary of the grant date and will expire on March 1, 2028.
(16)	These amounts represent RSUs that will vest in four substantially equal installments on the first, second, third, and fourth anniversaries of the grant date.
(17)	Mr. Perrette’s compensation is paid in British pounds. Therefore, financial performance of Mr. Perrette’s lines of business were established and Mr. Perrette’s bonus payout and performance pool amounts were determined in British pounds. Those amounts were then converted into United States dollars at the rate of 1.3771 United States dollars per British pound. See “Compensation Discussion and Analysis— NEO Compensation in 2021” on page 42 for more information on the determination of Mr. Perrette’s bonus payout.

58     Discovery

Executive Compensation

Outstanding Equity Awards at 2021 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)		Market value of shares or units of stock that have not vested ($)
D. Zaslav Series A Common Stock
	0	451,985	(2)	22.95	01/31/2022	127,075	(18,19)	2,991,346
	1,217,827	1,217,828	(3)	27.35	07/16/2025	154,194	(18,20)	3,629,727
	552,836	1,658,508	(4)	28.72	07/16/2025	85,840	(18,21)	2,020,674
	0	2,155,404	(5)	30.15	07/16/2025	29,377	(18,22)	691,535
	0	2,393,454	(6)	31.66	07/16/2025	60,583	(18,23)	1,426,124
	0	1,571,489	(7)	33.24	07/16/2025	182,408	(18,24)	4,293,884
	0	989,299	(7)	33.24	07/16/2025	56,572	(18,25)	1,331,705
	0	1,635,284	(8)	35.65	05/16/2028	169,716	(18,26)	3,995,115
	0	1,519,414	(9)	37.43	05/16/2028
	0	1,557,685	(10)	39.30	05/16/2028
	0	1,603,292	(11)	41.27	05/16/2028
	0	1,682,083	(12)	43.33	05/16/2028
	0	1,360,127	(13)	35.65	05/16/2028
	0	1,421,234	(14)	37.43	05/16/2028
	0	1,401,917	(15)	39.30	05/16/2028
	0	1,270,188	(16)	41.27	05/16/2028
	0	1,322,488	(17)	43.33	05/16/2028
Series C Common Stock	0	451,985	(2)	21.71	01/31/2022
G. Wiedenfels Series A Common Stock
	40,001	0		26.21	05/22/2024	20,971	(31)	493,657
	0	50,741	(27)	24.06	03/01/2025	40,572	(32)	955,065
	0	92,592	(28)	29.08	03/01/2026	70,937	(33)	1,669,857
	0	150,402	(29)	25.70	02/28/2027	37,715	(34)	887,811
	0	130,546	(30)	58.18	03/01/2028
B. Campbell Series A Common Stock
	152,221	50,741	(27)	24.06	03/01/2025	73,398	(31)	1,727,789
	42,328	84,656	(28)	29.08	03/01/2026	37,094	(32)	873,193
	45,836	137,510	(29)	25.70	02/28/2027	64,857	(33)	1,526,734
	0	130,546	(30)	58.18	03/01/2028	37,715	(34)	887,811
D. Leavy Series A Common Stock
	0	16,914	(27)	24.06	03/01/2025	6,991	(31)	164,568
	0	29,101	(28)	29.08	03/01/2026	12,752	(32)	300,182
	0	85,944	(29)	25.70	02/28/2027	40,536	(33)	954,217
	0	65,273	(30)	58.18	03/01/2028	18,858	(34)	443,917
J. Perrette Series A Common Stock
	0	54,969	(27)	24.06	03/01/2025	22,719	(31)	534,805
	0	92,592	(28)	29.08	03/01/2026	93,372	(35)	2,197,977
	0	150,402	(29)	25.70	02/28/2027	40,572	(32)	955,065
	0	130,546	(30)	58.18	03/01/2028	70,937	(33)	1,669,857
						37,715	(34)	887,811

2022 Proxy Statement     59

Executive Compensation

(1)	For RSUs and PRSUs, the value is calculated based on the grant amount, assuming target performance for PRSUs.
(2)	These awards represent SARs granted in January 2018 pursuant to the terms of the then-current employment agreement with Mr. Zaslav. The SARs vest 25% on each anniversary of the grant date and are automatically payable in 75% cash and 25% stock in connection with the vesting. As of January 2022, these awards were fully vested and paid out.
(3)	This award vested 25% on January 2, 2020, 25% on January 2, 2021, 25% on January 2, 2022 and will vest 25% on January 2, 2023.
(4)	This award vested 25% on January 2, 2021, 25% on January 2, 2022 and will vest 25% on January 2, 2023 and December 31, 2023.
(5)	This award vested 33% on January 2, 2022 and will vest 33% on January 2, 2023 and 34% on December 31, 2023.
(6)	This award vests 50% each year on January 2, 2023 and December 31, 2023.
(7)	This award vests 100% on December 31, 2023.
(8)	This award vests 25% annually over four years beginning on May 16, 2022.
(9)	This award vests 25% annually over four years beginning on May 16, 2023.
(10)	This award vests 33% on May 16, 2024 and May 16, 2025 and 34% on May 16, 2026.
(11)	This award vests 50% on May 16, 2025 and May 16, 2026.
(12)	This award vests 100% on May 16, 2026.
(13)	This award vests 25% annually over four years beginning on January 1, 2024.
(14)	This award vests 25% on January 1, 2025, January 1, 2026, January 1, 2027, and December 31, 2027.
(15)	This award vests 33% on January 1, 2026 and January 1, 2027 and 34% on December 31, 2027.
(16)	This award vests 50% on January 1, 2027 and December 31, 2027.
(17)	This award vests 100% on December 31, 2027.
(18)	These amounts represent PRSUs granted pursuant to the terms of Mr. Zaslav’s employment agreement. The vesting of the PRSUs is subject to the achievement of certain performance metrics. For details regarding vesting and performance criteria for these PRSUs, please see “Compensation Discussion and Analysis—NEO Compensation in 2021—Long-Term Incentive Compensation.”
(19)	These PRSU amounts relate to the undistributed portion of the February 23, 2017 PRSU grant, with a performance period that expired December 31, 2019. In February 2020, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 50% of the units distributed in February 2020, 25% distributed in January 2021 and the remaining 25% distributed in January 2022.
(20)	These PRSU amounts relate to the undistributed portion of the March 1, 2018 PRSU grant, with a performance period that expired December 31, 2019. In February 2020, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 50% of the units distributed in February 2020, 25% distributed in January 2021 and the remaining 25% distributed in January 2022.
(21)	These PRSU amounts relate to the undistributed portion of the March 1, 2019 PRSU grant, with a performance period that expired December 31, 2019. In February 2020, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 97.4%, with 50% of the units distributed in February 2020, 25% distributed in January 2021 and the remaining 25% distributed in January 2022.
(22)	These PRSU amounts relate to the undistributed portion of the March 18, 2019 PRSU grant, with a performance period that expired December 31, 2019. In February 2020, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 50% of the units distributed in February 2020, 25% distributed in January 2021 and the remaining 25% distributed in January 2022.
(23)	These amounts represent PRSUs granted to Mr. Zaslav on February 28, 2020, with a performance period that expired December 31, 2020. In February 2021, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 99.6%, with 50% of the units distributed in February 2021, 25% distributed in January 2022 and the remaining 25% to be distributed in January 2023.
(24)	These amounts represent PRSUs granted to Mr. Zaslav on February 28, 2020, with a performance period that expired December 31, 2020. In February 2021, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 50% of the units distributed in February 2021, 25% distributed in January 2022 and the remaining 25% to be distributed in January 2023.
(25)	These amounts represent PRSUs granted to Mr. Zaslav on March 1, 2021 with a performance period that expired December 31, 2021. In February 2022, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 50% of the units distributed in February 2022, 25% to be distributed in January 2023 and the remaining 25% to be distributed in January 2024.
(26)	These amounts represent PRSUs granted to Mr. Zaslav on March 1, 2021, with a performance period that expired December 31, 2021. In February 2022, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 50% of the units distributed in February 2022, 25% to be distributed in January 2023 and the remaining 25% to be distributed in January 2024.
(27)	These stock options vest in four equal annual installments beginning March 1, 2019, the first anniversary of the grant date.
(28)	These stock options vest in four equal annual installments beginning March 1, 2020, the first anniversary of the grant date.
(29)	These stock options vest in four equal annual installments beginning February 28, 2021, the first anniversary of the grant date.
(30)	These stock options vest in four equal annual installments beginning March 1, 2022, the first anniversary of the grant date.
(31)	These RSU amounts vested 33% on March 1, 2020, 33% on March 1, 2021 and 34% on March 1, 2022.
(32)	These RSU amounts vested 33% on March 1, 2021, 33% on March 1, 2022 and will vest 34% on March 1, 2023.
(33)	These RSU amounts vested 33% on February 28, 2022 and will vest 33% on February 28, 2023 and 34% on February 28, 2024.
(34)	These RSU amounts vested 25% on March 1, 2022 and will vest 25% on March 1, 2023, March 1, 2024 and March 1, 2025.
(35)	This RSU award vests in three substantially equal installments on July 1, 2021, July 1, 2022 and July 1, 2023.

60     Discovery

Executive Compensation

Option Exercises and Stock Vested in 2021

	Option awards			Stock awards
Name	Number of shares acquired on exercise (#)		Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)		Value realized on vesting ($)(2)
D. Zaslav
Series A Common Stock	813,572	(3)	5,689,578	790,202	(4)	31,343,508
Series C Common Stock	813,572	(3)	3,153,041	0		0
G. Wiedenfels
Series A Common Stock	414,946	(5)	11,402,842	56,765	(6)	2,863,769
B. Campbell
Series A Common Stock	578,570	(7)	12,303,986	112,806	(8)	6,441,205
Series C Common Stock	52,858	(9)	162,652
D. Leavy
Series A Common Stock	226,775	(10)	5,353,562	20,478	(11)	1,152,640
Series C Common Stock	11,491	(12)	33,437
J. Perrette
Series A Common Stock	900,161	(13)	27,149,452	116,251	(14)	5,359,919
Series C Common Stock	11,491	(15)	45,683
(1)	Represents the value of cash and stock actually received upon exercise of the applicable SARs and stock options listed in the corresponding column of the table. For SARs, the value was computed by determining the difference between: (i) the average closing price of the underlying Series A common stock or Series C common stock (as applicable) on the 10 days preceding and including the award grant date and the 10 days following the award grant date and (ii) the average closing price of the underlying Series A common stock or Series C common stock (as applicable) on the 10 days preceding and including the exercise date and the 10 days following the exercise date.
(2)	Represents the value realized upon RSU and PRSU vesting and distributions listed in the corresponding column of the table, using the closing market price of the Series A common stock on the vesting or distribution date (as applicable).
(3)	Represents the vesting and automatic exercise of Mr. Zaslav’s January 2, 2017 and January 2, 2018 SARs grants.
(4)	Represents the distribution of Mr. Zaslav’s 150,724 shares of Series A common stock from his February 26, 2016 PRSU grant; 127,075 shares of Series A common stock from his February 23, 2017 PRSU grant; 154,194 shares of Series A common stock from his March 1, 2018; 85,840 shares of Series A common stock from his March 1, 2019 PRSU grant; 29,377 shares of Series A common stock from his March 18, 2019 PRSU grant; and 242,992 shares of Series A common stock from his February 28, 2020 PRSU grant.
(5)	Represents the exercise of stock options granted to Mr. Wiedenfels on May 22, 2017, March 1, 2018, March 1, 2019 and February 28, 2020.
(6)	Represents the vesting of RSUs granted to Mr. Wiedenfels on May 22, 2017, March 1, 2018 and March 1, 2019.
(7)	Represents exercise of stock options granted to Mr. Campbell on February 28, 2014, February 23, 2015, February 26, 2016, February 23, 2017 and March 1, 2019.
(8)	Represents the vesting of PRSUs granted to Mr. Campbell on February 23, 2017 and RSUs granted on March 1, 2018 and March 1, 2019.
(9)	Represents exercise of stock options granted to Mr. Campbell on February 28, 2014.
(10)	Represents the exercise of stock options granted to Mr. Leavy on February 28, 2014, February 23, 2015, February 26, 2016, February 23, 2017, March 1, 2018, March 1, 2019 and February 28, 2020.
(11)	Represents the vesting PRSUs granted to Mr. Leavy on February 23, 2017, and RSUs granted on March 1, 2018 and March 1, 2019.
(12)	Represents the exercise of stock options granted to Mr. Leavy on February 28, 2014.
(13)	Represents exercise of stock options granted to Mr. Perrette on February 28, 2014, February 23, 2015, February 26, 2016, February 23, 2017, March 1, 2018, March 1, 2019 and February 28, 2020.
(14)	Represents vesting of PRSUs granted to Mr. Perrette on February 23, 2017, and RSUs granted on March 1, 2018, February 4, 2019 and March 1, 2019.
(15)	Represents exercise of stock options granted to Mr. Perrette on February 28, 2014.

2022 Proxy Statement     61

Executive Compensation

2021 Nonqualified Deferred Compensation(1)

Name	Executive contributions in last FY ($)		Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
D. Zaslav	—		—	7,895	—	72,747,386	(3)
G. Wiedenfels	—		—	434,075	—	3,293,715	(4)
B. Campbell	92,617	(2)	—	928,552	—	8,268,929	(5)
D. Leavy	—		—	114,965	—	934,412
J. Perrette	—		—	329,299	—	2,519,463	(6)
(1)	This table provides information with respect to the SRP for senior employees. For more information regarding the SRP, please see “Compensation Discussion and Analysis—2021 NEO Compensation—Retirement Benefits” above.
(2)	This amount is also reported under “Salary” for 2021 in the 2021 Summary Compensation Table.
(3)	$41,895,169 of this amount was reported as compensation to Mr. Zaslav in our Summary Compensation Tables for previous years.
(4)	$2,034,602 of this amount was reported as compensation to Mr. Wiedenfels in our Summary Compensation Tables for previous years.
(5)	$4,127,723 of this amount was reported as compensation to Mr. Campbell in our Summary Compensation Tables for previous years.
(6)	$1,401,446 of this amount was reported as compensation to Mr. Perrette in our Summary Compensation Tables for previous years.

Potential Payments upon Termination or Change in Control

The following tables and accompanying narrative disclosures summarize the potential payments and other benefits required to be made available to the NEOs in connection with a termination of their employment or a change in control. Payments or other benefits under benefit plans and policies that apply equally to all salaried employees participating in such plans, including our life insurance plan, are not included below. Similarly, amounts that could be recognized under equity awards that were vested as of December 31, 2021 are not included below, as the treatment of the vested awards for our NEOs is identical to the treatment afforded all employees under the termination scenarios described in this section.

In the event of a change of control, there is a double trigger on potential payments to the NEOs, requiring both a change of control and an involuntary termination without cause or voluntary termination for good reason occurring within 12 months of the change of control. Defined terms such as “cause,” “good reason,” and “change of control” used in this section are described under “Defined Terms Used in this Section” below.

The quantitative examples provided in the tables below assume:

●	the applicable NEO ceased to be employed by Discovery as of December 31, 2021;
●	for stock option awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested options granted by the difference between the exercise price for such option and the closing price of our respective series of common stock on December 31, 2021, the last trading day of the year;
● The closing price of our Series A common stock on December 31, 2021 was $23.54;
● The closing price of our Series C common stock on December 31, 2020 was $22.90;
●	For PRSU/RSU awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested PRSUs/ RSUs granted by the closing price of our respective series of common stock on December 31, 2021, the last trading day of the year;
● The closing price of our Series A common stock on December 31, 2021 was $23.54;
● The closing price of our Series C common stock on December 31, 2021 was $22.90;
●	for SAR awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested SAR units granted by the difference between the measurement price and the average price of the respective series of common stock on the ten days preceding and including December 31, 2021, and the ten trading days thereafter;
● The average price of our Series A common stock on the ten trading days preceding and including December 31, 2021, and the ten trading days thereafter was $25.96;
● The average price of our Series C common stock on the ten trading days preceding and including December 31, 2021, and the ten trading days thereafter was $25.17;
●	no NEO met the definition of “retirement” in the applicable agreements and plans as of December 31, 2021;
●	all accrued salary at that assumed termination date having previously been paid; and
●	all accrued vacation for 2021 having been used.

62     Discovery

Executive Compensation

David M. Zaslav

The table below summarizes the potential benefits that would have been paid to Mr. Zaslav had his employment been terminated under any of the circumstances noted as of December 31, 2021. Please see “NEO Employment Agreements—CEO Employment Agreement” beginning on page 37 of the CD&A for a detailed discussion of the various termination scenarios reported in the table below.

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary for Good Reason ($)	Voluntary Within 30 Days after 31st Day Following Change in Control ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	0	0	0	6,000,000	6,000,000	6,000,000	6,000,000	0
Bonus	22,000,000	22,000,000	22,000,000	46,000000	46,000000	46,000000	46,000000	0
Equity:
SARs	0	2,921,857	2,921,857	2,921,857	2,921,857	2,921,857	2,921,857	0
Stock Options	0	0	0	0	0	0	0	0
PRSU	0	20,380,108	20,380,108	20,380,108	20,380,108	20,380,108	20,380,108	0
Benefits:
COBRA premiums	0	28,835	46,457	28,835	28,835	28,835	28,835	0

Gunnar Wiedenfels

The following table summarizes the potential benefits that would have been paid to Mr. Wiedenfels had his employment terminated under any of the circumstances noted as of December 31, 2021. Please see the narrative disclosure immediately below the table for a detailed discussion of the various termination scenarios reported in the table below.

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(850,000)	0	0	3,825,000	3,825,000	3,825,000	0
Bonus	3,032,970	3,032,970	3,032,970	3,032,970	3,032,970	3,032,970	0
Equity:
Stock Options	0	0	0	0	0	0	0
RSU	0	4,006,390	4,006,390	1,737,040	0	4,006,390	0
Benefits:
COBRA premiums	0	0	67,369	41,815	41,815	41,815	0
Repatriation	0	174,000	174,000	174,000	174,000	174,000	0

By Discovery Other than for Death, Disability or Cause; By Mr. Wiedenfels for Good Reason. If Mr. Wiedenfels’ employment had been terminated by us other than for death, disability or “Cause” as defined in Mr. Wiedenfels’ employment agreement and set forth on page 64 below, including termination by reason of our non-renewal of his employment agreement without offering him a Qualifying Renewal Offer and his subsequent separation, or by Mr. Wiedenfels for “Good Reason,” Mr. Wiedenfels’ employment agreement entitles him to receive payments for the following (subject to obligations to mitigate the severance and offset by compensation earned post- employment):

(1)	all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans;

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(2)	current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Wiedenfels would otherwise be eligible to receive severance payments under our severance plan then in effect;
(3)	payment of Mr. Wiedenfels’ full, unprorated bonus under our bonus or incentive plan for the year in which the termination occurs, payable the following year, in the ordinary course of our bonus payments and subject to achievement of the applicable performance metric, but capped for Company and division performance at 100%;
(4)	reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law, provided that if the severance period is longer than 18 months, Mr. Wiedenfels would be eligible to receive at the end of the 18-month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period;
(5)	the fully vested Wiedenfels SRP Contribution conditioned on the execution and effectiveness of a release within the 60-calendar day period following the date of Mr. Wiedenfels separation from service; and
(6)	repatriation benefits to return Mr. Wiedenfels and his family to Germany, as those benefits would be if Mr. Wiedenfels were separating during an expatriate assignment from Germany to the United States.

The term of his employment agreement ends April 1, 2024 and may be renewed by the parties for an additional term. If we do not elect to negotiate to renew the agreement, Mr. Wiedenfels would be entitled to the severance benefits described above at the end of his employment term. Further, if we offer to renew the agreement with a Qualifying Renewal Offer, but the parties are unable to agree on final terms, and Mr. Wiedenfels terminates his employment at the end of his employment term, Mr. Wiedenfels will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment.

Notwithstanding the foregoing, in the event Mr. Wiedenfels’ employment is terminated by us not for “cause” and we have a standard severance policy at the time of termination which would provide Mr. Wiedenfels with a sum greater than these arrangements, Mr. Wiedenfels will be entitled to such greater sum.

As a condition to receiving the severance payments described above, Mr. Wiedenfels would be required to sign a general release and, if such termination occurs during the employment term, comply with the restrictive covenants in his employment agreement.

By Discovery for Cause; By Mr. Wiedenfels Other than for Good Reason. If Mr. Wiedenfels’ employment is terminated by us for “Cause” or by Mr. Wiedenfels other than for “Good Reason”, his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. If Mr. Wiedenfels resigns other than for “Good Reason” before the end of his term, he will be required to pay us six-months’ gross salary; we remain eligible to obtain further damages and injunctive relief.

By Reason of Death or Disability. Mr. Wiedenfels’ employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1)	any amounts payable in accordance with the applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, a prorated portion of Mr. Wiedenfels’ then-current annual bonus target for the calendar year in which the death or disability occurred, and other vested benefits under our welfare and benefit plans; and
(2)	in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to our executives generally, until Mr. Wiedenfels is no longer disabled or reaches age 65, whichever occurs first, and payment, in a lump sum, of an amount equivalent to the monthly premium for COBRA coverage for the remaining balance of the employment term, should Mr. Wiedenfels be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law.

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Bruce L. Campbell

The following table summarizes the potential benefits that would have been paid to Mr. Campbell had his employment terminated under any of the circumstances noted as of December 31, 2021. Please see the narrative disclosure immediately below the table for a detailed discussion of the various termination scenarios reported in the table below.

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(973,906)	0	0	1,947,812	1,947,812	1,947,812	0
Bonus	3,440,558	3,440,558	3,440,558	3,440,558	3,440,558	3,440,558	0
Equity:
Stock Options	0	0	0	0	0	0	0
RSU	0	5,015,527	5,015,527	2,883,603	0	5,015,527	0
Benefits:
COBRA premiums	0	0	67,369	41,815	41,815	41,815	0

By Discovery Other than for Death, Disability or Cause; By Mr. Campbell for Good Reason. If Mr. Campbell’s employment had been terminated by us other than for death, disability or “Cause” as defined in Mr. Campbell’s employment agreement and set forth on page 65 below, including termination by reason of our non-renewal of his employment agreement without offering him a Qualifying Renewal Offer and his subsequent separation, or by Mr. Campbell for “Good Reason,” Mr. Campbell’s employment agreement would have entitled him to receive payments for the following (subject to obligations to mitigate the severance and offset by compensation earned post- employment):

(1)	all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans;
(2)	current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Campbell would otherwise be eligible to receive severance payments under our severance plan then in effect;
(3)	payment of Mr. Campbell’s full, unprorated bonus under our bonus or incentive plan for the year in which the termination occurs, payable the following year, in the ordinary course of our bonus payments but capped for Company and division performance at 100%; and
(4)	reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law, provided that if the severance period is longer than 18 months, Mr. Campbell would be eligible to receive at the end of the 18-month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period.

The term of his employment agreement ended on February 14, 2022, and expired in accordance with the terms of the agreement. Without a Qualifying Renewal Offer at the expiration of this employment agreement, Mr. Campbell would have been entitled to the severance benefits described above at the end of his employment term if he had separated from the Company. Further, if we had offered to renew the agreement, but the parties were unable to agree on final terms, and Mr. Campbell had terminated his employment at the end of his employment term, Mr. Campbell would have been eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment.

Notwithstanding the foregoing, if Mr. Campbell’s employment had been terminated by us not for “Cause” or by Mr. Campbell for “Good Reason,” and we had in place a standard severance policy at the time of termination which would have provided Mr. Campbell with a higher sum than these arrangements, Mr. Campbell would have been entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Campbell would have been required to sign a general release and, if such termination had occurred during the employment term, comply with the restrictive covenants in his employment agreement.

By Discovery for Cause; By Mr. Campbell Other than for Good Reason. If Mr. Campbell’s employment had been terminated by us for “Cause” or by Mr. Campbell other than for “Good Reason”, his employment agreement entitled him to receive only those amounts or benefits that had been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. If Mr. Campbell had resigned other than for “Good Reason” before the end of his term, he would have been be required to pay us six-months’ gross salary; and we would have remained eligible to obtain further damages and injunctive relief.

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By Reason of Death or Disability. Mr. Campbell’s employment agreement provided for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1)	any amounts payable in accordance with the applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, a prorated portion of Mr. Campbell’s then-current annual bonus target for the calendar year in which the death or disability occurred, and other vested benefits under our welfare and benefit plans; and
(2)	in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to our executives generally, until Mr. Campbell is no longer disabled or reaches age 65, whichever occurs first, and payment, in a lump sum, of an amount equivalent to the monthly premium for COBRA coverage for the remaining balance of the employment term, should Mr. Campbell be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law.

David Leavy

The following table summarizes the potential benefits that would have been paid to Mr. Leavy had his employment terminated under any of the circumstances noted as of December 31, 2021. Please see the narrative disclosure immediately below the table for a detailed discussion of the various termination scenarios reported in the table below.

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(663,000)	0	0	1,547,000	1,547,000	1,547,000	0
Bonus	1,795,692	1,795,692	1,795,692	1,795,692	1,795,692	1,795,692	0
Equity:
Stock Options	0	0	0	0	0	0	0
RSU	0	1,862,885	1,862,885	738,261	0	1,862,885	0
Benefits:
COBRA premiums	0	0	65,201	40,470	40,470	40,470	0

By Discovery Other than for Death, Disability or Cause; By Mr. Leavy for Good Reason. If Mr. Leavy’s employment is terminated by us other than for death, disability or “Cause” as defined in Mr. Leavy’s employment agreement and set forth below on page 67, including termination by reason of our non-renewal of his employment agreement, or by Mr. Leavy for “Good Reason,” Mr. Leavy’s employment agreement entitles him to receive payments for the following (subject to obligations to mitigate the severance and to offset by compensation earned post-employment):

(1)	all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans;
(2)	current salary for the longest of the balance of the term of the employment agreement, 26 weeks, or the length of time for which Mr. Leavy would otherwise be eligible to receive severance payments under our severance plan then in effect;
(3)	payment of Mr. Leavy’s full, unprorated bonus under our bonus or incentive plan for the year in which the termination occurs, payable the following year, in the ordinary course of our bonus payments; and
(4)	reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law, provided that if the severance period is longer than 18 months, Mr. Leavy would be eligible to receive at the end of the 18-month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period.

The term of his employment agreement ends March 1, 2023 and may be renewed by the parties for an additional term. If we do not elect to negotiate to renew the agreement, Mr. Leavy would be entitled to the severance benefits described above at the end of his employment term. Further, if we offer to renew the agreement, but the parties are unable to agree on final terms, and Mr. Leavy terminates his employment at the end of his employment term, Mr. Leavy will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for six months following the conclusion of his employment.

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Notwithstanding the foregoing, in the event Mr. Leavy’s employment is terminated by us not for “Cause” or by Mr. Leavy for “Good Reason,” and we have a standard severance policy at the time of termination which would provide Mr. Leavy with a higher sum than these arrangements, Mr. Leavy will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Leavy would be required to sign a general release and, if such termination occurs during the employment term, comply with the restrictive covenants in his employment agreement.

By Discovery for Cause; By Mr. Leavy Other than for Good Reason. If Mr. Leavy’s employment is terminated by us for “Cause” or by Mr. Leavy other than for “Good Reason”, his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. If Mr. Leavy resigns other than for “Good Reason” before the end of his term, he will be required to pay us six-months’ gross salary; we remain eligible to obtain further damages and injunctive relief.

By Reason of Death or Disability. Mr. Leavy’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1)	any amounts payable in accordance with the applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, a prorated portion of Mr. Leavy’s then-current annual bonus target for the calendar year in which the death or disability occurred, and other vested benefits under our welfare and benefit plans; and
(2)	in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to our executives generally, until Mr. Leavy is no longer disabled or reaches age 65, whichever occurs first, and payment, in a lump sum, of an amount equivalent to the monthly premium for COBRA coverage for the remaining balance of the employment term, should Mr. Leavy be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law.

Jean-Briac Perrette

The following table summarizes the potential benefits that would have been paid to Mr. Perrette had his employment terminated under any of the circumstances noted as of December 31, 2021. Please see the narrative disclosure immediately below the table for a detailed discussion of the various termination scenarios reported in the table below.

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(1,103,171)	0	0	2,206,341	2,206,341	2,206,341	0
Bonus	4,500,498	4,500,498	4,500,498	4,500,498	4,500,498	4,500,498	0
Equity:
Stock Options	0	0	0	0	0	0	0
RSU	0	6,245,515	6,245,515	1,778,188	0	6,245,515	0
Benefits:
COBRA premiums	0	0	49,045	30,442	30,442	30,442	0
Repatriation	0	144,200	144,200	144,200	144,200	144,200	0

By Discovery Other than for Death, Disability or Cause; By Mr. Perrette for Good Reason.If Mr. Perrette’s employment is terminated by us other than for death, disability or “Cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement without offering him a Qualifying Renewal Offer and his subsequent separation, or by Mr. Perrette for “Good Reason,” Mr. Perrette’s employment agreement entitles him to receive payments for the following (subject to obligations to mitigate the severance and to offsets by compensation earned post-employment):

(1)	all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans.
(2)	current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Perrette would otherwise be eligible to receive severance payments under our U.K. severance redundancy plan then in effect;

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(3)	the prorated portion of Mr. Perrette’s bonus under our bonus or incentive plan for the year in which the termination occurs (subject to achievement of the applicable performance metrics but capped for Company and division performance at 100%); and
(4)	reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law, provided that if the severance period is longer than 18 months, Mr. Perrette would be eligible to receive at the end of the 18-month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period.

Mr. Perrette’s employment term is scheduled to end on June 30, 2022 and may be renewed by the parties for an additional term. If we do not elect to negotiate to renew the agreement with a Qualifying Renewal Offer and he separates from the Company, Mr. Perrette would be entitled to the severance benefits described above at the end of the employment term. Further, if we offer to renew the agreement, but the parties are unable to agree on final terms, and Mr. Perrette terminates his employment at the end of his employment term, Mr. Perrette will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment, which will be increased to 100% if he seeks to engage in a competitive activity and permission to do so is denied by us.

Notwithstanding the foregoing, in the event Mr. Perrette’s employment is terminated by us not for “Cause” or by Mr. Perrette for “Good Reason,” and we have a standard severance policy at the time of termination which would provide Mr. Perrette with a higher sum than these arrangements, Mr. Perrette will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Perrette would be required to sign a general release and, if such termination occurs during the employment term, comply with the restrictive covenants in his employment agreement.

By Discovery for Cause; By Mr. Perrette Other than for Good Reason. If Mr. Perrette’s employment is terminated by us for “Cause” or by Mr. Perrette other than for “Good Reason”, his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. If Mr. Perrette resigns other than for “Good Reason” before the end of his term, he will be required to pay us six-months’ gross salary; we remain eligible to obtain further damages and injunctive relief.

By Reason of Death or Disability. Mr. Perrette’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1)	any amounts payable in accordance with the applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans; and
(2)	in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to our executives generally, until Mr. Perrette is no longer disabled or reaches age 65, whichever occurs first, subject to alternative treatment if required by applicable law.

Upon Discovery’s Election Not to Extend Term. If we exercise our option not to extend Mr. Perrette’s employment beyond the then-current term, Mr. Perrette’s employment agreement entitles him to receive the severance payments reflected above.

Defined Terms Used in this Section

The descriptions of potential payments upon termination or change of control set forth above utilize certain terms that are defined in our 2013 Incentive Plan, our Incentive Compensation Plan, and in each of the individual employment agreements with our NEOs. Set forth below is a summary of the defined terms referred to in this section.

Defined Terms from 2013 Incentive Plan.

Under each NEO’s respective award agreement for awards made after 2013 and our standard form of award agreement, a “Change in Control” means an “Approved Transaction,” “Control Purchase,” or “Board Change,” each as defined in the 2013 Incentive Plan, provided that the transaction actually closes and the qualifying separation from employment occurs within 12 months after the closing date. The meanings of those terms, under the 2013 Incentive Plan are as follows:

●	“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange

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or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, provided that, with respect to clauses (i) through (iv), the Approved Transaction will not occur until the closing of the event described in such clause.
●	“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
●	“Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means each of (a) the Chair of the Board, the President and each of the directors of Discovery Holding Company as of the Distribution Date, and (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. As used with respect to any person, the term “family member” means the spouse, siblings and lineal descendants of such person.

Defined Terms from Incentive Compensation Plan (“ICP”).

●	“Cause” means (i) the conviction of, or nolo contendere to guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to the Eligible Employee’s employment with the Company; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in violation of the Company’s Code of Business Conduct and Ethics; (iv) improper conduct substantially prejudicial to the Company’s business; (v) willful unauthorized disclosure or use of Company confidential information; (vi) material improper destruction of Company property; (vii) willful misconduct in connection with the performance of Executive’s duties; and (vii) any other conduct that constitutes Cause under the Company’s policies and procedures.

Defined Terms from the Zaslav 2021 Employment Agreement.

●	“Cause” means (i) gross neglect, willful malfeasance or willful gross misconduct in connection with Mr. Zaslav’s employment which has had a material adverse effect on the business, unless he reasonably believed in good faith that such act or non-act was in or not opposed to the best interests of the Company; (ii) conviction or plea of guilty or nolo contendre to, or failure to defend against, a felony; (iii) substantial and continuous refusal by Mr. Zaslav to perform his duties or to follow the lawful directions of the Board (provided such directions do not include meeting any specific financial performance metrics); (iv) material breach of the restrictive covenants in Mr. Zaslav’s employment agreement; (v) violation of any policy of the Company that is generally applicable to all employees or all officers or the Company’s code of conduct, that Mr. Zaslav knows or reasonably should know could reasonably be expected to result in a material adverse effect on the Company; or (vi) Ms. Zaslav’s failure to cooperate, if requested by the Board, with any investigation or inquiry into his or the Company’s business practices. The “Cause” definition includes a requirement of notice and certain opportunities to cure.
●	“Good Reason” means (1) reduction of Mr. Zaslav’s base salary; (2) material reduction in the amount of the annual bonus which he is eligible to earn; (3) relocation of his primary office at Discovery to a facility or location that is more than 40 miles away from his primary office location immediately prior to such relocation and is further away from his residence; (4) material reduction of his duties; or (5) material breach of his employment agreement. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.
●	“Change in Control” means (A) the merger, consolidation or reorganization of the Company with any other company (or our issuance of voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) other than such a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger, consolidation or reorganization, (B) within any 12 month period, incumbent directors (those persons serving as members of the Board at the beginning of the applicable 12-month period and any other person nominated for election or elected to the Board by a majority of the persons then serving on the Board who are treated as Incumbent Directors, unless such person’s election, or nominated for election, to the Board was as a result of, or in connection with, a proxy contest) shall cease to constitute a majority of the members of the Board; (C) any person, including a group as defined for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, other (i) than Advance/Newhouse Programming Partnership (individually and with its affiliates) or (ii) John C. Malone (individually and with his respective affiliates) or his heirs shall acquire stock representing 33% or more of the combined voting power of the voting securities of the Company; or (D) the consummation by the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. Notwithstanding the foregoing, a Change in Control will not accelerate the payment of any “deferred compensation” (as

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defined under Section 409A) unless the Change in Control also qualifies as a change in control under Treasury Regulation Section 1.409A-3(i)(5). Mr. Zaslav’s employment agreement specifically excludes the WarnerMedia Transaction, but not subsequent events, from the definition of Change in Control. If the WarnerMedia Transaction is abandoned or terminated, then “Change in Control” will have the meaning ascribed to it in the Zaslav 2018 Employment Agreement.

Defined Terms from Mr. Wiedenfels’ Employment Agreement.

●	“Cause” means: (i) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to Mr. Wiedenfels’ employment with the Company; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in violation of Company’s Code of Ethics; (iv) improper conduct substantially prejudicial to the Company’s business; (v) willful unauthorized disclosure or use of Company confidential information; (vi) material improper destruction of Company property; or (vii) willful misconduct in connection with the performance of Mr. Wiedenfels’ duties. “Cause” also includes his neglecting his duties or engaging in other conduct that breaches his employment agreement, subject to a one-time notice and cure opportunity.
●	“Good Reason” means the occurrence of any of the following events without Mr. Wiedenfels’ consent: (a) a material reduction in Mr. Wiedenfels’ duties or responsibilities; (b) a material change in his work location from the New York, NY metropolitan area; (c) a material breach by us of the agreement; or (d) a change of his reporting relationship to a level below the Company’s Chief Executive Officer, Chair, or the Board. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.

Defined Terms from Mr. Campbell’s Employment Agreement.

●	“Cause” has the same meaning as in Mr. Wiedenfels’ employment agreement.
●	“Good Reason” means the occurrence of any of the following events without Mr. Campbell’s consent: (a) a material reduction in Mr. Campbell’s duties or responsibilities; (b) a material change in his work location from the New York, NY metropolitan area; (c) a material breach by us of the agreement; or (d) a change of his reporting relationship to a level below the Company’s CEO, Chair, or the Board. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.

Defined Terms from Mr. Leavy’s Employment Agreement.

●	“Cause” has the same meaning as in Mr. Wiedenfels’ employment agreement.
●	“Good Reason” means the occurrence of any of the following events without Mr. Leavy’s consent: (a) a material reduction in Mr. Leavy’s duties or responsibilities; (b) a material change in his work location; or (c) a material breach by us of his employment agreement including a change of his reporting relationship to a level below the Company’s CEO. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.

Defined Terms from the Mr. Perrette’s Employment Agreement.

●	“Cause” has the same meaning as in Mr. Wiedenfels’ employment agreement.
●	“Good Reason” means the occurrence of any of the following events without Mr. Perrette’s consent: (a) a material reduction in Mr. Perrette’s duties or responsibilities; (b) a material change in his work location from the London, U.K. metropolitan area, except repatriation to the New York, NY metropolitan area at the end of his term of employment; (c) a change of his reporting relationship to a level lower than the CEO of the Company; or (d) a material breach of his agreement through the Company’s failure to make the equity awards. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.

70     Discovery

Proposal 3: Approval of Warner Bros. Discovery, Inc. Stock Incentive Plan

Proposal 3 Approval of Warner Bros. Discovery, Inc. Stock Incentive Plan

On May 17, 2021, Discovery, our wholly owned subsidiary Drake Subsidiary, Inc., AT&T Inc. (“AT&T”) and AT&T’s wholly owned subsidiary Magallanes, Inc. entered into definitive agreements pursuant to which and subject to the terms and conditions therein (1) AT&T will transfer the business, operations and activities that constitute the WarnerMedia segment of AT&T, subject to certain exceptions (the “WarnerMedia Business”) to Magallanes, Inc. (such transfer, the “Separation”), (2) AT&T will distribute to its stockholders the issued and outstanding shares of common stock of Magallanes, Inc. held by AT&T (such distribution, the “Distribution”) and (3) Drake Subsidiary, Inc. will merge with and into Magallanes, Inc. with Magallanes, Inc. as the surviving entity and wholly owned subsidiary of the Company (such merger, the “Merger” and the Separation, Distribution and Merger collectively, the “WarnerMedia Transaction”).

Our Board believes that we must continue to offer a competitive equity incentive program following the closing of the WarnerMedia Transaction if we are to continue to attract and retain the best possible employees and independent contractors. Following the closing of the WarnerMedia Transaction, with our larger size, we recognize that we will require a larger pool of available shares to maintain a competitive equity incentive program for our employees and independent contractors. Our Compensation Committee and our Board considered adopting a new Warner Bros. Discovery, Inc. Stock Incentive Plan, which we refer to as the WBD Incentive Plan, in light of such belief. On March 1, 2022, our Board of Directors adopted the WBD Incentive Plan, subject to stockholder approval, to be effective upon the closing date of the WarnerMedia Transaction.

At this meeting, we are asking you to approve the WBD Incentive Plan, which includes (i) an available pool of 135,000,000 (135 million) shares of Series A Common Stock of Warner Bros. Discovery, Inc., par value $0.01 per share, which we refer to as common stock, plus an additional number of shares of common stock equal to the number of shares Discovery, Inc. common stock that remain available for issuance immediately prior to the effective date of the WBD Incentive Plan under the Discovery Communications, Inc. 2013 Incentive Plan, which is the current long-term incentive plan under which Discovery, Inc. has granted awards and which we refer to as the 2013 Incentive Plan, plus the number of shares that would have been added back to the share reserve under the 2013 Incentive Plan, as further described below (ii) a limit on the maximum number of shares of our common stock that may be granted under awards to any individual in any calendar year of 25,000,000 (25 million) shares; and (iii) a maximum cash award for any individual in any calendar year of $25 million per calendar year covered by the award. The WBD Incentive Plan also permits withholding of shares of common stock for taxes, and refers to our policies on clawbacks and stock ownership.

The WBD Incentive Plan is intended to replace our 2013 Incentive Plan at the close of business on the first business day following the date on which the WarnerMedia Transaction closes. As described below under the heading, “Substitute Awards,” substitute awards will be made under the 2013 Incentive Plan to eligible WarnerMedia and former AT&T employees in connection with the closing of the WarnerMedia Transaction. If the WBD Incentive Plan is approved by our stockholders, no additional awards will be made under the 2013 Incentive Plan once the WBD Incentive Plan becomes effective at the close of business on the first business day following the date on which the WarnerMedia Transaction closes, but awards then outstanding under the 2013 Incentive Plan (including the substitute awards referenced in the immediately prior sentence) will remain in effect and be administered under the 2013 Incentive Plan. Upon the closing of the WarnerMedia Transaction, all outstanding Discovery equity incentive awards will be converted into awards denominated in shares of common stock on the same terms and conditions (including applicable vesting requirements after giving effect to the Merger) in effect prior to the WarnerMedia Transaction.

If the WBD Incentive Plan is not approved by our stockholders or if the WarnerMedia Transaction does not close, the 2013 Incentive Plan will remain in effect in accordance with its terms.

As of March 4, 2022, we had the following outstanding awards under the 2013 Incentive Plan:

●	30,577,548 options to purchase shares of Discovery, Inc. Series A common stock, the weighted average exercise price of all such options was 34.96, and the weighted average remaining term was 4.9 years;
●	46,695 options to purchase shares of Discovery, Inc. Series C common stock, the weighted average exercise price of all such options was $16.49, and the weighted average remaining term was 1.7 years;
●	there were no shares of restricted stock;
●	12,222,973 shares of restricted stock units with respect to Discovery, Inc. Series A common stock;
●	6,132 shares of restricted stock units with respect to Discovery, Inc. Series C common stock;
●	no stock-settled stock appreciation rights with respect to Discovery, Inc. Series A common stock;
●	no stock-settled stock appreciation rights with respect to Discovery, Inc. Series C common stock;
●	15,965 cash-settled stock appreciation rights with respect to Discovery, Inc. Series A common stock; and
●	no cash-settled stock appreciation rights with respect to Discovery, Inc. Series C common stock.

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Proposal 3: Approval of Warner Bros. Discovery, Inc. Stock Incentive Plan

In addition to these arrangements, as of March 4, 2022, we had:

●	our employee stock purchase plans, under which 8,136,719 shares of Discovery, Inc. Series A common stock and no shares of Discovery, Inc. Series C common stock remain available,
●	the Directors’ Plan, under which there were no outstanding options to purchase shares of Discovery, Inc. Series A common stock, no outstanding options to purchase shares of Discovery, Inc. Series C common stock, 260,264 restricted stock units outstanding with respect to Discovery, Inc. Series A common stock, and no restricted stock units outstanding with respect to Discovery, Inc. Series C common stock, with a remaining pool of 6,953,915 shares of Discovery, Inc. Series A common stock and no shares of Discovery, Inc. Series C common stock, and
●	our 2005 Stock Plan, under which there were no outstanding options to purchase shares of Discovery, Inc. Series A common stock, no outstanding options to purchase shares of Discovery, Inc. Series C common stock, no restricted stock units outstanding with respect to Discovery, Inc. Series A common stock, 19,906 restricted stock units outstanding with respect to Series C common stock, no outstanding cash-settled stock appreciation rights with respect to Discovery, Inc. Series A common stock, and no outstanding cash-settled stock appreciation rights with respect to Discovery, Inc. Series C common stock.

On March 4, 2022, the last reported sales price of our Discovery, Inc. Series A common stock on Nasdaq was $26.89 and the last reported sales price of our Discovery, Inc. Series C common stock on Nasdaq was $26.81.

As disclosed in our proxy statement relating to the WarnerMedia Transaction, we expect the total shares of Warner Bros. Discovery, Inc. common stock outstanding immediately after the closing of the WarnerMedia Transaction to be approximately 2,396,318,000 shares. The requested shares are estimated to be approximately 5.6% of the total shares expected to be outstanding immediately after the closing of the WarnerMedia Transaction. We expect that the proposed share pool under the WBD Incentive Plan will allow us to continue to grant equity awards at our historic rates for approximately 5 years but that may vary based on changes in participation and the stock price.

Our Board believes that the adoption of the WBD Incentive Plan is in the best interests of the Company and its stockholders and recommends that you vote “FOR” Proposal Three to approve the WBD Incentive Plan.

72     Discovery

Proposal 3: Approval of Warner Bros. Discovery, Inc. Stock Incentive Plan

Why You Should Vote for the WBD Incentive Plan

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy

Our Board believes that our success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel and, as discussed in the “Compensation Discussion and Analysis” section of this proxy statement, our equity-based award program is the primary vehicle for offering long-term incentives to our executives.

As a media company, competing with many successful companies for a limited pool of talented people, we believe that we must continue our use of equity compensation to help retain our skilled employees and independent contractors and recruit new employees and consultants to continue to grow, develop new markets and services and deliver increased stockholder value. We are asking stockholders to approve the WBD Incentive Plan, which will provide the Company with the ability to make equity awards to employees and independent contractors of the Company following the closing of the WarnerMedia Transaction.

We Believe the WBD Incentive Plan Combines Compensation and Governance Best Practices

We believe the WBD Incentive Plan includes provisions that are designed to protect our stockholders’ interests and to reflect compensation and governance best practices, including:

●	No Evergreen. The WBD Plan does not provide for any automatic increases in the number of shares available for issuance under the WBD Plan.
●	Repricing is not allowed without stockholder approval. The WBD Incentive Plan prohibits the repricing or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.
●	No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price or base price equal to at least the fair market value of common stock on the date the stock option or stock appreciation right is granted, except in certain situations in which we are substituting awards granted by another company with which we are merging or consolidating or that we are acquiring.
●	No Liberal Share Recycling. In general, when an award granted under the WBD Incentive Plan expires or is canceled without having been fully exercised, is an award of stock appreciation rights or restricted stock units that is exercised or settled in cash or is an award of restricted shares or restricted stock units that is forfeited in whole or in part prior to becoming vested, the shares reserved for such award will be returned to the share reserve and be available for future awards. However, shares that are tendered by participants or withheld by us to pay the purchase price of an award or to satisfy tax withholding obligations will not be available for future awards. If a stock appreciation right is exercised for stock, we will subtract from the shares available under the WBD Incentive Plan the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle the stock appreciation right upon exercise. Shares repurchased by us on the open market using the proceeds from the exercise of an award will not increase the number of shares available for the future grant of awards under the WBD Plan.
●	No tax gross-ups. The WBD Incentive Plan does not provide for any tax gross-ups.
●	Director Equity Compensation. Directors receive their equity-based compensation through the 2005 Director Plan. Directors would not, consequently, be interested parties with respect to the operation of the WBD Incentive Plan.
●	No Dividend Equivalents on Options or Stock Appreciation Rights. No options or stock appreciation rights granted under the WBD Incentive Plan may provide for the payment or accrual of dividends or dividend equivalents.
●	Dividends and Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock, restricted stock units or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid.
●	Administered by an Independent Committee. The WBD Incentive Plan is administered by the Compensation Committee, which is made up entirely of independent directors. No member of the Compensation Committee, while serving as such, shall be eligible to receive an award under the WBD Incentive Plan.

Description of the WBD Incentive Plan

The following is a summary of the WBD Incentive Plan. This summary is qualified in its entirety by reference to the WBD Incentive Plan, a copy of which is attached as Appendix A to this proxy statement. You may also obtain a copy of the WBD Incentive Plan by accessing the proxy statement as filed with the SEC on the Internet at www.sec.gov, by accessing the Investor Relations section of our website at https://ir.corporate.discovery.com/investor-relations/ or by contacting our Corporate Secretary.

Effectiveness; Number of Shares Available for Issuance

The WBD Incentive Plan will become effective upon the closing date of the WarnerMedia Transaction.

Following the closing of the WarnerMedia Transaction, subject to adjustment in the event of stock splits and other similar events as provided under the WBD Incentive Plan, the maximum number of shares of common stock with respect to which awards may be granted under the WBD Incentive Plan is the sum of (i) 135 million shares; plus (ii) such additional number of shares as is equal to the sum of (A) the number of shares reserved for issuance under the 2013 Incentive Plan that remain available for grant under the 2013 Incentive Plan as of immediately prior to closing date of the WarnerMedia Transaction and (B) the number of shares of common stock subject to awards granted under the 2013 Incentive Plan, that (1) expire, terminate or are annulled for any reason without having been exercised, (2) are stock

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Proposal 3: Approval of Warner Bros. Discovery, Inc. Stock Incentive Plan

appreciation rights under the 2013 Incentive Plan that are exercised for cash and (3) are awards of restricted shares or restricted stock units under the 2013 Incentive Plan that are forfeited prior to becoming vested (provided that the holder received no benefits of ownership of such restricted shares or restricted stock units other than voting rights and the accumulation of unvested dividends and unpaid dividend equivalents that are likewise forfeited).

Shares issued under the WBD Incentive Plan may consist in whole or in part of authorized but unissued shares or may be issued shares that we have reacquired, including shares purchased in the open market (which open market purchases of shares using the proceeds from the exercise of awards will not increase the number of shares available for future grants).

If an award granted under the WBD Incentive Plan (i) expires or is terminated, surrendered or canceled without having been fully exercised, (ii) is an award of stock appreciation rights or restricted stock units that is exercised or settled, as the case may be, in cash or (iii) is an award of restricted shares or restricted stock units that is forfeited in whole or in part prior to becoming vested (provided that the holder received no benefits of ownership of such awards other than voting rights and the accumulation of unvested dividends and unpaid dividend equivalents that are likewise forfeited), then the unused common stock covered by such award will become available for issuance pursuant to a new award under the WBD Incentive Plan. Shares that are tendered or withheld (including through net exercise) to pay the purchase price of an award or to satisfy tax withholding obligations will not be available for future issuance pursuant to awards under the WBD Incentive Plan.

Under the WBD Incentive Plan, all shares of common stock covered by stock-settled stock appreciation rights are counted against the number of shares available for the grant of awards under the WBD Incentive Plan. If a stock-settled stock appreciation right is exercised, we will subtract from the shares available under the WBD Incentive Plan the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle such stock appreciation right upon exercise.

Types of Awards

The WBD Incentive Plan provides for the grant of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash-based awards, each of which is described below.

Nonqualified stock options. Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price, subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price that will not be less than 100% of the fair market value of the common stock on the date of grant, except in connection with substitute awards relating to mergers, consolidations, or acquisitions. Options may not provide for the payment or accrual of dividends or dividend equivalents. The method of payment of the exercise price of an option is determined by the Compensation Committee and may consist of: (i) payment by cash or check or through the delivery of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (ii) surrender to us of shares of common stock or attestation of ownership of sufficient shares, (iii) “net exercise” in which a portion of the shares to be issued on exercise are withheld to pay the exercise price, (iv) any other lawful means, or (v) any combination of these forms of payment.

Stock appreciation rights. A stock appreciation right is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock on the date of grant over the base price. The base price of a stock appreciation right may be no less than 100% of the fair market value of the common stock on the date of grant, which may be determined based on a single day’s price or using an average of prices around the date of grant, except in connection with substitute awards relating to mergers, consolidations or acquisitions. No stock appreciation right granted under the WBD Incentive Plan may provide for the payment or accrual of dividends or dividend equivalents.

Restricted stock and restricted stock unit awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase or cause the forfeiture of all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at or after the time such shares vest pursuant to the terms and conditions of the awards, as established by our Compensation Committee, although our Compensation Committee may provide that these awards will be settled in cash. The Compensation Committee may also provide for a supplemental cash payment with respect to an award of restricted shares, subject to such restrictions as the Compensation Committee designates, to be paid in connection with or after vesting.

Our Compensation Committee will determine the terms and conditions of each restricted stock or restricted stock unit award, including the conditions for vesting and repurchase (or forfeiture) and the purchase price, if any.

We have not historically granted restricted stock awards, but the 2013 Incentive Plan and the WBD Incentive Plan permit such grants. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to restricted shares, or unvested dividends, shall be paid to the holder only if and when such restricted shares vest. Each payment of previously unvested dividends will be made no later than the later of (i) the end of the calendar year in which the dividends are paid to stockholders of that series of stock or (ii) the 15th day of the third month following the date on which the restricted stock to which the dividends pertain vests, absent a further deferral permitted by the Compensation Committee that complies with Section 409A of the Internal Revenue Code, or the Code. No interest will be paid on the unvested dividends. The holder will have the right to vote such restricted shares and to exercise other stockholder rights subject to the terms, conditions and restrictions set forth in the WBD Incentive Plan.

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Proposal 3: Approval of Warner Bros. Discovery, Inc. Stock Incentive Plan

To the extent provided by our Compensation Committee, in its sole discretion, a grant of restricted stock units may provide participants with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of common stock and will be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which they are paid, as determined by our Compensation Committee in its sole discretion, subject in each case to such terms and conditions as our Compensation Committee may establish, in each case to be set forth in the applicable award agreement. No interest will be paid on the dividend equivalents.

Other stock-based and cash-based awards. Under the WBD Incentive Plan, our Compensation Committee or the Board has the right to grant other awards that are valued in whole or in part by reference to, or otherwise based on shares of common stock, subject to such terms and conditions as our Compensation Committee or the Board may determine. Such other stock-based awards shall also be available as a form of payment in the settlement of other awards granted under the WBD Incentive Plan or as payment in lieu of compensation to which a holder is otherwise entitled. Other stock-based awards may be paid in shares of common stock or cash, as the Board or the Compensation Committee may determine. Other stock-based awards may provide holders with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of common stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based awards with respect to which they are paid. No interest will be paid on the dividend equivalents. We may also grant under the WBD Incentive Plan awards denominated in cash rather than shares of common stock.

Performance conditions. Our Compensation Committee may determine, at the time of grant, that an award granted under the WBD Incentive Plan will vest or otherwise be earned upon the achievement of specified performance criteria. The performance criteria for each such award will be based on one or more of the following measures, as applied to the recipient, one or more of our business units, our divisions or subsidiaries or applicable sector, or of us as a whole, and if so desired by the Compensation Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return); price per share of common stock; market share; audience metrics (such as program ratings, web impressions, and subscribers); earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (EBITDA); economic value added; market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, adjusted operating income before depreciation and amortization, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); margins; stockholder value; total stockholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental and safety) or any other business criteria established by the Compensation Committee. Unless otherwise stated, such a performance measure need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

These performance measures may be adjusted to exclude any one or more of (i) non-recurring or unusual gains or losses, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, (v) fluctuation in foreign currency exchange rates, (vi) charges for restructuring and rationalization programs and (vii) any other adjustment determined by the Compensation Committee. Such performance measures: (x) may vary by participant and may be different for different awards; and (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by our Compensation Committee. The Compensation Committee shall have the discretion to modify or waive the performance criteria or conditions to the grant or vesting of an award unless the relevant award agreement states otherwise.

Eligibility to Receive Awards

Our employees, officers, consultants and advisors and those of our subsidiaries are eligible to be granted awards under the WBD Incentive Plan. As of March 4, 2022, approximately 11,000 persons were eligible to receive awards under the WBD Incentive Plan, including our five named executive officers, our three executive officers who are not named executive officers, our approximately 10,975 other employees who are not executive officers and our approximately 15 independent contractors who are not executive officers. Following the consummation of the WarnerMedia Transaction, the employees, officers, consultants and advisors of Warner Bros. Discovery, Inc. will be eligible to be granted awards under the WBD Incentive Plan.

The granting of awards under the WBD Incentive Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Subject to certain exceptions as set forth in the WBD Incentive Plan in connection with the award of substitute awards and changes in our capital structure and subject to adjustment in the event of stock splits and other similar events, the maximum number of shares with respect to which awards may be granted to any participant under the WBD Incentive Plan may not exceed 25,000,000 shares per calendar year. No person may be awarded cash awards during any calendar year that are designed to pay out in excess of $25,000,000 per calendar year covered by the cash award.

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Proposal 3: Approval of Warner Bros. Discovery, Inc. Stock Incentive Plan

Administration

The WBD Incentive Plan is administered by our Compensation Committee; provided, that our Board may appoint another committee of the Board (or a subcommittee of such committee) to administer the WBD Incentive Plan comprised of not less than two persons. References in this “--Description of the WBD Incentive Plan” shall refer to our Compensation Committee or such other committee of the Board (or subcommittee of such committee) as may be appointed by the Board to administer the WBD Plan from time to time. Our Compensation Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the WBD Incentive Plan and to interpret the provisions of the WBD Incentive Plan and any award agreements thereunder. Subject to any applicable limitations contained in the WBD Incentive Plan, our Compensation Committee selects the recipients of awards and determines the terms of such awards. The WBD Incentive Plan provides limitations on liability with respect to persons acting on our behalf in connection with the WBD Incentive Plan and also provides for indemnifying and holding harmless such persons. The Committee’s actions and determinations under the WBD Incentive Plan shall be final and conclusive for all purposes and upon all persons.

Our Compensation Committee is required to make equitable and appropriate adjustments in connection with the WBD Incentive Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization or corporate events (including mergers or consolidations other than those which constitute Approved Transactions, as described and defined below) to preserve the benefits or potential benefits intended to be made available under the WBD Incentive Plan. Such adjustments shall be made in a manner as the Compensation Committee, in its sole discretion, deems equitable and appropriate and shall adjust any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the WBD Incentive Plan, (ii) the number and kind of shares of stock subject to outstanding awards, and (iii) the exercise, base or purchase price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of shares subject to any award shall always be a whole number. In addition, if all shares of any series of common stock are redeemed, then each outstanding award under such series shall be adjusted to substitute for the shares of such series of common stock subject to the award the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of shares of such series of common stock, with the other terms of the award remaining constant (including for this purpose the aggregate exercise price or aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Compensation Committee)). The Compensation Committee, in its sole discretion, may provide for a cash payment in connection with any of the foregoing adjustments.

Changes in Control

The WBD Incentive Plan also contains provisions addressing the consequences of any mergers, certain changes in ownership, and certain changes in the composition of our Board. The description below is of the default rule under the WBD Incentive Plan, but the Compensation Committee also imposes double trigger requirements on substantially all awards to executive officers, such that the occurrence of an event without a connected employment termination will not cause vesting unless the awards are not being assumed or replaced. If an Approved Transaction, Board Change or Control Purchase (each as defined below) occurs, unless the applicable agreement provides otherwise, any options or stock appreciation rights will immediately become exercisable in full in respect of the aggregate number of shares covered thereby and restricted stock and restricted stock units will vest, as will any unpaid dividends or dividend equivalents, while cash awards and other stock-based awards will have the treatment their agreements provide, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. Notwithstanding the foregoing, unless otherwise provided in the applicable agreement, the Compensation Committee may, in its discretion, determine that any or all outstanding awards of any or all types granted pursuant to the WBD Incentive Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Compensation Committee, is equitable and appropriate to substitute a new award for such award or to assume such award and to make such new or assumed award, as nearly as may be practicable, equivalent to the prior award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the common stock may be changed, converted or exchanged in connection with the Approved Transaction. Notwithstanding any provision of the WBD Incentive Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Compensation Committee shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the award and, if the transaction is a cash merger, provide for the termination of any portion of the award that remains unexercised at the time of such transaction, or (ii) to cancel any such awards and to deliver to the participants cash in an amount that the Compensation Committee shall determine in its sole discretion is equal to the fair market value of such awards on the date of such event, which in the case of options or stock appreciation rights will be the excess of the fair market value of the common stock on such date over the exercise price of the options or the base price of the stock appreciation rights, as applicable.

Under the WBD Incentive Plan, Approved Transaction means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, our stockholders) approves (i) any consolidation or merger of us, or binding share exchange, pursuant to which shares of our common stock would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which our common stockholders immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons who are our common stockholders immediately prior thereto have less than a majority of the combined voting power of our outstanding capital stock ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for our liquidation or dissolution, or

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Proposal 3: Approval of Warner Bros. Discovery, Inc. Stock Incentive Plan

(iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of our assets, provided that the Approved Transaction will not occur under any of the foregoing until the closing of the described event. Board Change means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Control Purchase means any transaction (or series of related transactions) in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities and Exchange Act of 1934, or the Exchange Act, corporation or other entity (other than the Company, any of our subsidiaries or any employee benefit plan sponsored by us or any of our subsidiaries) shall become the beneficial owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of our securities representing 30% or more of the combined voting power of our then outstanding securities ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board.

Substitute Awards

In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our Board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as our Board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the WBD Incentive Plan. Substitute awards will not count against the overall share limit of the WBD Incentive Plan. Substitute awards to be made to former AT&T or WarnerMedia employees who will become employees of the Company following the closing of the WarnerMedia Transaction are being issued under the 2013 Incentive Plan. The WBD Incentive Plan will not be used to make substitute awards in connection with the closing of the WarnerMedia Transaction.

Restrictions on Repricing

Unless our stockholders approve such action (or it is appropriate under a change in capitalization), the WBD Incentive Plan provides that we may not (1) amend any outstanding option or stock appreciation right granted under the WBD Incentive Plan to provide an exercise price or base price per share that is lower than the then-current exercise price or base price per share of such outstanding award, (2) cancel any outstanding option or stock appreciation right (whether or not granted under the WBD Incentive Plan) and grant in substitution therefor new awards under the WBD Incentive Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise price or base price per share lower than the then-current exercise price or base price per share of the cancelled award, (3) cancel in exchange for a cash payment any options or stock appreciation rights that have an exercise price or base price per share above the then-current fair market value (other than in connection with an Approved Transaction, Board Change or Control Purchase as described above), or (4) take any other action that constitutes a “repricing” within the meaning of the rules of Nasdaq or any other exchange or marketplace on which the Company’s stock is listed or traded.

Clawback Policy

All awards are subject to recovery or clawback by us under any clawback policy we adopt in accordance with Securities and Exchange Commission regulations or other applicable law, as amended or superseded from time to time.

Stock Ownership Guidelines

All awards are subject to any applicable stock ownership guidelines we adopt, as amended or superseded from time to time.

Withholding

Our obligation to deliver shares of common stock or pay cash in respect of any award under the WBD Incentive Plan is subject to applicable federal, state and local tax withholding requirements. The Compensation Committee or our Board may permit participants to pay applicable withholding in shares of the common stock already owned by the participant (either by delivery or attestation) or through the withholding of shares otherwise issuable to such participant; provided, however, except as otherwise provided by our Board or the Compensation Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed our minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that we are able to retain shares of common stock having a fair market value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or we are withholding in a jurisdiction that does not have a statutory minimum withholding tax, we may retain such number of shares of common stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, us)) as we may determine to satisfy the tax liability associated with any award. If the participant does not satisfy the tax withholding through one of those means, the Company may withhold from the same or other compensation.

Transferability of Awards

In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except for awards subject to Code Section 409A, with our Compensation Committee’s or the Board’s consent, a participant can transfer an award without payment to an immediate family member, family trust, or certain other related entities (to the extent a Registration Statement on Form S-8 would cover the transferee).

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Proposal 3: Approval of Warner Bros. Discovery, Inc. Stock Incentive Plan

Acceleration

Our Compensation Committee may at any time provide that any award will become immediately vested or exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Termination of Employment or Service

The award agreements provide rules with respect to the treatment of awards when employment or service ends and may overrule the general principles in the WBD Incentive Plan. If a participant dies or has a Disability (as defined in the WBD Incentive Plan), unless the award agreement provides otherwise, any options or stock appreciation rights will immediately become exercisable in full in respect of the aggregate number of shares covered thereby and will remain exercisable for at least one year after death or Disability termination (unless the award expires earlier) and (ii) restricted stock and restricted stock units will vest, as will any unpaid dividends or dividend equivalents. The effect on a cash award or other stock-based award of the termination of employment or service for any reason, other than for cause, shall be prescribed in the applicable award agreement.

On a termination for cause, as defined in the WBD Incentive Plan, and unless the award agreement provides otherwise, all awards of unexercised options and stock appreciation rights, unvested restricted shares, unpaid cash awards, unvested dividends, unvested and unsettled restricted stock units and unvested dividend equivalents and any related cash amounts will terminate immediately. In addition, the Compensation Committee may determine retroactively, within one year after employment or service ends, that we or our subsidiary had cause at the time of termination and may forfeit any still outstanding awards.

Provisions for Foreign Participants

Our Board or the Compensation Committee may establish sub-plans for purposes of satisfying applicable securities, tax or other laws of various jurisdictions, by adopting supplements to the WBD Incentive Plan that cover only a particular jurisdiction and contain such limitations or exercises of discretion as are not otherwise inconsistent the with WBD Incentive Plan. All supplements adopted by the Board or the Compensation Committee shall be deemed to be part of the WBD Incentive Plan, but each supplement shall apply only to holders within the affected jurisdiction.

Stockholder Rights

Except as provided in the WBD Incentive Plan with respect to awards of restricted shares and except as expressly set forth in an award agreement, no holder shall have voting or other rights with respect to the shares of common stock covered by an award prior to the delivery of such shares.

Amendment or Termination

No award may be made under the WBD Incentive Plan on or after the tenth anniversary of the effective date of the WBD Incentive Plan, but awards previously granted may extend beyond that date. Our Compensation Committee may at any time amend, suspend or terminate the WBD Incentive Plan, provided that such actions may not materially adversely affect a recipient with respect to a previously granted award without his or her consent, except as required for compliance with Section 409A of the Code.

No modification, extension, renewal or other change in any award granted under the WBD Incentive Plan shall be made after the grant of such award, unless the same is consistent with the provisions of the WBD Incentive Plan. In general, with the consent of the applicable holder, the Compensation Committee may amend outstanding award agreements, including any amendment which would (i) accelerate the time or times at which the award may be exercised and/or (ii) extend the scheduled expiration date of the award. Without limiting the generality of the foregoing, the Compensation Committee may, but solely with the holder’s consent, unless otherwise provided in the award agreement, agree to cancel any award and grant a new award in substitution therefor, provided that the award so substituted shall satisfy all of the requirements of the WBD Incentive Plan as of the date such new award is made. Notwithstanding the foregoing, the Compensation Committee may provide in any award agreement that the rights of the holder with respect to the award shall be subject to such rules and regulations as the Compensation Committee may adopt from time to time.

If our stockholders do not approve the adoption of the WBD Incentive Plan, the WBD Incentive Plan will not go into effect, and the Company will not grant any awards under the WBD Incentive Plan. In this event, the Company will continue to make grants under the 2013 Incentive Plan and the Board will consider whether to adopt additional or alternative arrangements based on its assessment of the needs of the Company.

Certain Material U.S. Federal Income Tax Consequences

The following is a summary of certain material United States federal income tax consequences that generally will arise with respect to awards granted under the WBD Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Nonqualified Stock Options

A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

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Proposal 3: Approval of Warner Bros. Discovery, Inc. Stock Incentive Plan

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the stock vests, the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the stock or cash is distributed with respect to restricted stock unit, the participant will have income in an amount equal to the fair market value of the stock or the amount of cash on the date of distribution less the purchase price, if any. When any such stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock previously taxed. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the WBD Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us for any awards made under the WBD Incentive Plan, except that we may be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

New Plan Benefits

As of March 4, 2022, approximately 11,000 persons were eligible to receive awards under the WBD Incentive Plan, including our five named executive officers. The granting of awards under the WBD Incentive Plan is discretionary, except we are obligated to grant Mr. Zaslav $12,000,000 in share-settled performance-based restricted stock units, or PRSUs, annually through 2027 under the terms of Mr. Zaslav’s employment agreement with us.

Except for these grants to Mr. Zaslav, which are summarized in the table below, we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

If our stockholders do not approve the adoption of the WBD Incentive Plan, the Company will grant the PRSUs to Mr. Zaslav under the 2013 Incentive Plan.

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Proposal 3: Approval of Warner Bros. Discovery, Inc. Stock Incentive Plan

Warner Bros. Discovery, Inc. Stock Incentive Plan

Name and Position	Dollar Value($)	Number of PRSUs
David M. Zaslav President and Chief Executive Officer(b)	12,000,000	427,808
Gunnar Wiedenfels Chief Financial Officer(a)	—	—
Bruce L. Campbell Chief Development, Distribution, and Legal Officer(a)	—	—
David Leavy Chief Corporate Operating Officer(a)	—	—
Jean-Briac Perrette President and Chief Executive Officer, Discovery International(a)	—	—
Executive Group(b)	12,000,000	427,808
Non-Executive Director Group(a)	—	—
Non-Executive Officer Employee Group(a)	—	—
(a)	Amount is indeterminable. Non-executive directors are not eligible to participate in the WBD Incentive Plan.
(b)	Represents share-settled PRSUs that Mr. Zaslav is entitled to receive under his employment agreement in 2023. Excludes (1) share-settled PRSUs that Mr. Zaslav will be entitled to receive under his employment agreement for subsequent years following 2023 and (2) any discretionary awards that Mr. Zaslav may be awarded under the WBD Incentive Plan. The number of shares underlying the PRSUs above are based on the closing price of the Discovery common stock on the last business day of 2021, which was $23.54.

80     Discovery

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information, as of December 31, 2021, regarding our securities authorized for issuance pursuant to equity compensation plans. Pursuant to these plans, we may issue common stock or stock options, restricted stock, RSUs, PRSUs, SARs, or other rights to acquire shares of our common stock from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Discovery Communications, Inc. 2013 Incentive Plan:
Series A common stock	39,186,418	(1)(2)	$34.96	(3)	34,969,877	(4)(5)
Series B common stock	—		—		—
Series C common stock	175,737	(1)(5)	$17.42	(3)	—
Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan (As Amended and Restated):(6)
Series A common stock	260,264	(7)	—		6,953,915	(4)
Series B common stock	—		—		—
Series C common stock	19,906	(7)	—		—
Discovery Communications, Inc. 2011 Employee Stock Purchase Plan
Series A common stock	—		—		8,188,482
Equity compensation plans not approved by security holders:	—		—		—
TOTAL	39,642,326		$34.64		50,112,274
(1)	Includes RSUs and PRSUs.
(2)	Includes shares of common stock related to SARs that will be net settled through the issuance of our Series A common stock. The number of shares of common stock issued to settle such SARs is determined at the time of exercise based on the amount by which the price of our Series A common stock at the time of exercise exceeds the grant price divided by the price of our Series A common stock at the time of exercise. The number of shares of our Series A common stock was estimated using the closing market price of our Series A common stock on December 31, 2021, which was $23.54.
(3)	The determination of the weighted average exercise price of outstanding stock options, warrants and rights excludes RSUs and PRSUs.
(4)	Each plan permits the issuance of stock options, warrants and rights in addition to other forms of equity-based awards to acquire shares of our Series A common stock, Series B common stock, or Series C common stock, subject to a single aggregate limit per plan.
(5)	Includes securities reserved for outstanding SARs that will be settled through cash payments. Pursuant to the terms of the plan, such securities are not available for future issuance until the SARs are settled through a cash payment, or otherwise forfeited or cancelled.
(6)	We assumed this equity compensation plan in connection with the transaction in which we became a public company, which was completed in September 2008 (the “Transaction”). Because the Transaction provided for the exchange of securities between us and Discovery Holding Company, which is the predecessor entity to the Company, this plan effectively has been approved by our security holders.
(7)	Includes unvested RSUs and vested RSUs as to which settlement has been deferred.

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Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth information, to the extent known by us or ascertainable from public filings, concerning the beneficial ownership of each person or entity, other than certain of our directors and executive officers whose ownership information follows, who owns more than five percent of the outstanding shares of each class of our common stock and preferred stock as of March 4, 2022.

The Percent of Class shown below is based upon 171,542,669 shares of Series A common stock, 6,511,917 shares of Series B common stock, 330,166,667 shares of Series C common stock, 7,852,582 and 4/9th shares of Series A-1 convertible preferred stock and 4,313,349 and 1/2 shares of Series C-1 convertible preferred stock outstanding as of March 4, 2022.

The Voting Power shown in the table below reflects the beneficial owner’s voting power to elect common stock directors and preferred stock directors (as applicable) with respect to applicable class of stock held by such beneficial owner. The preferred stock directors are elected by the holders of Series A-1 convertible preferred stock. The common stock directors are elected by the holders of Series A common stock and the holders of Series B common stock. Shares of Series C common stock and shares of Series C-1 preferred stock have no voting rights except to the extent required by law. On all matters other than the election of directors, the holders of Series A-1 convertible preferred stock are entitled to vote, on an as-converted basis, with the holders of Series A common stock and Series B common stock. On such matters, therefore, the holders of common stock will have a lower voting power percentage than the percentage shown in the Voting Power column below.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Advance/Newhouse Programming Partnership(1)	Series A common stock	70,673,242	(2)	29.2	23.0
6350 Court Street	Series C common stock	96,034,376	(3)	23.2	—
East Syracuse, NY	Series A-1 preferred stock	7,852,583		100.0	100.0
13057-1211	Series C-1 preferred stock	4,313,350		100.0	—
BlackRock Inc.	Series A common stock	14,225,676	(4)	8.3	6.0
55 East 52nd Street	Series C common stock	25,175,506	(5)	7.6	—
New York, NY 10055
Brahman Capital Corp.	Series A common stock	8,907,654	(6)	5.2	3.8
655 Third Avenue, 11th Fl
New York, NY 10017
Clearbridge Investments, LLC	Series A common stock	8,559,368	(7)	5.0	3.6
620 8th Avenue
New York, NY 10018
GI Execution Services, LLC	Series A common stock	8,887,623	(8)	5.2	3.8
175 W. Jackson Blvd., Suite 1700
Chicago, IL 60604
Hotchkis and Wiley Capital Management, LLC	Series C common stock	23,834,438	(9)	7.2	—
601 S. Figueroa Street, 39th FL
Los Angeles, CA 90017
Morgan Stanley	Series A common stock	9,851,339	(10)	5.7	4.2
1585 Broadway
New York, NY 10036
State Street Corporation	Series C common stock	20,828,139	(11)	6.3	—
One Lincoln Street
Boston, MA 02111
The Vanguard Group, Inc.	Series A common stock	17,883,756	(12)	10.4	7.6
100 Vanguard Boulevard	Series C common stock	33,779,787	(13)	10.2	—
Malvern, PA 19355
(1)	An Amendment No. 15 to Schedule 13D was jointly filed on May 17, 2021 on behalf of Advance/Newhouse Programming Partnership (“ANPP”), Advance/ Newhouse Partnership (“ANP”), Newhouse Broadcasting Corporation (“NBCo”), Advance Publications, Inc. (“API”), Newhouse Family Holdings, L.P. (“NFH”) and Advance Long-Term Management Trust (“Advance Long-Term Trust”). NBCo beneficially owns such shares indirectly through its 65% interest in ANPP and 61.24% interest in ANP, and each of API, NFH and Advance Long-Term Trust beneficially owns such shares indirectly through its 35% interest in ANPP and 38.76% interest in ANP. NFH disclaims beneficial ownership of the shares of our preferred stock held by ANPP and the shares of our common stock into which the preferred stock is convertible. Advance Long-Term Trust, is the sole general partner of NFH and also disclaims beneficial ownership of the shares of preferred stock and the shares of our common stock into which the preferred stock is convertible. The trustees of the Advance Long-Term Trust are Samuel I. Newhouse, III, Steven O. Newhouse, Michael A. Newhouse, Victor F. Ganzi, and Thomas S. Summer, each of whom disclaims beneficial ownership of the shares of preferred stock held by ANPP and the common stock into which the preferred stock is convertible.

82     Discovery

Security Ownership of Certain Beneficial Owners and Management

(2)	Includes shares of Series A common stock that would be acquired upon conversion of the shares of Series A-1 convertible preferred stock that are currently outstanding. ANPP has beneficial ownership of 70,673,242 shares of Series A common stock on an as-converted basis. Each of NBCo, API, NFH and Advance Long-Term Trust beneficially owns such shares indirectly through its interest in ANPP.
(3)	Includes shares of Series C common stock that would be acquired upon conversion of the shares of Series C-1 preferred stock that are currently outstanding. ANPP has beneficial ownership of 91,889,280.86 shares of Series C common stock. ANP has beneficial ownership of 4,145,095.53 shares of Series C common stock. Each of NBCo, API, NFH and Advance Long-Term Trust beneficially owns such shares indirectly through its interest in ANPP and ANP.
(4)	The number of shares is based on Amendment No. 12 to Schedule 13G filed February 3, 2022 by BlackRock Inc., a parent holding company, on behalf of the subsidiaries listed in Exhibit A of its filing, none of which beneficially owns five percent or greater of our Series A common stock. BlackRock Inc. is deemed to be the beneficial owner of 14,225,676 shares of our Series A common stock as a result of acting as a parent holding company.
(5)	The number of shares is based on Amendment No. 7 to Schedule 13G filed February 3, 2022 by BlackRock Inc., a parent holding company on behalf of the subsidiaries listed in Exhibit A of its filing, none of which beneficially owns five percent or greater of our Series C common stock. BlackRock Inc. is deemed to be beneficial owner of 25,175,506 shares of our Series C common stock as a result of acting as a parent holding company.
(6)	The number of shares is based on the Schedule 13G jointly filed January 7, 2022 by Brahman Capital Corp., Brahman Management, L.L.C., Robert J. Sobel and Mitchell A. Kuflik. Brahman Capital Corp. is deemed to be the beneficial owner of 8,907,654 shares of Discovery Series A common stock as a result of acting as an investment advisor.
(7)	The number of shares is based on Amendment No. 8 to Schedule 13G filed February 8, 2022 by Clearbridge Investments, LLC (“Clearbridge”). Clearbridge is deemed to be the beneficial owner of 8,559,368 shares of our Series A common stock as a result of acting as investment adviser.
(8)	The number of shares is based on the Schedule 13G jointly filed February 14, 2022 by GI Execution Services, LLC (“GI”), Susquehanna Investment Group (“Susquehanna Investment”) and Susquehanna Securities, LLC (“Susquehanna Securities”), who are affiliated independent broker dealers which may be deemed a group. GI has sole voting and dispositive power with respect to 88 shares of our Series A common stock, Susquehanna Investment has sole voting and dispositive power with respect to 152,500 shares of our Series A common stock and Susquehanna Securities has sole voting power and dispositive power with respect to 8,735,035 shares of our Series A common stock.
(9)	The number of shares is based on the Schedule 13G filed February 11, 2022 by Hotchkis and Wiley Capital Management, LLC (“Hotchkis and Wiley”). Hotchkis and Wiley is deemed to be the beneficial owner of 23,834,438 shares of our Series C common stock as a result of acting as investment advisor.
(10)	The number of shares is based on the Schedule 13G filed February 10, 2022 by Morgan Stanley. Morgan Stanley is deemed to be beneficial owner of 9,851,339 shares of Discovery Series A common stock as a result of acting as a parent holding company.
(11)	The number of shares is based on the Schedule 13G filed February 11, 2022 by State Street Corporation, a parent holding company on behalf of the subsidiaries listed in Exhibit 1 of its filing.
(12)	The number of shares is based on Amendment No. 12 to Schedule 13G filed February 9, 2022 by The Vanguard Group, Inc. (“Vanguard”). Vanguard is deemed to be the beneficial owner of 17,883,756 shares of our Series A common stock as a result of acting as investment adviser.
(13)	The number of shares is based upon Amendment No. 8 to Schedule 13G filed February 9, 2022 by Vanguard. Vanguard is deemed to be the beneficial owner of 33,779,787 shares of our Series C common stock as a result of acting as investment adviser.

Security Ownership of Management

The following table sets forth information with respect to the beneficial ownership by each of our named executive officers and directors and all of our directors and executive officers as a group of shares of Series A common stock, Series B common stock and Series C common stock.

The percentage ownership is based upon 171,542,669 shares of Series A common stock, 6,511,917 shares of Series B common stock, and 330,166,667 shares of Series C common stock outstanding as of March 4, 2022.

Shares of common stock that may be acquired on or within 60 days of March 4, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of Series B common stock, though convertible on a one-for-one basis into shares of Series A common stock, is reported as beneficial ownership of Series B common stock only, and not as beneficial ownership of Series A common stock, but the voting power of the Series A and Series B common stock have been aggregated.

The Voting Power shown in the table below reflects the beneficial owner’s voting power to elect common stock directors as of March 4, 2022. The common stock directors are elected by the holders of Series A common stock and the holders of Series B common stock. Shares of Series C common stock have no voting rights except to the extent required by law. On all matters other than the election of directors, the holders of Series A-1 convertible preferred stock are entitled to vote, on an as-converted basis, with the holders of Series A common stock and Series B common stock; on such matters, therefore, each person’s voting power will be lower than the Voting Power shown below.

2022 Proxy Statement     83

Security Ownership of Certain Beneficial Owners and Management

The persons indicated below have sole voting power with respect to the shares owned by them, except as otherwise stated in the notes to the table. The address of each person listed below is 230 Park Avenue South, New York, New York 10003.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership(1)		Percent of Class (%)	Voting Power (%)
David M. Zaslav	Series A	6,193,729		3.5	1.1
Chief Executive Officer, President and Director	Series C	1,265,843		*
Gunnar Wiedenfels	Series A	290,987		*	*
Chief Financial Officer	Series C	75,000		*
Bruce L. Campbell	Series A	672,456		*	*
Chief Development, Distribution and Legal Officer	Series C	40,794		*
David C. Leavy	Series A	105,012		*	*
Chief Corporate Operating Officer	Series C	5,521		*
Jean-Briac Perrette	Series A	478,746		*	*
President and CEO of Discovery International	Series C	538		*
Robert J. Miron	Series A	22,893		*	*
Director, Board Chair	Series B	56		*
	Series C	23,417		*
Robert R. Beck	Series A	28,565		*	*
Director	Series B	11,258		*
	Series C	119,720		*
Robert R. Bennett	Series A	15,458	(2)	*	*
Director	Series C	197,219	(2)
Paul A. Gould	Series A	177,626		*	*
Director	Series B	87,317		1.3
	Series C	447,255		*
Robert L. Johnson	Series A	0		*	*
Director
Kenneth W. Lowe	Series A	7,878		*	*
Director	Series C	1,007,903		*
John C. Malone	Series A	1,104,323	(3)	*	26.6
Director	Series B	6,185,279	(3)(4)	95.0
	Series C	11,774,762	(3)(5)	3.6
Steven A. Miron	Series A	64,712		*	*
Director	Series C	24,361		*
Daniel E. Sanchez	Series A	13,008		*	*
Director	Series C	22		*
Susan M. Swain	Series A	0		*	*
Director
J. David Wargo	Series A	6,649		*	*
Director	Series C	137,582		*
All directors and executive officers as a group (19 persons)	Series A	9,427,497		5.4	28.5
	Series B	6,283,910		96.5
	Series C	15,131,026		4.6
(*)	Less than one percent.

84     Discovery

Security Ownership of Certain Beneficial Owners and Management

(1)	Includes shares that may be acquired within 60 days of March 4, 2022, in the amounts below:
	Series A	Series B	Series C
David M. Zaslav	3,650,881	0	0
Gunnar Wiedenfels	219,807	0	0
Bruce L. Campbell	411,927	0	0
Jean-Briac Perrette	184,036	0	0
John C. Malone	0	91,789	0
All directors and executive officers as a group (19 persons)	4,771,514	91,789	0
(2)	Includes (i) 8,364 shares of Series A common stock and 164,799 shares of Series C common stock owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife, (ii) 6,768 shares of Series A common stock and 27,922 shares of Series C common stock owned by Hilltop Investments III, LLC, which is jointly owned by Mr. Bennett and his wife and (iii) 326 shares of Series A common stock and 979 shares of Series C common stock held by trust for the benefit of Mrs. Bennett.
(3)	Includes (i) 170,471 shares of Series B common stock held by Mr. Malone’s wife, as to which shares Mr. Malone disclaims beneficial ownership, (ii) 91,789 shares of Series B common stock held by trusts for the benefit of Mr. Malone’s children with respect to which Mr. Malone is not the trustee, has no voting or investment power, and has a power of substitution with respect to the shares held in the trusts, as to which shares Mr. Malone disclaims beneficial ownership, (iii) 1,104,323 shares of Series A common stock and 7,669,362 shares of Series C common stock held by a trust, with respect to which Mr. Malone is the sole trustee and (iv) 455,400 shares of Series C common stock held by the Malone Family Land Preservation Foundation, as to which Mr. Malone disclaims beneficial ownership.
(4)	On February 13, 2014, Mr. Malone entered into an agreement with Mr. Zaslav granting Mr. Zaslav voting and purchase rights with respect to the 5,923,019 shares of Discovery Series B common stock that Mr. Malone owns, which will be in effect for as long as Mr. Zaslav is employed as the principal executive officer of Discovery or serving on its Board. Pursuant to the agreement, Mr. Zaslav will have the right to vote the shares of Series B common stock any time Mr. Malone is not personally voting or directing the vote of such shares of Series B common stock. Any proposals regarding the transfer of such shares of Series B common stock will require that Mr. Zaslav be first notified and that exclusive negotiation discussions be entered into to seek agreement on mutually acceptable terms for Mr. Zaslav to purchase the shares. If Mr. Zaslav or an entity he controls does not purchase the shares, Mr. Zaslav will not have any further rights under the agreement or any further rights to purchase such shares of Series B common stock.
(5)	Includes 3,650,000 shares of Series C common stock which have been pledged in support of one or more lines of credit or margin accounts as of February 28, 2022.

2022 Proxy Statement     85

2022 Annual Meeting Information – Frequently Asked Questions

2022 Proxy Materials

Q:	Why am I receiving these proxy materials?
A:	You received these materials because you owned shares of Discovery stock on March 4, 2022, the record date, and that entitles you to notice of, and to vote at, the 2022 Annual Meeting of Stockholders. This proxy statement describes the matters to be voted on at the meeting and provides information on those matters. The proxy materials (which include our 2021 Annual Report on Form 10-K) provide certain information about Discovery that we must disclose to you when the Board of Directors solicits your proxy.
Q:	How can I get electronic access to the proxy materials?
A:	Stockholders may access the 2022 proxy materials at: www.proxyvote.com. Our 2022 proxy materials are also available in the Investor Relations section of our corporate website at ir.corporate.discovery.com.
Stockholders may elect to receive future distributions of proxy materials by electronic delivery. To take advantage of this service you will need an email account and access to an Internet browser. To enroll, go to www.proxyvote.com and click “Sign up for E-delivery”. Your enrollment for electronic delivery of proxy materials will remain in effect until you terminate it or for so long as the email address provided by you is valid.
Q:	What is “householding”?
A:	To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Discovery stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report, proxy statement and other materials mailed to you, please submit a request to our Corporate Secretary at the address noted above or call our Investor Relations department at (212) 548-5882, and we will promptly send you what you have requested. You can also contact our Investor Relations department at the telephone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
Voting Procedures
Q:	What matters will be voted on at the 2022 Annual Meeting?
A:	The principal business of the meeting will be the following matters:
● the election of three Class II common stock directors by the holders of our Series A common stock and Series B common stock, voting together as a single class, and the election of three preferred stock directors by the holders of our Series A-1 convertible preferred stock, voting separately as a class;
● the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
● the approval of the Warner Bros. Discovery, Inc. Stock Incentive Plan.
We will also transact such other business as may properly be presented at the 2022 Annual Meeting of Stockholders or at any postponements or adjournments thereof. However, we are not aware of any other matters to be acted upon at the 2022 Annual Meeting of Stockholders.
Q:	Who is entitled to vote at the 2022 Annual Meeting?
A:	The close of business on March 4, 2022 was the record date for determining the holders of our Series A and Series B common stock and Series A-1 convertible preferred stock entitled to notice of, and to vote at, the 2022 Annual Meeting of Stockholders and any postponement or adjournment thereof.
Q:	How many shares can vote at the 2022 Annual Meeting and how many votes does each share have?
A:	As of March 4, 2022, we had outstanding:
● 171,542,669 shares of Series A common stock, with each of those shares being entitled to one vote;

86     Discovery

2022 Annual Meeting Information – Frequently Asked Questions

● 6,511,917 shares of Series B common stock, with each of those shares being entitled to ten votes; and
● 7,852,582 and four-ninths (4/9ths) shares of Series A-1 convertible preferred stock, with each of those shares being entitled to nine votes on all matters to be voted on at the 2022 Annual Meeting of Stockholders other than the election of common stock directors, which is equal to the number of votes the holder of the Series A-1 convertible preferred stock would have been entitled to cast had it converted its shares of Series A-1 convertible preferred stock into shares of Series A common stock on the record date.
Q:	How many shares must be present or represented at the 2022 Annual Meeting to conduct business at the meeting?
A:	With respect to Proposal One, the presence, in person or by properly executed proxy, of the holders of a majority of the total voting power of the outstanding shares of (a) the Series A common stock and Series B common stock, voting together as a single class, entitled to a separate vote on the election of three Class II common stock directors at the 2022 Annual Meeting of Stockholders will constitute a quorum for purposes of this class vote and (b) the Series A-1 convertible preferred stock entitled to a separate class vote on three Series A-1 preferred stock directors at the 2022 Annual Meeting of Stockholders will constitute a quorum for purposes of this class vote.
With respect to Proposals Two and Three, the presence, in person or by properly executed proxy, of the holders of a majority in voting power of the Series A common stock, Series B common stock and Series A-1 convertible preferred stock, with the preferred stock considered on an as-converted to common stock basis, voting together as a single class, will constitute a quorum for the purposes of the combined class vote.
If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Shares present virtually during the annual meeting will be considered shares represented in person at the meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be treated as present for purposes of determining the presence of a quorum.
Q:	What vote is required for Proposal One – Election of Directors?
A:	With respect to Proposal One, the three Class II common stock directors are to be elected by the holders of our Series A common stock and Series B common stock, voting together as a single class, and the three Series A-1 preferred stock directors are to be elected by the holder of our Series A-1 convertible preferred stock, voting separately as a class.
● The Class II common stock directors will be elected if they receive a plurality of the combined voting power of the outstanding shares of Series A common stock and Series B common stock present virtually or by proxy and entitled to vote on the election of common stock directors, voting together as single class;
● The preferred stock directors will be elected if they receive the written consent or the affirmative vote of the holder of a majority of the outstanding shares of the Series A-1 convertible preferred stock;
● If you withhold your vote, it will have no effect on the election of directors; and
● Broker non-votes are not considered shares entitled to vote on this proposal and therefore will have no effect on the election of directors.
Q:	What vote is required for Proposal Two – Ratification of the Appointment of the Independent Registered Public Accounting Firm?
A:	The affirmative vote of a majority of the combined voting power of the outstanding Series A common stock, Series B common stock and Series A-1 convertible preferred stock, voting as a single class, present virtually or by proxy and entitled to vote, is required to ratify Proposal Two.
● Abstentions will have the same effect as a vote “AGAINST” this proposal; and
● If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record can vote your shares at its discretion on this item.
Q:	What vote is required for Proposal Three – Approval of the Warner Bros. Discovery, Inc. Stock Incentive Plan?
A:	The affirmative vote of a majority of the combined voting power of the outstanding Series A common stock, Series B common stock and Series A-1 convertible preferred stock, voting as a single class, present virtually or by proxy and entitled to vote, is required to ratify Proposal Two.
● Abstentions will have the same effect as a vote “AGAINST” this proposal; and
● Broker non-votes are not considered shares entitled to vote on this proposal and therefore will have no effect on the outcome of Proposal Three.
Q:	How can I vote my shares at the 2022 Annual Meeting?
A:	If you are a holder of Series A or Series B common stock or Series A-1 convertible preferred stock as of the record date, telephone and Internet voting is available 24 hours a day through 11:59 p.m. (Eastern Time) on April 7, 2022. If you are located in the United States or Canada and are a stockholder of record as of the record date, you can vote your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also vote your shares on the Internet at www.proxyvote.com.

2022 Proxy Statement     87

2022 Annual Meeting Information – Frequently Asked Questions

Both the telephone and Internet voting systems have easy-to-follow instructions on how you may vote your shares and allow you to confirm that the system has properly recorded your vote. If you are voting your shares by telephone or Internet, you should have on hand when you call or access the website, as applicable, the proxy card or voting instruction card. If you vote by telephone or Internet, you do not need to return your proxy card to us.
If you have received, by request, a hard copy of the proxy card or voting instruction card and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the 2022 Annual Meeting of Stockholders.
Properly completed proxies will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” Proposals One, Two and Three.
While we encourage holders of Series A and Series B common stock and Series A-1 convertible preferred stock to vote by proxy, you also have the option of voting your shares of Series A and Series B common stock and Series A-1 convertible preferred stock at the 2022 Annual Meeting of Stockholders. All holders of Series A or Series B common stock or Series A-1 convertible preferred stock, whether your shares are registered directly in your name with our transfer agent or held in a brokerage account by a bank or other nominee, may virtually attend the 2022 Annual Meeting of Stockholders and vote online, subject to compliance with the procedures described below. In order to vote online at the 2022 Annual Meeting of Stockholders, you will need the control number on your proxy card or voting instruction form, as further described below.
Q:	If my Discovery shares are held in “street name” by a broker, bank or other nominee, will the broker, bank or other nominee vote my shares on each of the annual business proposals?
A:	If you hold your shares in street name and do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will be able to vote your shares with respect to “discretionary items” but will not be able to vote your shares with respect to “non-discretionary items,” in which case your shares will be treated as “broker non-votes” with respect to those items. “Broker non-votes” are shares that are held in street name by a bank, broker or other nominee that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. The auditor ratification proposal (Proposal Two) is a “discretionary item,” whereas the election of directors (Proposal One) and the approval of the Warner Bros. Discovery, Inc. Stock Incentive Plan (Proposal Three) are “non-discretionary items.” Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares may, in the discretion of the broker, bank or other nominee, be voted only on the auditor ratification proposal. If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will NOT be voted on Proposal One or Proposal Three.
Q:	May I change or revoke my vote after returning a proxy card or voting by telephone or over the Internet?
A:	Yes. Before your proxy is voted at the 2022 Annual Meeting of Stockholders, you may change or revoke your vote on the proposals by telephone or over the Internet (if you originally voted by telephone or over the Internet), by virtually attending the 2022 Annual Meeting and voting online during the meeting, or by delivering a signed proxy revocation or a new signed proxy with a later date to: Discovery, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Any signed proxy revocation or new signed proxy card must be received before the start of the 2022 Annual Meeting of Stockholders. Your virtual attendance at the 2022 Annual Meeting of Stockholders will not, by itself, revoke your proxy.
If your shares are held in an account by a broker, bank or other nominee whom you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.
Q:	Whom should I contact if I have any questions about the proxy materials or voting?
A:	If you have any questions about the proxy materials or if you need assistance submitting your proxy card or voting instruction card or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue
20th Floor
New York, NY 10022
(877) 717-3922 (call toll-free)
(212) 750-5833 (banks and brokerage firms)

If your shares are held “street name,” through a bank, brokerage firm or other nominee, you should contact such bank, brokerage firm or other nominee if you need to obtain voting instruction cards or have questions on how to vote your shares.

88     Discovery

2022 Annual Meeting Information – Frequently Asked Questions

Proxy Solicitation

Q:	Who is soliciting my vote?
A:	The Board of Directors of Discovery, Inc. is soliciting your vote on proposals being submitted for consideration at our 2022 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/DISCA2022 on April 8, 2022 and any adjournment or postponement thereof.
Q:	Who will bear the cost of soliciting votes for the 2022 Annual Meeting?
A:	We will pay the cost of solicitation of proxies, including the preparation, website posting, printing and delivery of the Notice of Internet Availability of Proxy Materials, proxy statement and related materials. We will furnish copies of these materials to banks, brokers, fiduciaries, custodians and other nominees that hold shares on behalf of beneficial owners so that they may forward the materials to beneficial owners.
Our Board has sent you this proxy statement. We will pay all expenses in connection with the solicitation of the enclosed proxy. In addition to solicitation by mail, our officers and employees, who will receive no extra compensation for their services, may solicit proxies by telephone, in writing, electronically or in person. We will reimburse brokers and nominees who hold shares in their names for their reasonable out-of-pocket expenses to furnish proxy materials to the beneficial owners of such shares.
We have also engaged Innisfree M&A Incorporated, a proxy solicitation agent, to assist us with our solicitation for this annual meeting and expect to pay no more than $25,000, plus reimbursement of out-of-pocket expenses for its efforts in connection with this annual meeting.

Attending the 2022 Annual Meeting

Q:	How do I virtually attend the 2022 Annual Meeting?
A:	We will host the 2022 Annual Meeting of Stockholders live online via webcast. You may attend the 2022 Annual Meeting of Stockholders live online by visiting www.virtualshareholdermeeting.com/DISCA2022. The webcast will start at 10:00 a.m., Eastern Time, on Monday, April 8, 2022. You will need the control number included on your proxy card or voting instruction form in order to be able to vote or ask questions during the 2022 Annual Meeting of Stockholders. Instructions on how to attend and participate online are posted at www.virtualshareholdermeeting.com/DISCA2022.
Online check-in will begin at 9:45 a.m., Eastern Time, on Monday, April 8, 2022, and you should allow ample time for the online check-in proceedings. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 9:45 a.m., Eastern Time on Monday, April 8, 2022. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the 2022 Annual Meeting log-in page.
Q:	Why is the 2022 Annual Meeting a virtual, online meeting?
A:	To support the health and well-being of our stockholders, employees and directors in light of the ongoing COVID-19 pandemic, our 2022 Annual Meeting of Stockholders will once again be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. In light of the continuing public health and safety concerns related to COVID-19, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our 2022 Annual Meeting of Stockholders by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct of Meeting which will be posted at www.virtualshareholdermeeting.com/ DISCA2022 in advance of the meeting. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
Q:	How do I submit a question at the 2022 Annual Meeting?
A:	Stockholders may submit questions at the 2022 Annual Meeting of Stockholders by using the virtual meeting platform at www.virtualshareholdermeeting.com/DISCA2022. Once you have logged into the site using your control number, you will be able to submit questions electronically via the virtual meeting platform.

2022 Proxy Statement     89

Additional Information

Availability of Annual Report

We filed our 2021 Form 10-K with the SEC on February 24, 2022. The 2021 Form 10-K, including all exhibits, can also be found in the Investor Relations section of our corporate website: ir.corporate.discovery.com and can be downloaded free of charge. Paper copies of the 2021 Form 10-K may be obtained without charge, and paper copies of exhibits to the 2021 Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of Investor Relations by mail at Discovery, Inc., 230 Park Avenue South, New York, New York 10003, by telephone at (212) 548-5882 (or toll-free at (877) 324-5850), or by email at investor_relations@discovery.com.

Submission of Stockholder Proposals for 2023 Annual Meeting

The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for the 2023 Annual Meeting of Stockholders. Stockholders are encouraged to consult Rule 14a-8 of the Exchange Act and our Bylaws, as appropriate, to see all applicable requirements.

	Proposals for inclusion in 2023 Proxy Statement	Other proposals/nominees to be presented at 2023 Annual Meeting of Stockholders*
Type of Proposal	SEC rules permit stockholders to submit proposals for inclusion in our 2023 Proxy Statement by satisfying the requirements set forth in Rule 14a-8 of the Exchange Act	Stockholders may present proposals or director nominations directly at the 2023 Annual Meeting of Stockholders (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Section 1.6 of our Bylaws**
When proposal must be received by Discovery	No later than November 14, 2022	No earlier than January 9, 2023 and no later than February 7, 2023***
Where to send	By mail: Corporate Secretary, Discovery, Inc. 230 Park Avenue South, New York, NY 10003 By Email: CorporateSecretary@discovery.com
What to include	The information required by Rule 14a-8	The information required by our Bylaws**

*	Any proposal without the required notice will not be considered properly submitted under our Bylaws. Any proposal that is received by us after February 7, 2023, will not be considered filed on a timely basis under Rule 14a-4(c)(1). Proposals that are not properly submitted or timely filed will not be presented at the 2023 Annual Meeting. For proposals that are properly submitted and timely filed, SEC rules permit management to retain discretion to vote proxies we receive, provided that: (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion; and (2) the proponent does not issue a proxy statement.
**	Our Bylaws are filed as an exhibit to our 2021 Form 10-K and are available in the corporate governance section of our Investor Relations website at ir.corporate.discovery.com.
***	Assumes our 2023 Annual Meeting of Stockholders is held between March 9, 2023 and June 7, 2023, as it is expected to be. Please see our Bylaws for additional information regarding the advance notice deadline in the event the 2023 Annual Meeting of Stockholders is not held between March 9, 2023 and June 7, 2023.

90     Discovery

Additional Information

Other Business

The Board knows of no other business to be brought before the 2022 Annual Meeting of Stockholders. If, however, any other business should properly come before the 2022 Annual Meeting of Stockholders, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

By Order of the Board of Directors,

Tara L. Smith

Senior Vice President,

Securities & Executive Compensation and
Corporate Secretary

March 14, 2022

2022 Proxy Statement     91

Appendix A

Warner Bros. Discovery, Inc.
Stock Incentive Plan

Article I

Purpose of Plan

1.1 Purpose. The purpose of the Plan is to promote the success of the Company by providing a method whereby (i) eligible employees of the Company and its Subsidiaries and (ii) independent contractors providing services to the Company and its Subsidiaries may be awarded additional remuneration for services rendered and encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company’s businesses, encouraging them to remain in the employ or service of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries. The Plan is also intended to aid in (i) attracting Persons of exceptional ability to become officers and employees of the Company and its Subsidiaries and (ii) inducing independent contractors to agree to provide services to the Company and its Subsidiaries.

1.2 Adoption of Plan. The Plan was approved by the board of directors of Discovery, Inc., a Delaware corporation, f/k/a Discovery Communications, Inc. (“Discovery”) on March 1, 2022 and by the stockholders of Discovery on April 8, 2022.

Article II

Definitions

2.1 Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

“Affiliate” of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

“Agreement” means a stock option agreement, stock appreciation rights agreement, restricted shares agreement, stock units agreement, cash award agreement or an agreement evidencing another type of equity-based Award, or more than one type of Award, as any such Agreement may be supplemented or amended from time to time.

“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, provided that, with respect to clauses (i) through (iv), the Approved Transaction will not occur until the closing of the event described in such clause.

“Award” means a grant of Options, SARs, Restricted Shares, Restricted Stock Units, Performance Awards, Cash Awards, or Other Stock-Based Awards.

“Board” means the Board of Directors of the Company.

“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

“Cash Award” means an Award made pursuant to Section 10.1 of the Plan to a Holder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

“Committee” means the Compensation Committee (or another committee) of the Board (or a subcommittee of such committee) appointed pursuant to Section 3.1 to administer the Plan.

92     Discovery

Appendix A

“Common Stock” means the Series A common stock of the Company.

“Company” means Warner Bros. Discovery, Inc., a Delaware corporation.

“Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board.

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Dividend Equivalents” means, with respect to Restricted Stock Units or Other Stock-Based Awards, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Common Stock.

“Domestic Relations Order” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

“Effective Date” means the Closing Date (as the term “Closing Date” is defined in that certain Agreement and Plan of Merger, dated as of May 17, 2021, by and among AT&T Inc., a Delaware corporation, Magallanes, Inc. a Delaware corporation, Discovery, Inc., a Delaware corporation, and Drake Subsidiary, Inc., a Delaware corporation).

“Exchange” means the Nasdaq Stock Market or any other exchange or marketplace on which Company stock is listed or traded.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

“Fair Market Value” of a share of any series of Common Stock on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of such series of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of such series of Common Stock are listed on such day, or the Committee can, in its sole discretion, use averages or weighted averages either on a daily basis or such longer period as complies with Code Section 409A. If for any day the Fair Market Value of a share of the applicable series of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

“Holder” means a person who has received an Award under the Plan that has not been fully satisfied or terminated.

“Nonqualified Stock Option” means a stock option granted under Article VI.

“Option” means a Nonqualified Stock Option.

“Performance Award” means an Award made pursuant to Article X of the Plan that is subject to the attainment of one or more Performance Objectives.

“Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Plan” means this Warner Bros. Discovery, Inc. Stock Incentive Plan, as may be amended, restated or supplemented from time to time.

“Prior Plan” means the Discovery Communications, Inc. 2013 Incentive Plan, as amended and restated from time to time.

“Restricted Shares” means shares of any series of Common Stock awarded pursuant to Article VIII.

“Restricted Stock Units” has the meaning ascribed thereto in Section 9.1.

“Restriction Period” means a period of time beginning on the date of each Award of Restricted Shares or Restricted Stock Units and ending on the Vesting Date with respect to such Award.

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“SARs” means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of any specified series of Common Stock.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Securities Act section shall include any successor section.

“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

“Unvested Dividends” has the meaning ascribed thereto in Section 8.1.

“Vesting Date,” with respect to any Restricted Shares or Restricted Stock Units awarded hereunder, means the date on which such Restricted Shares or Restricted Stock Units cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares pursuant to Article VIII or of Restricted Stock Units pursuant to Article IX. If more than one Vesting Date is designated for an Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

Article III

Administration

3.1 Committee. The Plan shall be administered by the Committee. The Committee shall be comprised of not less than two Persons.

3.2 Powers. The Committee shall have full power and authority to grant Awards to eligible persons, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan and to supervise the administration of the Plan. The Committee shall have sole authority in the selection of persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees and independent contractors, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.

3.3 Interpretation. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons.

Article IV

Shares Subject to the Plan

4.1 Number of Shares; Award Limits. Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be the sum of (i) 135 million shares of Common Stock; plus (ii) (B) such additional number of shares of Common Stock as is equal to the sum of (i) the number of shares reserved for issuance under the Prior Plan that remain available for grant under the Prior Plan as of immediately prior to the Effective Date and (ii) the number of shares of Common Stock subject to awards granted under the Prior Plan, that (A) expire, terminate or are annulled for any reason without having been exercised, (B) that is a stock appreciation right under the Prior Plan that is exercised for cash and (C) any award of restricted shares or restricted stock units under the Prior Plan that are forfeited prior to becoming vested (provided that the holder received no benefits of ownership of such restricted shares or restricted stock units other than voting rights and the accumulation of unvested dividends and unpaid dividend equivalents that are likewise forfeited).

Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised, (ii) any Award of any SARs or Restricted Stock Units granted under the Plan that shall be exercised or settled, as the case may be, for cash, and (iii) any Award of Restricted Shares or Restricted Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Restricted Stock Units other than voting rights and the accumulation of Unvested Dividends and unpaid Dividend Equivalents that are likewise forfeited) shall again be available for purposes of the Plan. Notwithstanding the foregoing, (i) in the case of the exercise of a SAR for shares, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise; (ii) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Holder to (I) purchase shares of Common Stock upon the exercise of an Award or (II) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iii) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards. Except for Awards described in Section 4.3 or 11.1, no person may be granted in any calendar year Awards covering more than 25 million shares of Common Stock (as such amount may be adjusted from time to time as provided in Section 4.2). No person shall be awarded Cash Awards during any calendar year that are designed to pay out in excess of $25,000,000 per calendar year covered by the Cash Award.

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4.2 Adjustments. If the Company subdivides its outstanding shares of any series of Common Stock into a greater number of shares of such series of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of any series of Common Stock into a smaller number of shares of such series of Common Stock (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase such series of Common Stock or other similar corporate event (including mergers or consolidations) affects any series of Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in such manner as the Committee, in its sole discretion, deems equitable and appropriate, shall make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares of stock subject to outstanding Awards, and (iii) the purchase, exercise or base price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all shares of any series of Common Stock are redeemed, then each outstanding Award shall be adjusted to substitute for the shares of such series of Common Stock subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of shares of such series of Common Stock and otherwise the terms of such Award, including, in the case of Options or similar rights, the aggregate exercise price, and, in the case of SARs, the aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Agreement). The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.

4.3 Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4.1.

Article V

Eligibility

5.1 General. The persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall, subject to Section 5.2, be such persons who are employees (including officers) of, or independent contractors providing services to, the Company or its Subsidiaries as the Committee shall select. Awards may be made to employees or independent contractors who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.

5.2 Ineligibility. No member of the Committee, while serving as such, shall be eligible to receive an Award.

Article VI

Stock Options

6.1 Grant of Options. Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible persons to be granted Options, the time when each Option shall be granted to such eligible persons, the series and number of shares of Common Stock subject to such Option, and, subject to Section 6.2, the exercise price of the shares of Common Stock subject to such Option.

6.2 Exercise Price. The price at which shares may be purchased upon exercise of an Option shall be fixed by the Committee and may be no less than the Fair Market Value of the shares of the applicable series of Common Stock subject to the Option as of the date the Option is granted.

6.3 Term of Options. Subject to the provisions of the Plan with respect to death, retirement and termination of employment or service, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement.

6.4 Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part.

6.5 Manner of Exercise.

(a)	Form of Payment. An Option shall be exercised by notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the exercise price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 11.9 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) whole shares of any series of Common Stock (whether by delivery or attestation), (iv) the withholding of shares of the applicable series of Common Stock issuable upon such exercise of the Option, (v) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, or (vi) any combination of the foregoing methods of payment, or such other consideration and method of

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payment as may be permitted for the issuance of shares under the Delaware General Corporation Law. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate.

(b)	Value of Shares. Unless otherwise determined by the Committee and provided in the applicable Agreement, shares of any series of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of any series of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

(c)	Issuance of Shares. The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the exercise price therefor and of any amounts required by Section 11.9, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Holder or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment. In no event shall any dividends or dividend equivalents be paid on or accrued on Options.

6.6 Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 4.2): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4.3) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 11.1(b), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.

Article VII

SARs

7.1 Grant of SARs. Subject to the limitations of the Plan, SARs may be granted by the Committee to such eligible persons in such numbers, with respect to any specified series of Common Stock, and at such times during the term of the Plan as the Committee shall determine. Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.

7.2 Exercise of SARs. SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement; provided, however, that subsequent to the grant of an Award of SARs, the Committee, at any time before complete termination of any such SAR, may accelerate the time or times at which such SARs may be exercised in whole or in part. The base price of a SAR may be no less than the Fair Market Value of the applicable series of Common Stock with respect to which the SAR was granted as of the date the SAR is granted. Subject to the limitations of the Plan, upon the exercise of a SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the SAR is being exercised, consideration (in the form determined as provided in Section 7.3) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the SAR was granted on the date of exercise over the base price per share of such SAR.

7.3 Consideration. The consideration to be received upon the exercise of a SAR by the Holder shall be paid in the applicable series of Common Stock with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR) or cash equivalent thereto, as determined by the Committee and provided in the applicable Agreement. No fractional shares of Common Stock shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares. In no event shall any dividends or dividend equivalents be paid on or accrued with respect to a SAR. Unless the Committee shall otherwise determine, to the extent a SAR is exercisable, it will be exercised automatically on its expiration date.

7.4 Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

7.5 Exercise. For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).

7.6 Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 4.2): (1) amend any outstanding SAR granted under the Plan to provide a base price per share that is lower than the then-current base price per share of such outstanding SAR, (2) cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4.3) covering

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the same or a different number of shares of Common Stock and having a base price per share lower than the then-current base price per share of the cancelled stock appreciation right, (3) cancel in exchange for a cash payment any outstanding SAR with a base price per share above the then-current Fair Market Value, other than pursuant to Section 11.1(b), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.

Article VIII

Restricted Shares

8.1 Grant. Subject to the limitations of the Plan, the Committee shall designate those persons eligible to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Agreement.

Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Shares (“Unvested Dividend”) shall be paid to the Holder only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of previously Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that specified series of Common Stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on the Unvested Dividends.

8.2 Issuance of Restricted Shares. When shares of the applicable series of Common Stock are issued at the beginning of the Restriction Period, book entry shares or any stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, any certificates representing the Restricted Shares and any securities constituting Unvested Dividends shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Unvested Dividend), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Any such certificates shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Unvested Dividends that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

8.3 Restrictions. Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of the applicable series of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares and to exercise all other rights, powers and privileges of a Holder of shares of the applicable series of Common Stock with respect to such Restricted Shares; except that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of any stock certificate or certificates representing such Restricted Shares or to have the book entry ownership designation changed until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of any stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or his or her interest in any of them during the Restriction Period; and (iv) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares will cause a forfeiture of such Restricted Shares with respect thereto.

8.4 Cash Payments. In connection with any Award of Restricted Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares after such Restricted Shares shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

8.5 Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested, (ii) any Unvested Dividends with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, and (iii) any cash amount to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares and Unvested Dividends that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Unvested Dividends that shall have been so forfeited. Notwithstanding the foregoing, subsequent to the grant of an Award of Restricted Shares, the Committee, at any time before complete vesting or forfeiture of any such Restricted Shares, may accelerate the time or times at which such Restricted Shares vest in whole or in part. The Committee may, in its discretion, provide that the delivery of any Restricted Shares and Unvested Dividends that shall have become vested, and payment of any related cash amounts that shall have become payable under this Article VIII, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code.

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Article IX

Restricted Stock Units

9.1 Grant. In addition to granting Awards of Options, SARs and Restricted Shares, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible persons Awards of Restricted Stock Units which may be in the form of shares of any specified series of Common Stock or units, the value of which is based, in whole or in part, on the Fair Market Value of the shares of any specified series of Common Stock. Subject to the provisions of the Plan, including any rules established pursuant to Section 9.2, Awards of Restricted Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its discretion, which need not be identical for each Award. The terms of each Award need not be identical, and neither the Board nor the Committee need treat Holders uniformly. The determinations made by the Committee pursuant to this Section 9.1 shall be specified in the applicable Agreement.

9.2 Rules. The Committee may, in its discretion, establish any or all of the following rules for application to an Award of Restricted Stock Units:

(a)	Any shares of Common Stock which are part of an Award of Restricted Stock Units may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award.

(b)	Such Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and any shares of Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Stock in connection with an Award of Restricted Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.

(c)	Awards of Restricted Stock Units may provide for deferred payment schedules, vesting over a specified period of employment or service, the payment after vesting (on a current or deferred basis) of amounts of Dividend Equivalents with respect to the number of shares of Common Stock covered by the Award, and elections by the employee to defer payment of the Award or the lifting of restrictions on the Award, if any, provided that any such deferrals shall comply with the requirements of Section 409A of the Code. Restricted Stock Units shall not constitute issued and outstanding shares of the applicable series of Common Stock, and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an Award of Restricted Stock Units, in each case until Awards have paid out in shares of Common Stock after the end of the Restriction Period.

(d)	The Awards of Restricted Stock Units may provide Holders with the right to receive Dividend Equivalents. Dividend Equivalents may be settled in cash and/or shares of Common Stock and will be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as provided in the Agreement with respect to the Restricted Stock Units. No interest will be paid on the Dividend Equivalents.

(e)	In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restrictions or limitations to which a Restricted Stock Unit Award was made subject at the time of grant.

Article X

Cash Awards, other Stock-Based Awards, and Performance Awards

10.1 Cash Awards. In addition to granting Options, SARs, Restricted Shares, Restricted Stock Units, or Other Stock-Based Awards, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible persons Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. The determinations made by the Committee pursuant to this Section 10.1 shall be specified in the applicable Agreement. Notwithstanding the foregoing, subsequent to the grant of a Cash Award, the Committee, at any time before complete termination of any such Cash Award, may accelerate the time or times at which such Cash Award vests in whole or in part.

10.2 Other Stock-Based Awards. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock, may be granted hereunder to Holders (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Holder is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board or the Committee may determine. Subject to the provisions of the Plan, the Board or the Committee shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto. Other Stock-Based Awards may provide Holders with the right to receive Dividend Equivalents. Dividend Equivalents may be settled in cash and/or shares of Common Stock and will be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Awards with respect to which paid, as provided in the Agreement with respect to the Other Stock-Based Awards. No interest will be paid on the Dividend Equivalents. Subsequent to the grant of an Other Stock-Based Award, the Committee, at any time before complete termination of any such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award vests in whole or in part.

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10.3 Designation as a Performance Award. The Committee shall have the right to designate any Award of Options, SARs, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards or Cash Awards as a Performance Award.

10.4 Performance Objectives. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Holder, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return); price per share of Common Stock; market share; audience metrics (such as program ratings, web impressions, and subscribers); earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (EBITDA); economic value added; market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, adjusted operating income before depreciation and amortization, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); margins; stockholder value; total stockholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental and safety) or any other business criteria established by the Committee. Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.

The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) non-recurring or unusual gains or losses, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (vi) fluctuation in foreign currency exchange rates, (vi) charges for restructuring and rationalization programs, and (vii) any other adjustment determined by the Committee. Such performance measures (i) may vary by Holder and may be different for different Awards and (ii) may be particular to a Holder or the department, branch, line of business, subsidiary or other unit in which the Holder works and may cover such period as may be specified by the Committee.

10.5 Waiver of Performance Objectives. The Committee shall have the discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless the relevant Agreement states otherwise.

Article XI

General Provisions

11.1 Acceleration of Awards.

(a)	Death or Disability. If a Holder’s employment shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Unvested Dividends shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, each such Award of Restricted Stock Units and any unpaid Dividend Equivalents shall become vested in full.

(b)	Approved Transactions; Board Change; Control Purchase.

In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Unvested Dividends shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, each such Award of Restricted Stock Units and any unpaid Dividend Equivalents shall become vested in full, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. The effect, if any, on a Cash Award or Other Stock-Based Award of an Approved Transaction, Board Change or Control Purchase shall be prescribed in the applicable Agreement. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and

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appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable series of Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

Notwithstanding any provision of the Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (ii) to cancel any such Awards and to deliver to the Holders cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the exercise price of the Options or the base price of the SARs, as applicable.

No action pursuant to this Section 11.1(b) shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

11.2 Termination of Employment or Service.

(a)	General. If a Holder’s employment or service shall terminate prior to an Option’s or SAR’s becoming exercisable or being exercised in full, or during the Restriction Period with respect to any Restricted Shares or Restricted Stock Units, then such Option or SAR shall thereafter become or be exercisable, the Holder’s rights to any unvested Restricted Shares, Restricted Stock Units, Unvested Dividends, unpaid Dividend Equivalents and related cash amounts shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder’s employment terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder’s employment or service for “cause” will be treated in accordance with the provisions of Section 11.2(b). The effect on a Cash Award or Other Stock-Based Award of the termination of a Holder’s employment or service for any reason, other than for “cause,” shall be prescribed in the applicable Agreement.

(b)	Termination for Cause. If a Holder’s employment or service with the Company or a Subsidiary of the Company shall be terminated by the Company or such Subsidiary for “cause” during the Restriction Period with respect to any Restricted Shares or Restricted Stock Units or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the payment in full of any Cash Award (for these purposes, “cause” shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options and SARs and all unvested or unsettled Restricted Stock Units and all unpaid Cash Awards held by such Holder shall immediately terminate, and (ii) such Holder’s rights to all Restricted Shares, Unvested Dividends, any unpaid Dividend Equivalents and any related cash amounts shall be forfeited immediately. The Committee may determine retroactively, within one year after employment or service ends, that the Company or its Subsidiary had “cause” for termination of a Holder who has ceased to be employed or in service and may cause the forfeiture of any still outstanding Awards.

(c)	Miscellaneous. The Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan, (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the employee’s right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company. For this purpose, “Company” shall mean the Company and any Subsidiary or Affiliate thereof, the services providers of which are eligible to receive Awards under this Plan.

11.3 Right of Company to Terminate Employment or Service. Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate the employment or service of the Holder at any time, with or without cause, subject, however, to the provisions of any employment or other service-providing agreement between the Holder and the Company or any Subsidiary of the Company.

11.4 Nonalienation of Benefits; Nontransferability of Awards. Except as set forth below, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such

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benefits. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and, during the life of the Holder, shall be exercisable only by the Holder; provided, however, that, except with respect to Awards subject to Section 409A of the Code, the Board or the Committee may permit or provide in an Award for the gratuitous transfer of the Award by the Holder to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Holder and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Holder, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11.4 shall be deemed to restrict a transfer to the Company.

11.5 Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan. Any such documentation may contain (but shall not be required to contain) such provisions as the Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 11.7(b).

11.6 Designation of Beneficiaries. Each person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.

11.7 Termination and Amendment.

(a)	General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Plan may be terminated at any time prior to the tenth anniversary of the Effective Date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.

(b)	Modification. No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted, materially adversely affect the rights of such person with respect to such Award, except as otherwise permitted by Section 11.18. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder, or as otherwise permitted under Section 11.18, and subject to the terms and conditions of the Plan (including Section 11.7(a)), the Committee may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder’s consent, unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 11.7(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

11.8 Government and Other Regulations. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as any series of Common Stock are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act with respect to all shares of the applicable series of Common Stock that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

11.9 Withholding. The Company’s obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Restricted Stock Units or Other Stock-Based Awards or the satisfaction of the Performance Objectives applicable to a Performance Award, as appropriate, may, in the discretion of the Committee, be paid in shares of the applicable series of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including the conditions referenced in Section 6.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of, all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award.

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If provided for in an Award or approved by the Board or the Committee in its sole discretion, a Holder may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board or the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a Fair Market Value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a Fair Market Value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

11.10 Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

11.11 Treatment with Respect to Other Benefit Programs. By acceptance of an Award, unless otherwise provided in the applicable Agreement or required by law, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company or its Subsidiary on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary of the Company.

11.12 Unfunded Plan. Neither the Company nor any Subsidiary of the Company shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards, and the Plan shall constitute an “unfunded” plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no employee or independent contractor shall have voting or other rights with respect to the shares of Common Stock covered by an Award prior to the delivery of such shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any shares of Common Stock or any other property, and the liabilities of the Company and any Subsidiary of the Company to any employee or independent contractor pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee, independent contractor, former independent contractor or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

11.13 Governing Law. The Plan and all Awards made hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware.

11.14 Accounts. The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 11.9.

11.15 Legends. Each certificate evidencing shares of Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

11.16 Company’s Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

11.17 Interpretation. The words “include,” “includes,” “included” and “including” to the extent used in the Plan shall be deemed in each case to be followed by the words “without limitation.”

11.18 Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Holder pursuant to the Plan in connection with his or her employment or service termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Holder is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company or its Subsidiary in accordance with its procedures, by which determinations, the Holder (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation

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or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Holder during the period between the date of separation from service and the New Payment Date shall be paid to the Holder in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

Neither the Company nor any of its Subsidiaries makes any representations or warranties and shall have no liability to the Holder or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

11.19 Authorization of Sub-Plans (including for Grants to non-U.S. Employees and Independent Contractors). The Board or the Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board or the Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s or the Committee’s discretion under the Plan as the Board or the Committee deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board or the Committee shall deem necessary or desirable. All supplements adopted by the Board or the Committee shall be deemed to be part of the Plan, but each supplement shall apply only to Holders within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Holders in any jurisdiction which is not the subject of such supplement.

11.20 Clawback Policy. Notwithstanding any other provisions in this Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company in accordance with SEC regulations or other applicable law, as amended or superseded from time to time.

11.21 Stock Ownership Guidelines. Any Award shall be subject to any applicable stock ownership guidelines adopted by the Company, as amended or superseded from time to time.

11.22 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company or its Subsidiary will be liable to any Holder, former Holder, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company or its Subsidiary. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

2022 Proxy Statement     103

DISCOVERY, INC.
230 PARK AVENUE SOUTH
NEW YORK, NY 10003

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DISCA2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D70690-P68542-P69079	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DISCOVERY, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

Vote On Directors			☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
	01)	Paul A. Gould
	02)	Kenneth W. Lowe
	03)	Daniel E. Sanchez

Vote On Proposals							For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2022.						☐	☐	☐
3.	To approve the Warner Bros. Discovery, Inc. Stock Incentive Plan.						☐	☐	☐
4.	By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” proposals 1, 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be
Held on April 8, 2022:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D70691-P68542-P69079

DISCOVERY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2022 ANNUAL MEETING OF STOCKHOLDERS

APRIL 8, 2022

The stockholder(s) hereby appoint(s) Savalle C. Sims and Tara L. Smith, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Common Stock and Series B Common Stock of Discovery, Inc. that the stockholder(s) is/are entitled to vote at the 2022 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on April 8, 2022, held virtually at www.virtualshareholdermeeting.com/DISCA2022, and any adjournment or postponement thereof. Instructions on how to access the Annual Meeting are available on our Investor Relations website (http://ir.corporate.discovery.com), by contacting us at investor_relations@discovery.com or at 1-877-324-5850.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DISCOVERY, INC.
230 PARK AVENUE SOUTH
NEW YORK, NY 10003

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DISCA2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D70692-P69079	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DISCOVERY, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

Vote On Directors			☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
	01)	Robert J. Miron
	02)	Steven A. Miron
	03)	Susan M. Swain

Vote On Proposals							For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2022.						☐	☐	☐
3.	To approve the Warner Bros. Discovery, Inc. Stock Incentive Plan.						☐	☐	☐
4.	By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” proposals 1, 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be
Held on April 8, 2022:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D70693-P69079

DISCOVERY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2022 ANNUAL MEETING OF STOCKHOLDERS

APRIL 8, 2022

The stockholder(s) hereby appoint(s) Savalle C. Sims and Tara L. Smith, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A-1 Preferred Stock of Discovery, Inc. that the stockholder(s) is/are entitled to vote at the 2022 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on April 8, 2022, held virtually at www.virtualshareholdermeeting.com/DISCA2022, and any adjournment or postponement thereof. Instructions on how to access the Annual Meeting are available on our Investor Relations website (http://ir.corporate.discovery.com), by contacting us at investor_relations@discovery.com or at 1-877-324-5850.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE